FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-04

MSBAM 2016-C30

Free Writing Prospectus

Structural and Collateral Term Sheet

$889,168,449

(Approximate Total Mortgage Pool Balance)

$785,802,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association
Starwood Mortgage Funding III LLC
CIBC Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-C30

September 14, 2016

MORGAN STANLEY Co-Lead Bookrunning Manager		BofA Merrill Lynch Co-Lead Bookrunning Manager

CIBC World Markets	Citigroup Co-Managers	Drexel Hamilton

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$34,300,000	30.000%	(7)	2.86	1 – 58	17.6%	39.8%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	$4,400,000	30.000%	(7)	4.79	58 – 58	17.6%	39.8%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$47,200,000	30.000%	(7)	7.03	58 – 109	17.6%	39.8%
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	$13,000,000	30.000%	(7)	6.92	82 – 84	17.6%	39.8%
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	$230,000,000	30.000%	(7)	9.61	109 – 119	17.6%	39.8%
Class A-5	AAAsf/AAA(sf)/Aaa(sf)	$293,517,000	30.000%	(7)	9.88	119 – 119	17.6%	39.8%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$622,417,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$163,385,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$80,026,000	21.000%	(7)	9.93	119 – 120	15.6%	45.0%
Class B	AA-sf/AA(sf)/NR	$42,235,000	16.250%	(7)	9.96	120 – 120	14.7%	47.7%
Class C	A-sf/A(sf)/NR	$41,124,000	11.625%	(7)	9.96	120 – 120	13.9%	50.3%

Privately Offered Certificates(10)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/BBB(sf)/NR	$38,901,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/BB(sf)/NR	$24,452,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-F	NR/B-(sf)/NR	$10,004,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$30,009,448(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	BBB-sf/BBB(sf)/NR	$38,901,000	7.250%	(7)	9.96	120 – 120	13.3%	52.8%
Class E	BB-sf/BB(sf)/NR	$24,452,000	4.500%	(7)	10.03	120 – 121	12.9%	54.3%
Class F	NR/B-(sf)/NR	$10,004,000	3.375%	(7)	10.04	121 – 121	12.7%	55.0%
Class G	NR/NR/NR	$30,009,448	0.000%	(7)	10.04	121 – 121	12.3%	56.9%

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc.(“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated September 14, 2016 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life and Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the outstanding certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-3

MSBAM 2016-C30	Structural Overview

Issue Characteristics

Offered Certificates:	$785,802,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	CIBC World Markets Corp., Citigroup Global Markets Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, Starwood Mortgage Funding III LLC and CIBC Inc.
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	LNR Securities Holdings, LLC or an affiliate thereof
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2016 (or, in the case of any mortgage loan that has its first due date after September 2016, the date that would have been its due date in September 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of September 19, 2016
Expected Closing Date:	Week of September 26, 2016
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in October 2016.
Rated Final Distribution Date:	The distribution date in September 2049
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	MSBAM 2016-C30<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:
If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date.  Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-G certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage, (b) the related Base Interest Fraction for such class and the applicable principal prepayment and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Subordinate Distribution Amount”) will be distributed to the holders of the Class X certificates as follows:  (1) first, to the Class X-E and Class X-F certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Subordinate Distribution Amount for the applicable distribution date, and (2) second, to the Class X-G certificates, in an amount equal to the portion of the Class X YM Subordinate Distribution Amount remaining after the distributions to the holders of the Class X-E and Class X-F certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: Briarwood Mall, Coconut Point, Flagler Corporate Center, Columbia Center and West LA Office – 1950 Sawtelle Boulevard. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of the Coconut Point whole loan and the Columbia Center whole loan, (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of such control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, each servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction:  Vertex Pharmaceuticals HQ, Coconut Point (after the securitization of the Coconut Point control note), Easton Town Center, Columbia Center (after the securitization of the Columbia Center control note), Simon Premium Outlets, The Shops at Crystals and International Square.  With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.”  Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance  with the related intercreditor agreement.  Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

 The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC or an affiliate thereof.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

Event or Consultation Termination Event, as applicable, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB Modified Loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y) held with respect to the mortgage loan.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event or Consultation Termination Event and the allocation of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance.  Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans and for all Cumulative Appraisal Reduction Amounts on serviced mortgage loans), will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If the highest offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party, and the trustee will be entitled to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to a serviced whole loan or REO property related to a serviced whole loan, the holder(s) of the related companion loan(s), as a collective whole as if such Certificateholders and, if applicable, the related companion holder(s) constituted a single lender (taking into account the subordinate nature of any subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2016-C30 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced at by the Directing Certificateholder for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Structural Overview

such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, which such vote must occur within 180 days of the posting of such notice.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 75% of the aggregate voting rights (other than with respect to the termination of the asset representations reviewer, taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced pari passu whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSBAM 2016-C30 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:

Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:

If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan.  Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer.  Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-11

MSBAM 2016-C30	Structural Overview

interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on an annual meeting with the special servicer and any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan or servicing shift whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-F, Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently a majority of the certificateholders casting a vote authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-12

MSBAM 2016-C30	Structural Overview

mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:

The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-13

MSBAM 2016-C30	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	11	15	$298,970,000	33.6%
Bank of America, National Association	15	19	$249,964,895	28.1%
Starwood Mortgage Funding III LLC	10	12	$233,406,658	26.2%
CIBC Inc.	13	13	$106,826,896	12.0%
Total:	49	59	$889,168,449	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$889,168,449
Number of Mortgage Loans:	49
Average Cut-off Date Balance per Mortgage Loan:	$18,146,295
Number of Mortgaged Properties:	59
Average Cut-off Date Balance per Mortgaged Property:	$15,070,652
Weighted Average Mortgage Rate:	4.157%
% of Pool Secured by 5 Largest Mortgage Loans:	37.9%
% of Pool Secured by 10 Largest Mortgage Loans:	56.5%
% of Pool Secured by ARD Loans(2):	8.7%
Weighted Average Original Term to Maturity (months)(2):	119
Weighted Average Remaining Term to Maturity (months)(2):	117
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	11.2%
% of Pool Secured by Refinance Loans:	77.1%
% of Pool Secured by Acquisition Loans:	19.5%
% of Pool Secured by Recapitalization Loans:	3.4%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	48.5%
% of Pool with Subordinate Mortgage Debt:	12.9%
% of Pool with Mezzanine Debt:	8.7%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	2.69x
Weighted Average UW NOI Debt Yield:	12.3%
Weighted Average UW NCF DSCR:	2.53x
Weighted Average UW NCF Debt Yield:	11.4%
Weighted Average Cut-off Date LTV Ratio(4):	56.9%
Weighted Average Maturity Date LTV Ratio(2)(4):	50.5%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-14

MSBAM 2016-C30	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	356
Weighted Average Remaining Amortization Term (months):	355
% of Pool Interest Only through Maturity(2):	36.6%
% of Pool Interest Only followed by Amortizing Balloon:	33.5%
% of Pool Amortizing Balloon:	30.0%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	57.2%
% of Pool with Springing Lockboxes:	30.1%
% of Pool with Soft Lockboxes:	12.1%
% of Pool with No Lockboxes:	0.5%

Reserves

% of Pool Requiring Tax Reserves:	60.2%
% of Pool Requiring Insurance Reserves:	42.5%
% of Pool Requiring Replacement Reserves:	59.5%
% of Pool Requiring TI/LC Reserves(5):	46.6%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	67.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	10.6%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, then followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.7%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.4%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.3%
% of Pool with the greater of a prepayment premium and yield maintenance until open period:	0.2%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to September 2016.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, other (leased fee and net lease) and self-storage properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-15

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Vertex Pharmaceuticals HQ(1)	Boston	MA	Office	$77,500,000	8.7%	1,133,723	$374.87	6.28x	17.9%	35.5%	35.5%
2	MSMCH	Easton Town Center(1)	Columbus	OH	Retail	$75,000,000	8.4%	1,303,073	$259.00	4.02x	15.4%	28.5%	28.5%
3	BANA	Briarwood Mall(1)	Ann Arbor	MI	Retail	$70,000,000	7.9%	369,916	$446.05	3.34x	11.7%	49.1%	49.1%
4	MSMCH	Coconut Point(1)	Estero	FL	Retail	$60,000,000	6.7%	836,531	$227.13	1.39x	8.8%	67.1%	56.6%
5	SMF III	Bellevue Park Corporate Center	Wilmington	DE	Office	$54,375,000	6.1%	305,398	$178.05	1.62x	10.4%	64.7%	59.1%
6	SMF III	Flagler Corporate Center(1)	Miami	FL	Office	$41,952,330	4.7%	634,818	$121.16	1.55x	10.6%	63.6%	51.9%
7	SMF III	Hilton Cocoa Beach	Cocoa Beach	FL	Hospitality	$37,876,950	4.3%	295	$128,396.44	2.18x	16.1%	66.5%	55.2%
8	BANA	Clemson Lofts Apartments	Clemson	SC	Multifamily	$30,000,000	3.4%	232	$129,310.34	1.45x	8.6%	69.8%	60.6%
9	SMF III	Columbia Center(1)	Troy	MI	Office	$27,966,628	3.1%	537,653	$121.68	1.53x	10.2%	68.5%	55.6%
10	MSMCH	Hamister Hospitality Portfolio	Hazleton	PA	Hospitality	$27,720,000	3.1%	314	$88,280.25	1.68x	11.5%	70.0%	56.9%
		Total/Wtd. Avg.				$502,390,908	56.5%			2.93x	12.7%	53.7%	48.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-16

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Vertex Pharmaceuticals HQ	$77,500,000	$347,500,000	$425,000,000	WFCM 2016-BNK1	Wells Fargo	Rialto	WFCM 2016-BNK1	6.28x	17.9%	35.5%
2	MSMCH	Easton Town Center	$75,000,000	$262,500,000	$337,500,000	BBCMS 2016 2016-ETC	Wells Fargo	Aegon	BBCMS 2016 2016-ETC	4.02x	15.4%	28.5%
3	BANA	Briarwood Mall	$70,000,000	$95,000,000	$165,000,000	MSBAM 2016-C30	Wells Fargo	LNR	MSBAM 2016-C30	3.34x	11.7%	49.1%
4	MSMCH	Coconut Point	$60,000,000	$130,000,000	$190,000,000	MSBAM 2016-C30(2)	Wells Fargo(2)	LNR(2)	(2)	1.39x	8.8%	67.1%
6	SMF III	Flagler Corporate Center	$41,952,330	$34,960,275	$76,912,605	MSBAM 2016-C30	Wells Fargo	LNR	MSBAM 2016-C30	1.55x	10.6%	63.6%
9	SMF III	Columbia Center	$27,966,628	$37,455,306	$65,421,934	MSBAM 2016-C30(2)	Wells Fargo(2)	LNR(2)	(2)	1.53x	10.2%	68.5%
12	BANA	Simon Premium Outlets	$24,900,559	$79,681,789	$104,582,348	WFCM 2016-BNK1	Wells Fargo	Rialto	WFCM 2016-BNK1	2.55x	16.3%	46.8%
13	BANA	The Shops at Crystals	$20,000,000	$362,700,000	$382,700,000	SHOPS 2016-CSTL	KeyBank	Aegon	SHOPS 2016-CSTL	3.28x	12.9%	34.8%
14	BANA	International Square	$20,000,000	$226,700,000	$246,700,000	BAMLL 2016-ISQR	Wells Fargo	Aegon	BAMLL 2016-ISQR	4.31x	17.4%	32.6%
21	SMF III	West LA Office – 1950 Sawtelle Boulevard	$14,000,000	$22,500,000	$36,500,000	MSBAM 2016-C30	Wells Fargo	LNR	MSBAM 2016-C30	1.18x	8.0%	67.2%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to each of the Coconut Point and Columbia Center whole loans, the holder of the related control note (with respect to the Coconut Point whole loan, Morgan Stanley Bank, N.A., and with respect to the Columbia Center whole loan, SMF III) will be the controlling noteholder. No such control note is included in this securitization. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSBAM 2016-C30 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of a related control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-17

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
2	MSMCH	Easton Town Center	$75,000,000	$259.00	$362,500,000	4.02x	15.4%	28.5%	1.94x	7.4%	59.0%
13	BANA	The Shops at Crystals	$20,000,000	$1,458.87	$167,300,000	3.28x	12.9%	34.8%	2.28x	9.0%	50.0%
14	BANA	International Square	$20,000,000	$212.91	$203,300,000	4.31x	17.4%	32.6%	2.36x	9.5%	59.4%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and the related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
1	MSMCH	Vertex Pharmaceuticals HQ	$77,500,000	$374.87	$195,000,000	6.28x	17.9%	35.5%	3.42x	12.3%	51.8%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	MSMCH	Easton Town Center	Columbus	OH	Retail	$75,000,000	8.4%	1,303,073	$259.00	4.02x	15.4%	28.5%	28.5%	BSMS 2007-T28
4	MSMCH	Coconut Point	Estero	FL	Retail	$60,000,000	6.7%	836,531	$227.13	1.39x	8.8%	67.1%	56.6%	JPMCC 2007-LDPX
9	SMF III	Columbia Center	Troy	MI	Office	$27,966,628	3.1%	537,653	$121.68	1.53x	10.2%	68.5%	55.6%	JPMCC 2010-C1
11	BANA	Club Quarters – Washington, D.C.	Washington	DC	Hospitality	$26,591,122	3.0%	161	$165,162.25	2.24x	14.5%	49.2%	39.5%	LBUBS 2006-C1
12	BANA	Simon Premium Outlets	Various	Various	Retail	$24,900,559	2.8%	782,765	$133.61	2.55x	16.3%	46.8%	37.6%	JPMCC 2006-CB16
14	BANA	International Square	Washington	DC	Office	$20,000,000	2.2%	1,158,732	$212.91	4.31x	17.4%	32.6%	32.6%	LBUBS 2007-C1
15	SMF III	Village at Main Street	Wilsonville	OR	Retail	$19,800,000	2.2%	82,899	$238.84	1.20x	8.3%	75.0%	65.1%	GECMC 2005-C3
17	SMF III	Ryan Plaza	San Diego	CA	Office	$17,500,000	2.0%	34,601	$505.77	1.28x	8.5%	72.9%	63.3%	CSMC 2006-C1
22	CIBC	Residence Inn Greensboro Airport	Greensboro	NC	Hospitality	$13,955,202	1.6%	116	$120,303.46	1.72x	13.0%	64.3%	48.1%	JPMCC 2012-CBX
25	MSMCH	Scottsdale Design District	Scottsdale	AZ	Retail	$10,000,000	1.1%	109,652	$91.20	2.95x	13.8%	52.4%	52.4%	MSBAM 2013-C10
26	BANA	Sierra Crest Center	Santa Clarita	CA	Mixed Use	$8,300,000	0.9%	67,914	$122.21	1.55x	11.3%	64.8%	47.6%	MLCFC 2007-7
27	CIBC	Hilton Garden Inn – Newport News	Newport News	VA	Hospitality	$8,181,595	0.9%	122	$67,062.26	1.38x	13.2%	65.5%	47.9%	CD 2006-CD2
28	BANA	Trexlertown Marketplace	Lower Macungie Township	PA	Retail	$7,696,714	0.9%	36,329	$211.86	1.35x	8.9%	75.5%	62.4%	JPMCC 2007-CB19
30	MSMCH	Palm Ridge Plaza	The Villages	FL	Retail	$7,150,000	0.8%	29,300	$244.03	1.65x	10.0%	68.3%	62.0%	BSCMS 2007-PW15
31	CIBC	Drake Crossing Shopping Center	Fort Collins	CO	Retail	$7,000,000	0.8%	56,214	$124.52	1.35x	8.8%	64.2%	51.8%	BACM 2006-6
33	BANA	StorQuest – Glendale, AZ	Glendale	AZ	Self Storage	$6,800,000	0.8%	77,490	$87.75	2.10x	9.3%	63.4%	63.4%	MLCFC 2006-4
34	CIBC	Canton Landings	Canton	MI	Mixed Use	$6,700,000	0.8%	59,213	$113.15	1.80x	11.7%	72.0%	61.7%	MSC 2006-IQ12
36	MSMCH	Galleria West Shopping Center	Brookfield	WI	Retail	$6,250,000	0.7%	63,911	$97.79	1.74x	10.8%	67.4%	58.4%	JPMCC 2006-CB17
39	BANA	StorQuest – West LA, CA	Los Angeles	CA	Self Storage	$4,900,000	0.6%	19,094	$256.63	1.60x	9.4%	62.6%	57.0%	MLCFC 2006-4
43	CIBC	West Plaza Shopping Center	Mexico	MO	Retail	$3,933,604	0.4%	119,219	$32.99	2.24x	16.3%	54.8%	45.7%	JPMCC 2006-LDP7
45	BANA	Dearborn Business Park	Columbus	OH	Industrial	$3,530,000	0.4%	118,350	$29.83	1.85x	14.1%	64.2%	56.4%	COMM 2012-CCRE3
47	BANA	Tuller Ridge Business Park	Dublin	OH	Industrial	$3,285,000	0.4%	72,595	$45.25	1.76x	13.3%	66.4%	61.2%	COMM 2012-CCRE3
48	MSMCH	Bayberry Crossing Shopping Center	Lee’s Summit	MO	Retail	$2,800,000	0.3%	54,547	$51.33	2.44x	16.6%	50.0%	40.2%	LBUBS 2006-C6
		Total				$372,240,424	41.9%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($4,400,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
40	CIBC	Maple Leaf Plaza	OH	Retail	$4,650,000	0.5%	$4,385,295	99.7%	148,940	$31.22	1.66x	11.4%	68.9%	65.0%	10	58
		Total/Wtd. Avg.			$4,650,000	0.5%	$4,385,295	99.7%			1.66x	11.4%	68.9%	65.0%	10	58

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-3 ($13,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
25	MSMCH	Scottsdale Design District	AZ	Retail	$10,000,000	1.1%	$10,000,000	76.9%	109,652	$91.20	2.95x	13.8%	52.4%	52.4%	84	84
47	BANA	Tuller Ridge Business Park	OH	Industrial	$3,285,000	0.4%	$3,030,647	23.3%	72,595	$45.25	1.76x	13.3%	66.4%	61.2%	22	82
		Total/Wtd. Avg.			$13,285,000	1.5%	$13,030,647	100.2%			2.65x	13.7%	55.8%	54.5%	69	84

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	23	$366,302,960	41.2%	4.019%	2.55x	11.9%	53.0%	47.8%
Super Regional Mall	2	$145,000,000	16.3%	3.460%	3.69x	13.6%	38.4%	38.4%
Anchored	8	$121,026,651	13.6%	4.290%	1.75x	10.1%	62.8%	54.3%
Unanchored	7	$51,225,750	5.8%	4.813%	1.42x	9.6%	70.4%	60.7%
Outlet Center	3	$24,900,559	2.8%	4.168%	2.55x	16.3%	46.8%	37.6%
Shadow Anchored	2	$14,150,000	1.6%	4.158%	1.50x	9.4%	66.3%	57.0%
Specialty	1	$10,000,000	1.1%	4.210%	2.95x	13.8%	52.4%	52.4%
Office	12	$286,902,403	32.3%	4.027%	3.05x	12.8%	54.9%	49.5%
Suburban	10	$189,402,403	21.3%	4.573%	1.59x	10.2%	65.2%	57.0%
CBD	2	$97,500,000	11.0%	2.966%	5.88x	17.8%	34.9%	34.9%
Hospitality	8	$124,574,870	14.0%	4.735%	2.03x	14.0%	63.0%	51.6%
Full Service	2	$64,468,073	7.3%	4.757%	2.20x	15.4%	59.4%	48.7%
Select Service	4	$36,491,595	4.1%	4.708%	1.94x	12.6%	67.0%	56.6%
Limited Service	1	$13,955,202	1.6%	4.800%	1.72x	13.0%	64.3%	48.1%
Extended Stay	1	$9,660,000	1.1%	4.600%	1.68x	11.5%	70.0%	56.9%
Multifamily	4	$53,710,716	6.0%	4.227%	1.45x	8.8%	71.8%	62.0%
Student Housing	2	$33,625,000	3.8%	4.165%	1.44x	8.6%	69.9%	60.8%
Garden	2	$20,085,716	2.3%	4.332%	1.45x	9.1%	74.9%	63.9%
Industrial	5	$25,815,000	2.9%	4.396%	2.07x	12.2%	63.2%	61.5%
Mixed Use	3	$19,000,000	2.1%	4.280%	2.16x	11.6%	62.5%	62.5%
Flex	2	$6,815,000	0.8%	4.720%	1.81x	13.7%	65.3%	58.7%
Self Storage	5	$16,862,500	1.9%	4.235%	1.92x	10.2%	64.3%	59.6%
Self Storage	5	$16,862,500	1.9%	4.235%	1.92x	10.2%	64.3%	59.6%
Mixed Use	2	$15,000,000	1.7%	4.463%	1.66x	11.5%	68.0%	53.9%
Retail/Office	1	$8,300,000	0.9%	4.434%	1.55x	11.3%	64.8%	47.6%
Office/Retail	1	$6,700,000	0.8%	4.500%	1.80x	11.7%	72.0%	61.7%
Total/Wtd. Avg.	59	$889,168,449	100.0%	4.157%	2.53x	12.3%	56.9%	50.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

MSBAM 2016-C30	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Florida	7	$171,564,996	19.3%	4.551%	1.63x	11.1%	66.6%	55.9%
Michigan	5	$104,666,628	11.8%	3.692%	2.76x	11.3%	55.7%	51.6%
Ohio	5	$91,925,000	10.3%	3.842%	3.58x	14.8%	36.0%	34.7%
Massachusetts	2	$90,306,002	10.2%	2.992%	5.75x	17.7%	37.1%	35.8%
California	5	$61,447,250	6.9%	4.597%	1.68x	9.7%	67.5%	60.6%
California – Southern(2)	5	$61,447,250	6.9%	4.597%	1.68x	9.7%	67.5%	60.6%
Delaware	1	$54,375,000	6.1%	4.273%	1.62x	10.4%	64.7%	59.1%
District of Columbia	2	$46,591,122	5.2%	3.951%	3.13x	15.7%	42.1%	36.5%
South Carolina	5	$42,632,668	4.8%	4.131%	1.71x	10.4%	65.4%	56.1%
Pennsylvania	4	$35,416,714	4.0%	4.665%	1.61x	10.9%	71.2%	58.1%
Virginia	3	$25,042,790	2.8%	5.157%	1.39x	11.5%	59.2%	47.4%
Nevada	1	$20,000,000	2.2%	3.744%	3.28x	12.9%	34.8%	34.8%
Oregon	1	$19,800,000	2.2%	5.050%	1.20x	8.3%	75.0%	65.1%
Tennessee	3	$19,000,000	2.1%	4.280%	2.16x	11.6%	62.5%	62.5%
Arizona	2	$16,800,000	1.9%	4.238%	2.61x	12.0%	56.9%	56.9%
Georgia	2	$14,874,390	1.7%	4.280%	2.75x	14.9%	57.9%	55.0%
North Carolina	1	$13,955,202	1.6%	4.800%	1.72x	13.0%	64.3%	48.1%
Texas	1	$13,800,000	1.6%	4.150%	1.42x	8.6%	75.0%	65.2%
New York	2	$7,911,333	0.9%	4.987%	1.36x	9.1%	71.9%	61.5%
Washington	1	$7,500,000	0.8%	4.800%	1.35x	8.9%	71.8%	61.9%
Colorado	1	$7,000,000	0.8%	4.370%	1.35x	8.8%	64.2%	51.8%
Indiana	1	$6,975,750	0.8%	4.780%	1.51x	10.2%	69.8%	58.6%
Missouri	2	$6,733,604	0.8%	4.852%	2.32x	16.4%	52.8%	43.4%
Wisconsin	1	$6,250,000	0.7%	4.000%	1.74x	10.8%	67.4%	58.4%
Illinois	1	$4,600,000	0.5%	5.180%	1.30x	9.0%	72.6%	61.7%
Total/Wtd. Avg.	59	$889,168,449	100.0%	4.157%	2.53x	12.3%	56.9%	50.5%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

MSBAM 2016-C30	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,051,749 - 5,000,000	11	40,961,686	4.6
5,000,001 - 10,000,000	14	99,462,275	11.2
10,000,001 - 15,000,000	6	81,814,648	9.2
15,000,001 - 20,000,000	6	113,047,250	12.7
20,000,001 - 25,000,000	1	24,900,559	2.8
25,000,001 - 50,000,000	6	192,107,031	21.6
50,000,001 - 77,500,000	5	336,875,000	37.9
Total:	49	889,168,449	100.0%
Min: $2,051,749	Max: $77,500,000		Avg: $18,146,295

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Florida	7	171,564,996	19.3
Michigan	5	104,666,628	11.8
Ohio	5	91,925,000	10.3
Massachusetts	2	90,306,002	10.2
California	5	61,447,250	6.9
California – Southern(2)	5	61,447,250	6.9
Delaware	1	54,375,000	6.1
District of Columbia	2	46,591,122	5.2
South Carolina	5	42,632,668	4.8
Pennsylvania	4	35,416,714	4.0
Virginia	3	25,042,790	2.8
Nevada	1	20,000,000	2.2
Oregon	1	19,800,000	2.2
Tennessee	3	19,000,000	2.1
Arizona	2	16,800,000	1.9
Georgia	2	14,874,390	1.7
North Carolina	1	13,955,202	1.6
Texas	1	13,800,000	1.6
New York	2	7,911,333	0.9
Washington	1	7,500,000	0.8
Colorado	1	7,000,000	0.8
Indiana	1	6,975,750	0.8
Missouri	2	6,733,604	0.8
Wisconsin	1	6,250,000	0.7
Illinois	1	4,600,000	0.5
Total:	59	$889,168,449	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	23	366,302,960	41.2
Super Regional Mall	2	145,000,000	16.3
Anchored	8	121,026,651	13.6
Unanchored	7	51,225,750	5.8
Outlet Center	3	24,900,559	2.8
Shadow Anchored	2	14,150,000	1.6
Specialty	1	10,000,000	1.1
Office	12	286,902,403	32.3
Suburban	10	189,402,403	21.3
CBD	2	97,500,000	11.0
Hospitality	8	124,574,870	14.0
Full Service	2	64,468,073	7.3
Select Service	4	36,491,595	4.1
Limited Service	1	13,955,202	1.6
Extended Stay	1	9,660,000	1.1
Multifamily	4	53,710,716	6.0
Student Housing	2	33,625,000	3.8
Garden	2	20,085,716	2.3
Industrial	5	25,815,000	2.9
Mixed Use	3	19,000,000	2.1
Flex	2	6,815,000	0.8
Self Storage	5	16,862,500	1.9
Self Storage	5	16,862,500	1.9
Mixed Use	2	15,000,000	1.7
Retail/Office	1	8,300,000	0.9
Office/Retail	1	6,700,000	0.8
Total	59	$889,168,449	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2.7982 - 4.5000	25	611,193,060	68.7
4.5001 - 5.0000	13	146,095,157	16.4
5.0001 - 5.4200	11	131,880,232	14.8
Total:	49	$889,168,449	100.0%
Min: 2.7982%	Max: 5.4200%	Wtd Avg: 4.1571%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	6,701,749	0.8
84	2	13,285,000	1.5
120	45	869,181,699	97.8
Total:	49	$889,168,449	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 119 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
50 - 84	4	19,986,749	2.2
100 - 120	45	869,181,699	97.8
Total:	49	$889,168,449	100.0%
Min: 50 mos.	Max: 120 mos.	Wtd Avg: 117 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	10	325,297,250	36.6
240	1	2,051,749	0.2
276	1	8,181,595	0.9
300	2	22,255,202	2.5
360	35	531,382,652	59.8
Total:	49	$889,168,449	100.0%
Min: 240 mos.	Max: 360 mos.	Wtd Avg: 356 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	10	325,297,250	36.6
230 - 270	2	10,233,345	1.2
280 - 300	2	22,255,202	2.5
301 - 360	35	531,382,652	59.8
Total:	49	$889,168,449	100.0%
Min: 230 mos.	Max: 360 mos.	Wtd Avg: 355 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	11	298,970,000	33.6
Bank of America, National Association	15	249,964,895	28.1
Starwood Mortgage Funding III LLC	10	233,406,658	26.2
CIBC Inc.	13	106,826,896	12.0
Total:	49	$889,168,449	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	10	325,297,250	36.6
Partial Interest Only	22	297,563,250	33.5
Amortizing Balloon	17	266,307,949	30.0
Total:	49	$889,168,449	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
28.5 - 40.0	4	192,500,000	21.6
40.1 - 50.0	4	124,291,681	14.0
50.1 - 60.0	4	30,794,799	3.5
60.1 - 65.0	12	190,109,782	21.4
65.1 - 70.0	13	239,218,424	26.9
70.1 - 75.5	12	112,253,763	12.6
Total:	49	$889,168,449	100.0%
Min: 28.5%	Max: 75.5%	Wtd Avg: 56.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
28.5 - 40.0	6	243,991,681	27.4
40.1 - 50.0	8	124,031,596	13.9
50.1 - 55.0	3	58,952,330	6.6
55.1 - 60.0	11	238,056,828	26.8
60.1 - 65.0	19	190,536,013	21.4
65.1 - 65.2	2	33,600,000	3.8
Total:	49	$889,168,449	100.0%
Min: 28.5%	Max: 65.2%	Wtd Avg: 50.5%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.18 - 1.30	5	57,951,749	6.5
1.31 - 1.40	7	98,289,642	11.1
1.41 - 1.50	6	82,369,446	9.3
1.51 - 1.60	6	96,380,424	10.8
1.61 - 1.80	8	124,085,202	14.0
1.81 - 2.00	2	8,692,500	1.0
2.01 - 2.25	5	94,201,677	10.6
2.26 - 2.50	1	2,800,000	0.3
2.51 - 3.00	4	61,897,809	7.0
3.01 - 6.28	5	262,500,000	29.5
Total:	49	$889,168,449	100.0%
Min: 1.18x	Max: 6.28x	Wtd Avg: 2.53x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.0 - 8.0	1	14,000,000	1.6
8.1 - 9.0	10	171,521,714	19.3
9.1 - 9.5	3	15,986,333	1.8
9.6 - 10.0	2	10,450,000	1.2
10.1 - 11.0	9	179,074,870	20.1
11.1 - 12.0	7	153,117,250	17.2
12.1 - 14.0	6	60,584,297	6.8
14.1 - 16.0	5	117,422,872	13.2
16.1 - 17.9	6	167,011,113	18.8
Total:	49	$889,168,449	100.0%
Min: 8.0%	Max: 17.9%	Wtd Avg: 12.3%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

MSBAM 2016-C30	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	September 2016	September 2017	September 2018	September 2019	September 2020
Locked Out/Defeasance	91.3%	91.3%	67.7%	67.6%	67.5%
Yield Maintenance Total	8.7%	8.7%	32.3%	32.4%	32.3%
Open	0.0%	0.0%	0.0%	0.0%	0.2%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$889,168,449	$884,872,960	$879,730,193	$872,619,447	$864,111,818
% Initial Pool Balance	100.0%	99.5%	98.9%	98.1%	97.2%

Prepayment Restrictions	September 2021	September 2022	September 2023	September 2024	September 2025
Locked Out/Defeasance	66.2%	66.0%	66.5%	66.3%	60.5%
Yield Maintenance Total	32.6%	32.8%	33.5%	33.7%	32.3%
Open	1.2%	1.2%	0.0%	0.0%	7.3%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$848,928,504	$838,484,713	$814,533,254	$803,207,796	$791,285,442
% Initial Pool Balance	95.5%	94.3%	91.6%	90.3%	89.0%

Prepayment Restrictions	September 2026
Locked Out/Defeasance	0.0%
Yield Maintenance Total	0.0%
Open	100.0%
TOTAL	100.0%
Pool Balance Outstanding	$60,846,023
% Initial Pool Balance	6.8%

(1)	The analysis is based on Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and a 0% CPR as discussed in the Preliminary Prospectus.

(2)	See description of Yield Maintenance under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM2, YM1, YM0.5, DEF/YM0.5 and DEF/YM1 on Annex A-1 to the Preliminary Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

Vertex Pharmaceuticals HQ
11 Fan Pier Boulevard & 50 Northern Avenue
Boston, MA 02210
Boston Harbor
BOSTON
North End
Financial District
Chinatown
Seaport District
Fort Point
South Boston
East Boston
Logan International Airport
Charles River
Cambridge 3 miles
Charlestown Bridge
Zakim Bridge
North Station
South Station
Haymarket
Gov't. Center
State
Aquarium
Maverick
Sumner Tunnel
Callahan Tunnel
Ted Williams Tunnel
Ft. Point Channel Tunnel
Fort Point Channel
Reserved Channel
Blue Line
Green Line
Orange Line
Red Line
Silver Line
MBTA
Mass. Tpke.
Seaport Blvd
Northern Ave
Summer St
Congress St
Atlantic Ave
Federal Court House
The Institute of Contemporary Art
Seaport World Trade Center
Boston Fish Pier
Boston Convention and Exhibition Center
Independence Wharf
Long Wharf
Rowes Wharf
Liberty Wharf
Piers Park
Medal of Honor Park
Gillette Headquarters
Marine Industrial Park
Cruiseport Boston
Boston Design Ctr.
Atlantic Ocean
CAMBRIDGE
BOSTON
Quincy
Somerville
Medford
Malden
Revere
Newton
Brookline
Waltham
Lynn
Weymouth

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

Mortgage Loan No. 1 – Vertex Pharmaceuticals HQ

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$77,500,000			Location:	Boston, MA 02210
Cut-off Date Balance(1):	$77,500,000			General Property Type:	Office
% of Initial Pool Balance:	8.7%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Senior Housing Properties Trust			Year Built/Renovated:	2013/N/A
Mortgage Rate(2):	2.79817647%			Size:	1,133,723 SF
Note Date:	7/15/2016			Cut-off Date Balance per SF (1):	$375
First Payment Date:	9/6/2016			Maturity Date or ARD Balance per SF(1):	$375
Anticipated Repayment Date:	8/6/2026			Property Manager:	The RMR Group LLC (borrower-related)
Final Maturity Date:	11/6/2028
Original Term to ARD:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$76,062,408
Seasoning:	1 month			UW NOI Debt Yield(1):	17.9%
Prepayment Provisions(3):	LO (24); YM0.5 (1); DEF/YM0.5 (88); O (7)			UW NOI Debt Yield at Maturity or ARD(1):	17.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	6.28x
Additional Debt Type(4):	Pari Passu/Mezzanine			Most Recent NOI:	$70,924,928 (12/31/2015)
Additional Debt Balance(4):	$347,500,000/$195,000,000			2nd Most Recent NOI:	$43,928,033 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves(5)				Most Recent Occupancy(6):	99.9% (4/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.6% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$1,198,000,000 (6/3/2016)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	35.5%
TI/LC:	$0	$0	N/A	Maturity Date or ARD LTV Ratio(1):	35.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$425,000,000	68.5%	Return of Equity(7)	$616,022,218	99.4%
Mezzanine Loan:	$195,000,000	31.5%	Closing Costs:	$3,977,782	0.6%
Total Sources:	$620,000,000	100.0%	Total Uses:	$620,000,000	100.0%

(1)	The Vertex Pharmaceuticals HQ Mortgage Loan is part of the Vertex Pharmaceuticals HQ Whole Loan, which is comprised of eleven pari passu promissory notes with an aggregate principal balance of $425,000,000. The Cut-off Date Balance per SF, Maturity Date or ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Vertex Pharmaceuticals HQ Whole Loan. The Cut-off Date LTV Ratio, UW NCF DSCR, UW NOI Debt Yield and UW NOI Debt Yield at Maturity or ARD based on the combined Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan (as defined below) with an aggregate principal balance of $620,000,000, are 51.8%, 3.42x, 12.3% and 12.3%, respectively (based on, to the extent applicable, the initial interest rates under the Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan).

(2)	The Vertex Pharmaceuticals HQ Whole Loan has an anticipated repayment date of August 6, 2026 (the “ARD”) and a stated maturity date of November 6, 2028. In the event that the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 2.79817647% (the “Initial Interest Rate”) to a rate (the “Adjusted Interest Rate”) equal to the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.530%, multiplied by (B) the difference between (x) the Aggregate Extended Interest Rate (as defined below), minus (y) 3.530%. The Aggregate Extended Interest Rate is equal to the greater of (i) 6.530% or (ii) the sum of (1) the then effective U.S. swap rate for a swap terminating on the then effective maturity date plus (2) five percent (5.000%). After the ARD and provided no event of default has occurred and is continuing under the Vertex Pharmaceuticals HQ Whole Loan documents, all excess cash flow with respect to the Vertex Pharmaceuticals HQ Property is required to be applied to prepay the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan on a pro rata basis. Such excess cash flow is paid after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan at the Adjusted Interest Rate, and (unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan) interest on the Vertex Pharmaceuticals HQ Mezzanine Loan at the Mezzanine Adjusted Interest Rate (as defined below under “Mezzanine Loan and Preferred Equity”). References herein to “maturity” and “maturity date”, unless specified otherwise, refer to the ARD.

(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of September 6, 2016. Prepayment with payment of a prepayment fee equal to the greater of 0.5% or the yield maintenance premium is permitted after August 6, 2018. Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Vertex Pharmaceuticals HQ promissory note to be securitized and (b) January 15, 2020. Open period is based on ARD.

(4)	See “—The Mortgage Loan,” “—Additional Secured Indebtedness (not including trade debt)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Includes 7,300 SF (0.6% of the net rentable area) of vacant space that is master leased by an affiliate of the original developer.

(7)	The sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The sponsor has informed the lender that it expects to use proceeds of the Vertex Pharmaceuticals HQ Whole Loan to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900.0 million available under the sponsor’s unsecured revolving credit facility.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

The Mortgage Loan. The largest mortgage loan (the “Vertex Pharmaceuticals HQ Mortgage Loan”) is part of a whole loan (the “Vertex Pharmaceuticals HQ Whole Loan”) evidenced by eleven pari passu promissory notes in the aggregate original principal amount of $425,000,000, all of which are secured by a first priority fee mortgage encumbering a two-building office complex totaling 1,133,723 SF in Boston, Massachusetts (the “Vertex Pharmaceuticals HQ Property”). Promissory Notes A-2-3, A-3-2 and A-4, in the original aggregate principal amount of $77,500,000, represent the Vertex Pharmaceuticals HQ Mortgage Loan. Promissory Notes A-1, A-2-1, A-2-2, A-3-1, A-5, A-6-1, A-6-2 and A-7, in the aggregate original principal amount of $347,500,000, collectively represent non-serviced companion loans (the “Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans”). The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-1 in the original principal amount of $80,000,000, is currently held by the WFCM 2016-BNK1 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans, represented by Promissory Notes A-2-1 and A-2-2 in the aggregate original principal amount of $70,000,000, are currently held by the MSC 2016-UBS11 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-5 in the original principal amount of $30,000,000, is currently held by the CD 2016-CD1 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-6-1 in the original principal amount of $60,000,000, is currently held by the CGCMT 2016-C2 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans represented by Promissory Notes A-6-2 and A-7 in the aggregate original principal amount of $37,500,000 are expected to be held by Citigroup Global Markets Realty Corp. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. In addition, the Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-3-1 in the original principal amount of $70,000,000 is expected to be held by CCRE or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time.

The Vertex Pharmaceuticals HQ Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2016-BNK1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Vertex Pharmaceuticals HQ Whole Loan has an anticipated repayment date of August 6, 2026 (the “ARD”) and final maturity date of November 6, 2028. Prior to the ARD, Vertex Pharmaceuticals HQ Whole Loan accrues interest at a fixed rate of 2.79817647% (the “Initial Interest Rate”) and requires payments of interest only. In the event the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate (the “Adjusted Interest Rate”) equal to the sum of (1) the Initial Interest Rate, plus (2) the product of (A) the quotient of (x) the Initial Interest Rate divided by (y) 3.530%, multiplied by (B) the difference between (x) the Aggregate Extended Interest Rate (as defined below), minus (y) 3.530%. The Aggregate Extended Interest Rate is equal to the greater of (i) 6.530% or (ii) the sum of (1) the then effective U.S. swap rate for a swap terminating on the then effective maturity date plus (2) five percent (5.000%). All interest, including interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate is required to be paid currently on each monthly payment date through the final maturity date. If the Vertex Pharmaceuticals HQ Whole Loan is not repaid in full on or prior to the ARD, from and after the occurrence of the ARD and provided no event of default under the Vertex Pharmaceuticals HQ Whole Loan has occurred and is continuing, all excess cash flow is required to be applied to repay the principal balance of the Vertex Pharmaceuticals HQ Whole Loan and Vertex Pharmaceuticals HQ Mezzanine Loan on a pro rata basis, based on their respective outstanding principal balances. Such excess cash flow is paid only after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan, including interest at the Adjusted Interest Rate, and (unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan) interest on the Vertex Pharmaceuticals HQ Mezzanine Loan at the Mezzanine Adjusted Interest Rate (as defined below).

The proceeds of the Vertex Pharmaceuticals HQ Whole Loan, along with the Vertex Pharmaceuticals HQ Mezzanine Loan, were used to return equity to the Vertex Pharmaceuticals HQ Borrower (as defined below) and pay closing costs. The sponsor, Senior Housing Properties Trust, acquired the Vertex Pharmaceuticals HQ Property in 2014 for a purchase price of $1,125,420,000 in part by using proceeds from its unsecured revolving credit facility. The sponsor has informed the lender that it expects to use proceeds of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan to repay a portion of the outstanding borrowings under the unsecured revolving credit facility and for general business purposes. Following the repayment, there will be approximately $900.0 million available under the sponsor’s unsecured revolving credit facility.

The Borrower and the Sponsor. The borrower is SNH Seaport LLC (the “Vertex Pharmaceuticals HQ Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the Vertex Pharmaceuticals HQ Borrower is Senior Housing Properties Trust.

Senior Housing Properties Trust is a publicly traded REIT which owns independent living and assisted living communities, continuing care retirement communities, nursing homes, wellness centers and medical office, clinic and biotech laboratory buildings located throughout the United States, with a focus on owning triple net leased properties. As of March 31, 2016, Senior Housing Properties Trust owned 428 properties in 43 states and Washington, D.C.

The Property. The Vertex Pharmaceuticals HQ Property consists of the fee interest in a two-building, 15-story, class A headquarters office complex totaling 1,133,723 SF, located in the master-planned Fan Pier mixed use development in the Seaport District of Boston, Massachusetts. The Fan Pier development is a live-work-play development that features over 3.0 million SF of office, retail, hotel and residential buildings, multiple public parks, restaurants, access to Boston’s HarborWalk and the Institute of Contemporary Art. The Fan Pier development also features the Fan Pier Marina, a professionally managed, six-acre marina with deep-water access, as well as water taxi access to Logan International Airport. The Vertex Pharmaceuticals HQ Property features floor plates of approximately 40,000 SF on the lab floors (floors 2-8) and floor plates of approximately 28,000 SF on the office floors (floors 9-15). The Vertex Pharmaceuticals HQ Property features flexible floor plates that can accommodate full floor or multi-tenant users, laboratory and research space, floor to ceiling glass exteriors and exterior signage. Both buildings that comprise the Vertex Pharmaceuticals HQ Property, 11 Fan Pier Boulevard and 50 Northern Avenue, have achieved LEED Gold certification. The two buildings that comprise the Vertex Pharmaceuticals HQ Property are connected via a skybridge between the 5th and 6th floors. Parking at the Vertex Pharmaceuticals HQ Property is provided by a 3-level, 740-space subterranean parking garage, resulting in a parking ratio of 0.65 spaces per 1,000 SF of net rentable area. As of April 30, 2016, the Vertex Pharmaceuticals HQ Property was 99.9% leased to ten tenants.

The Vertex Pharmaceuticals HQ Property was constructed in 2013 as a built-to-suit headquarters for Vertex Pharmaceuticals Incorporated (“Vertex Pharmaceuticals”), which leases 100.0% of the Vertex Pharmaceuticals HQ Property’s office, lab, storage and mechanical space. The sponsor invested approximately $161.6 million ($149.30 PSF) for Vertex Pharmaceuticals’ initial tenant improvement allowance. In addition, Vertex Pharmaceuticals subsequently invested a reported $75.0 million ($69.29 PSF) to convert the lower floors of the towers to lab space. Vertex Pharmaceuticals’ leases run through December 31, 2028, each with one, ten-year extension option at fair market rent remaining. Vertex Pharmaceuticals is focused on developing and commercializing therapies for the treatment of cystic fibrosis and currently has two marketed medicines to treat cystic fibrosis: ORKAMBI and

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

KALYDECO. ORKAMBI was approved by the United States Food and Drug Administration (“FDA”) in July 2015 and the European Commission in November 2015 for the treatment of patients with cystic fibrosis twelve years of age and older. KALYDECO was approved in 2012 by the FDA and European Commission as a treatment for patients with cystic fibrosis six years of age and older. In addition, Vertex Pharmaceuticals has other development programs in the field of cystic fibrosis, as well as other early- and mid-stage development programs in the areas of oncology, pain and neurology.

The Vertex Pharmaceuticals HQ Property features 49,906 SF of ground floor retail and associated storage space leased to a variety of tenants, including Frank Anthony’s, a gourmet market and specialty grocer, Babbo Pizzeria, an Italian restaurant and pizzeria, b.good, a health-conscious fast-food chain restaurant, Leader Bank, a retail bank branch, Starbucks and Bright Horizons Children’s Center, a daycare center and preschool.

Below is a summary of Vertex Pharmaceuticals’ occupied space at the Vertex Pharmaceuticals HQ Property:

Vertex Pharmaceuticals Leased Space Summary(1)
Building	Office SF	Lab SF	Mechanical SF	Storage SF	Total Vertex Leased SF
50 Northern Avenue	211,685	253,800	87,752	2,868	556,105
11 Fan Pier Boulevard	217,462	222,870	76,984	8,996	526,312
Total	429,147	476,670	164,736	11,864	1,082,417

(1)	Included in Vertex Pharmaceuticals’ net rentable SF is approximately 164,736 SF of mechanical space located on the eighth floor and penthouse areas. According to the appraisal, it is a market standard that lab tenants pay full rent for all mechanical areas. Were the subject converted to a multi-tenant office use in the future, the Vertex Pharmaceuticals HQ Property’s net rentable area would most likely be reduced by the amount of the mechanical areas. Vertex Pharmaceuticals currently pays $62.50 PSF for its office, lab and mechanical space and $25.00 PSF for its storage space.

The following table presents certain information relating to the leases at the Vertex Pharmaceuticals HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)(3)	Lease Expiration
Major Tenant
Vertex Pharmaceuticals	NR/NR/NR	1,082,417	95.5%	$72,588,588	96.6%	$67.06	12/31/2028(4)
Subtotal/Wtd. Avg.		1,082,417	95.5%	$72,588,588	96.6%	$67.06

Other Tenants(5)		49,906	4.4%	$2,567,035	3.4%	$51.44

Vacant Space		1,400	0.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,133,723	100.0%	$75,155,622	100.0%	$66.37

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent and Annual UW Rent PSF for Vertex Pharmaceuticals include $5,382,425 ($4.97 PSF) of underwritten rent steps, which represent the straight line rent increases in the Vertex Pharmaceuticals leases through the loan term. In addition, Annual UW Rent and Annual UW Rent PSF include $227,225 ($4.55 PSF) of underwritten rent steps through May 2017 for Non-Major Tenants.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Vertex Pharmaceuticals has one 10-year lease extension option remaining on each of its two leases at fair market rent, each exercisable with 20 months’ written notice.

(5)	Other Tenants are comprised of first floor retail space tenants, and include 7,300 SF (0.6% of net rentable area) master leased by an affiliate of the original developer of the Vertex Pharmaceuticals HQ Property, which represents approximately 0.7% of Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

The following table presents certain information relating to the lease rollover schedule at the Vertex Pharmaceuticals HQ Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	2	8,793	$62.38	0.8%	0.8%	$548,470	0.7%	0.7%
2025	4	14,047	$50.23	1.2%	2.0%	$705,607	0.9%	1.7%
2026	1	2,746	$55.00	0.2%	2.3%	$151,030	0.2%	1.9%
2027 & Beyond	4	1,106,737	$66.64	97.6%	99.9%	$73,750,515	98.1%	100.0%
Vacant	0	1,400	$0.00	0.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	11	1,133,723	$66.37	100.0%		$75,155,622	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Vertex Pharmaceuticals HQ Property is located in the Seaport District of downtown Boston, Massachusetts overlooking Boston Harbor. The Seaport District has benefitted from infrastructure improvements stemming from the completion of Boston’s decades-long “Big Dig” project that concluded in 2007. The Big Dig project converted Interstate 93 from an elevated highway to an underground tunnel through the Boston central business district, and included the construction of the Ted Williams Tunnel which connects Interstate 90 to Logan International Airport under the Seaport District and Boston Harbor. With the conversion of Interstate 93 to an underground tunnel, access from the Boston central business district over the Fort Point Channel to the Seaport District was improved. The Vertex Pharmaceuticals HQ Property benefits from easy access to mass transit, located a block from the Silver Line Courthouse T Station, an approximately 15 minute walk from South Station, and an approximately 10 minute drive from Logan International Airport. Attractions in the Seaport District include the Boston Convention and Exhibition Center, the Seaport Boston Hotel & World Trade Center, the Institute of Contemporary Art/Boston and the Blue Hills Bank Pavilion Amphitheater.

According to the appraisal, the Vertex Pharmaceuticals HQ Property is located in the Seaport office submarket, which contained 8.7 million SF of office space, and is part of the greater Boston central business district office market, which included 66.6 million SF of office space, as of the first quarter 2016. Recent corporate relocations to the Seaport office submarket include PricewaterhouseCoopers, which executed a 333,000 SF lease for and relocated over 2,500 employees to its recently completed building in Seaport Square; Goodwin Procter LLP, which committed to a large built-to-suit office project totaling 378,000 SF that is anticipated to bring over 800 employees to the submarket; and General Electric, which announced plans to move its corporate headquarters from Connecticut to the Seaport District in Boston and plans to relocate approximately 800 jobs to the area. According to the appraisal, as of the fourth quarter 2015, the Seaport office submarket exhibited a vacancy rate of 6.4% with asking class A rents of $63.47 PSF on a triple net basis, compared to a vacancy rate of 8.4% and asking class A rents of $58.58 PSF on a triple net basis for the central business district office market as a whole.

The following table presents certain information relating to comparable office leases for to the Vertex Pharmaceuticals HQ Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
Subject	2013	1,133,723	99.9%	Vertex Pharmaceuticals	Dec. 2013 / 15.0 Yrs	1,082,417	$62.09	NNN
Pier IV Boston, MA	2018	376,555	NAV	Confidential	July 2018 / 15.5 Yrs	200,000	$50.00	NNN
675 West Kendall Street Cambridge, MA	2004	302,919	100%	Alnylam Pharmaceuticals	May 2018 / 15.0 Yrs	295,000	$67.00	NNN
60 Binney Street Cambridge, MA	2016	530,478	98%	Bluebird Bio	Jan. 2017 / 10.3 Yrs	267,278	$72.50	NNN
320 Bent Street Cambridge, MA	2001	184,405	100%	Momenta Pharmaceuticals	Sept. 2016 / 10.0 Yrs	105,000	$68.00	NNN
100-110 Northern Avenue Boston, MA	2016	516,000	64%	Goodwin Procter	July 2016 / 16.5 Yrs	378,000	$53.00	NNN
125 High Street Boston, MA	1990	980,347	86%	Wells Fargo	Jan. 2016 / 15.0 Yrs	150,816	$37.00	NNN
101 Seaport Boulevard Boston, MA	2015	439,058	92%	PwC	Nov. 2015 / 15.0 Yrs	333,000	$39.00	NNN

Source: Appraisal and underwritten rent roll

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Vertex Pharmaceuticals HQ Property:

Cash Flow Analysis
	2014	2015	UW	UW PSF
Base Rent(2)	$43,822,419	$68,315,712	$75,155,622	$66.29
Total Recoveries(3)	$8,044,479	$15,865,672	$16,894,457	$14.90
Parking Income	$2,194,452	$3,998,740	$3,710,112	$3.27
Less Vacancy & Credit Loss	$0	$0	($2,336,660)	($2.06)
Effective Gross Income	$54,061,350	$88,180,123	$93,423,532	$82.40
Total Operating Expenses	$10,133,318	$17,255,195	$17,361,124	$15.31
Net Operating Income	$43,928,033	$70,924,928	$76,062,408	$67.09
Capital Expenditures	$0	$0	$283,431	$0.25
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$43,928,033	$70,924,928	$75,778,977	$66.84

Occupancy %	100.0%	99.6%	99.9%
NOI DSCR(1)	3.64x	5.88x	6.31x
NCF DSCR(1)	3.64x	5.88x	6.28x
NOI Debt Yield(1)	10.3%	16.7%	17.9%
NCF Debt Yield(1)	10.3%	16.7%	17.8%

(1)	The debt service coverage ratios and debt yields are based on the Vertex Pharmaceuticals HQ Whole Loan and the Initial Interest Rate.

(2)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to Vertex Pharmaceuticals not being in full occupancy of and paying rent for all of its space until the end of 2014. The increase in UW Base Rent over 2015 Base Rent is primarily due to underwritten rent steps of $5,382,425 ($4.97 PSF), which represent the straight line rent increases in the Vertex Pharmaceuticals lease through the loan term, and $227,225 ($4.55 PSF) of underwritten rent steps through May 2017 for non-major tenants. UW Base Rent includes $524,323 (0.7% of total UW Base Rent) of rent attributable to the master lease.

(3)	Total Recoveries include, among other things, reimbursements for real estate taxes. Vertex Pharmaceuticals currently benefits from a tax increment financing program (the “TIF Program”), which expires June 30, 2018. The TIF Program may be revoked or reduced prior to such expiration date if Vertex Pharmaceuticals does not satisfy certain employment expansion obligations. The TIF Program has been estimated to provide a tax savings to Vertex Pharmaceuticals of approximately $9,000,000 from its inception in 2011 to its anticipated expiration date. UW Net Cash Flow assumes full real estate taxes are due and are fully reimbursed by Vertex Pharmaceuticals.

Escrows and Reserves. No upfront reserves were required with respect to the Vertex Pharmaceuticals HQ Whole Loan.

During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the Vertex Pharmaceuticals HQ Whole Loan documents is being provided under acceptable blanket insurance policies and the insurance premiums for such policies have been prepaid for not less than one year in advance (or for policies delivered at loan origination, such shorter period as such policies are in effect).

During the continuance of a Cash Management Sweep Period, all excess cash flow, after payment of interest on the Vertex Pharmaceuticals HQ Whole Loan (including interest at the Adjusted Interest Rate) and, unless there is an event of default under the Vertex Pharmaceuticals HQ Whole Loan, interest on the Vertex Pharmaceuticals HQ Mezzanine Loan (including interest at the Mezzanine Adjusted Interest Rate), required reserve deposits and approved operating expenses, is required to be deposited into and held in a cash trap subaccount (the “Cash Trap Funds”); provided, that during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event (as defined below), all Cash Trap Funds in excess of $75.0 million are required to be released to the borrower. In addition, during a Cash Management Sweep Period resulting solely from the occurrence of a Vertex Lease Event, the borrower may obtain a release of the Cash Trap Funds upon delivery to the lender of either (i) a letter of credit meeting the requirements of the Vertex Pharmaceuticals HQ Whole Loan documents, or (ii) in the event that the guarantor, Senior Housing Properties Trust, possesses a long-term unsecured debt rating of at least “BBB-” by Fitch and S&P and “Baa3” by Moody’s, an additional guaranty, in each case, in an amount equal to the portion of the Cash Trap Funds requested to be released; provided that the right to provide an additional guaranty is conditioned upon the borrower delivering a new non-consolidation opinion and such other legal opinions as may be reasonably requested by lender in connection with the additional guaranty. Following the ARD, provided no event of default is continuing under the Vertex Pharmaceuticals HQ Whole Loan, Cash Trap Funds are required to be applied to prepay the principal of the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (see “Mezzanine Loan and Preferred Equity” section), pro rata, based on their respective outstanding principal balances.

Lockbox and Cash Management. The Vertex Pharmaceuticals HQ Whole Loan is structured with a lender-controlled lockbox, which is already in place. The Vertex Pharmaceuticals HQ Whole Loan documents require the borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Sweep Period, all funds in the lockbox account are distributed to the borrower. During a Cash Management Sweep Period, all funds in the lockbox account are swept to a lender-controlled cash management account and applied as provided in the Vertex Pharmaceuticals HQ Whole Loan documents.

A “Cash Management Sweep Period” means a period:

(a) commencing upon an event of default under the Vertex Pharmaceuticals HQ Whole Loan documents and ending at such time as such event of default has been cured;

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

MSBAM 2016-C30	Vertex Pharmaceuticals HQ

(b) commencing upon an event of default under the Vertex Pharmaceuticals HQ Mezzanine Loan and ending at such time as such event of default has been cured;

(c) commencing upon a Vertex Lease Event and ending at such time as (i) no monetary or material non-monetary defaults or breaches by Vertex Pharmaceuticals exist under the Vertex Pharmaceuticals lease, or (ii) the borrower enters into one or more replacement leases with tenants reasonably approved by the lender, which new leases result in a combined debt yield on the Vertex Pharmaceuticals HQ Whole Loan and the Vertex Pharmaceuticals HQ Mezzanine Loan (the “Vertex Combined Debt Yield”) of at least 10% for two consecutive calendar quarters (a “Vertex Re-Leasing Event”) tested as of the end of each calendar quarter;

(d) commencing when, as of the last day of any calendar quarter from and after a Vertex Re-Leasing Event, the Vertex Combined Debt Yield is less than 8.5%, until such time as the Vertex Combined Debt Yield is at least 8.5% for two consecutive calendar quarters; or

(e) commencing from and after the occurrence of the ARD with respect to the Vertex Pharmaceuticals HQ Whole Loan and ending on the maturity date.

A “Vertex Lease Event” means any monetary or material non-monetary default or breach by Vertex Pharmaceuticals under the lease between the borrower and Vertex Pharmaceuticals (as the same may be amended, modified, supplemented, extended, replaced and/or restated from time to time in accordance with the Vertex Pharmaceuticals HQ Whole Loan documents) beyond any applicable notice and cure periods contained in such lease.

Additional Secured Indebtedness (not including trade debts). The Vertex Pharmaceuticals HQ Property also secures the Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans, with an aggregate Cut-off Date balance of $347,500,000. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-1 in the original principal amount of $80,000,000 is currently held by the WFCM 2016-BNK1 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans represented by Promissory Notes A-2-1 and A-2-2 in the aggregate original principal amount of $70,000,000 are currently held by the MSC 2016-UBS11 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-5 in the original principal amount of $30,000,000 is currently held by the CD 2016-CD1 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-6-1 in the original principal amount of $60,000,000 is currently held by the CGCMT 2016-C2 securitization trust. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans represented by Promissory Notes A-6-2 and A-7 in the aggregate original principal amount of $37,500,000 are expected to be held by Citigroup Global Markets Realty Corp. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. In addition, the Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-3-1 in the original principal amount of $70,000,000 is expected to be held by CCRE or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Vertex Pharmaceuticals HQ Mortgage Loan. The Vertex Pharmaceuticals HQ Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans. The holders of the Vertex Pharmaceuticals HQ Mortgage Loan and the Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Vertex Pharmaceuticals HQ Whole Loan. The Vertex Pharmaceuticals HQ Non-Serviced Pari Passu Companion Loan represented by Promissory Note A-1 represents the controlling interest in the Vertex Pharmaceuticals HQ Whole Loan, and is held by the WFCM 2016-BNK1 securitization trust. The Vertex Pharmaceuticals HQ Whole Loan is being serviced pursuant to the terms of the pooling and servicing agreement for the WFCM 2016-BNK1 securitization trust on the closing date of this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Morgan Stanley Mortgage Capital Holdings LLC and Citigroup Global Markets Realty Corp. have made a $195,000,000 mezzanine loan (the “Vertex Pharmaceuticals HQ Mezzanine Loan”) to SNH Mez LLC, the sole member of the borrower under the Vertex Pharmaceuticals HQ Whole Loan, which is currently held by a third party investor. The Vertex Pharmaceuticals HQ Mezzanine Loan accrues interest at an interest rate of 5.125% (“the Mezzanine Initial Interest Rate”) per annum prior to its anticipated repayment date, accrues interest based on the same formula as the Vertex Pharmaceuticals HQ Whole Loan (except based on the Mezzanine Initial Interest Rate, rather than the Initial Interest Rate) (the “Mezzanine Adjusted Interest Rate”) on and after its anticipated repayment date, to be paid currently, and requires payments of interest only until its anticipated repayment date. On and after the ARD, the Vertex Pharmaceuticals HQ Mezzanine Loan is entitled to payments of principal in an amount equal to its pro rata share of Cash Trap Funds as described above under “Escrows and Reserves”. The Vertex Pharmaceuticals HQ Mezzanine Loan has the same anticipated repayment date and stated maturity date as the Vertex Pharmaceuticals HQ Whole Loan.

Release of Property. Not permitted.

Terrorism Insurance. The Vertex Pharmaceuticals HQ Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (and in an amount not less than the sum of 100% of full replacement cost and 24 months of business interruption insurance, together with a 12-month extended period of indemnity). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Vertex Pharmaceuticals HQ Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

MSBAM 2016-C30	Easton Town Center

Mortgage Loan No. 2 – Easton Town Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

MSBAM 2016-C30	Easton Town Center

Mortgage Loan No. 2 – Easton Town Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

MSBAM 2016-C30	Easton Town Center

Mortgage Loan No. 2 – Easton Town Center

FOREVER 21
KAY
LIFETIME FITNESS
H&M
GAP
J.CREW
BARNES NOBLE
Crate Barrel
Microsoft
VACANT

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

MSBAM 2016-C30	Easton Town Center

Mortgage Loan No. 2 – Easton Town Center

Easton Town Center
160 Easton Town Center
Columbus, OH 43219
COLUMBUS
Westerville
Worthington
Orange Township
Gahanna
New Albany
Whitehall
Bexley
Reynoldsburg
Downtown
University District
Short North
DELAWARE COUNTY
FRANKLIN COUNTY
Polaris Fashion Place
Polaris Towne Center
Germain Amphitheater
Paul S. Metzger Park
Otterbein College
Sharon Woods Metro Park
Mt. Carmel St Ann's Hospital
Westerville Square
Westerville Park Plaza
Inniswood Metro Gardens
Anheuser-Busch
Busch Boulevard Center
Columbus Square Shopping Center
Glengary Shopping Center
Little Turtle Country Club
Minerva Lake Golf Course
Blendon Woods Metro Park
New Albany Country Club
Cherry Bottom Park
State School for the Blind
State School for the Deaf
Easton Market
Easton Way
Champions Golf Course
Academy Park
Stone Ridge Shopping Center
Innis Park
Bridgeview Golf Course
Mock Park
Gahanna Woods Park
John Glenn International Airport
Intl. Gateway
Airport Golf Course
MAPFRE Stadium
The Ohio State University
Ohio State Fairgrounds
Ohio Dominican College
Whitehall Community Park
Columbus Country Club
Mt. Carmel East
Columbus Conv. Ctr.
Columbus St. Comm. College
Nationwide Arena
One Nationwide Plaza
Columbus Museum of Art
State Capitol
Capital University
Children's Hospital
Scioto R.
County Line Rd
College Ave
Park Rd
Old State Rd
Worthington Galena Rd
Spring Rd
Dublin Granville Rd
Sinclair Rd
Karl Rd
Cleveland Ave
Sunbury Rd
Cherry Bottom Rd
Morse Rd
Johnstown Rd
Cooke Rd
Ferris Rd
Westerville Pike
Summit St
Maize Rd
Broadway St
McCutcheon Rd
Clark State Rd
E. Weber Rd
Agler Rd
Stelzer Rd
Stygler Rd
Hamilton Rd
Havens Corners Rd
E. Hudson St
Cassady Ave
Taylor Rd
N. High St
E. 17th Ave
Joyce Ave
Woodland Ave
E. 5th Ave
E. Broad St
Nelson Rd
James Rd
Robinwood Ave
Yearling Rd
McNaughten Rd
Bryden Rd
E. Main St
Main St
71
270
161
3
710
317
62
23
670
16
40
70
Columbus
Dublin
Powell
Westerville
Upper Arlington
Hilliard
Gahanna
Pataskala
Reynoldsburg
Whitehall
Bexley
Grandview Heights
Lincoln Village
Lake Darby
Grove City
Groveport
Blacklick Estates
Pickerington
Canal Winchester
New Albany
UNION COUNTY
MADISON COUNTY
FRANKLIN COUNTY
DELAWARE COUNTY
LICKING COUNTY
FAIRFIELD COUNTY
PICKAWAY COUNTY

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

MSBAM 2016-C30	Easton Town Center

Mortgage Loan No. 2 – Easton Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$75,000,000			Location:	Columbus, OH 43219
Cut-off Date Balance(1):	$75,000,000			General Property Type:	Retail
% of Initial Pool Balance:	8.4%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	L Brands, Inc.; Marshall Rose, either individually or as a trustee of the Wendi Rose 1972 Trust and Andrew Rose 1972 Trust, and/or Adam Flatto			Year Built/Renovated:	1999/2015
				Size(5):	1,303,073 SF
				Cut-off Date Balance per SF(1):	$259
Mortgage Rate:	3.6159%			Maturity Date Balance per SF(1):	$259
Note Date:	7/28/2016			Property Manager:	Steiner Real Estate Services, LLC (borrower-related)
First Payment Date:	9/5/2016
Maturity Date:	8/5/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$52,039,741
Seasoning:	1 month			UW NOI Debt Yield(1):	15.4%
Prepayment Provisions(2):	YM1 (25); DEF/YM1 (88); O (7)			UW NOI Debt Yield at Maturity(1):	15.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.02x
Additional Debt Type(3):	Pari Passu/B Note			Most Recent NOI:	$49,067,709 (4/30/2016 TTM)
Additional Debt Balance:	$262,500,000/$362,500,000			2nd Most Recent NOI:	$48,134,175 (12/31/2015)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$47,344,217 (12/31/2014)
Reserves(4)				Most Recent Occupancy(5):	96.7% (6/24/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.0% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.3% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$1,186,000,000 (7/12/2016)
Recurring Replacements:	$0	Springing	$512,472	Cut-off Date LTV Ratio(1):	28.5%
TI/LC:	$0	Springing	$3,843,537	Maturity Date LTV Ratio(1):	28.5%
Existing Leasing Obligations Funds:	$7,161,275	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$700,000,000	100.0%	Loan Payoff:	$425,364,813	60.8%
			Closing Costs:	$4,564,309	0.7%
			Upfront Reserves:	$7,161,275	1.0%
			Return of Equity:	$262,909,603	37.6%
Total Sources:	$700,000,000	100.0%	Total Uses:	$700,000,000	100.0%

(1)	The Easton Town Center Mortgage Loan is part of the Easton Town Center Whole Loan, which is comprised of six pari passu senior notes and two subordinate notes with an aggregate original principal balance of $700,000,000. The Easton Town Center pari passu senior notes have a combined original principal balance of $337,500,000 and the subordinate notes have a combined original principal balance of $362,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the senior notes totaling $337,500,000 without regard to the subordinate notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Easton Town Center Whole Loan (including the subordinate notes) are $537, $537, 1.94x, 7.4%, 7.4%, 59.0% and 59.0%, respectively.

(2)	Prepayment in whole or in part (in increments of at least $5,000,000 (except as described below)) is permitted at any time, with, prior to February 5, 2026, payment of the greater of a yield maintenance premium and 1.00% of the amount prepaid. In addition, prepayment may be required upon certain permitted releases of income-producing parcels without payment of a prepayment or yield maintenance premium, as described below under “—Release of Property.” Prepayment is also permitted to avoid a Cash Management Trigger Period caused by a decline in debt service coverage ratio, as described below under “Lockbox and Cash Management.” Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Easton Town Center promissory note to be securitized and (b) July 28, 2019.

(3)	See “—The Mortgage Loan” and “--Additional Indebtedness (not including trade payables)” below for further discussion of the additional debt and see “--Mezzanine Loan and Preferred Equity” below for further discussion of permitted future mezzanine debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Easton Town Center Property size represents square footage that serves as collateral for the Easton Town Center Whole Loan. Including non-owned collateral, the total square footage is 1,797,744 SF. Occupancy as of June 24, 2016 is based on 1,281,179 SF, excluding 21,894 SF of storage space.

The Mortgage Loan. The second largest mortgage loan (the “Easton Town Center Mortgage Loan”) is part of a non-serviced pari passu-AB whole loan (the “Easton Town Center Whole Loan”) evidenced by (i) six pari passu senior notes in the aggregate original principal amount of $337,500,000 and (ii) two subordinate notes in the original principal amount of $362,500,000, all of which are secured by the same fee mortgage encumbering the regional mall known as Easton Town Center in Columbus, Ohio (the “Easton Town Center Property”). The Easton Town Center Mortgage Loan is evidenced by one pari passu note (Note A-2-B) with an outstanding principal balance as of the Cut-off Date of $75,000,000.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

MSBAM 2016-C30	Easton Town Center

Promissory notes A-1-A, A-2-A, A-1-B-1, A-1-B-2 and A-1-B-3 in the aggregate original principal amount of $262,500,000 represent non-serviced pari passu companion loans (the “Easton Town Center Non-Serviced Pari Passu Companion Loans”), and are pari passu with the Easton Town Center Mortgage Loan. Promissory notes B-1 and B-2 in the aggregate original principal amount of $362,500,000 (the “Easton Town Center Non-Serviced Subordinate Companion Loans”) are generally subordinate to the Easton Town Center Mortgage Loan and the Easton Town Center Non-Serviced Pari Passu Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Pari Passu-AB Whole Loans—The Easton Town Center Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Easton Town Center Mortgage Loan will be included in the MSBAM 2016-C30 Trust. The Easton Town Center Non-Serviced Pari Passu Companion Loans represented by promissory Notes A-1-A and A-2-A and the Easton Town Center Non-Serviced Subordinate Companion Loans were contributed to the BBCMS 2016-ETC securitization trust. The Easton Town Center Non-Serviced Pari Passu Companion Loans represented by Note A-1-B-1, Note A-1-B-2 and Note A-1-B-3 are expected to be held by Barclays Bank PLC or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Easton Town Center Whole Loan is being serviced pursuant to the terms of the BBCMS 2016-ETC trust and servicing agreement.

The proceeds of the Easton Town Center Whole Loan were used to refinance a previous loan of approximately $425,364,813, secured by the Easton Town Center Property, fund reserves, pay closing costs and return equity to the Easton Town Center Borrower (as defined below).

The Borrower and the Sponsor. The borrowers are Easton Town Center II, LLC, ETCBW, LLC, ETC Dime, LLC and ETC Fenlon, LLC (collectively, the “Easton Town Center Borrower”), each a previously existing single purpose Delaware limited liability company with two independent directors. Easton Town Center II, LLC owns the equity interest in Easton Town Center III, LLC (the “Lifetime Fitness Fee Owner”), which in turn owns the fee interest in a parcel (the “Lifetime Fitness Parcel”) which is ground leased to LTF Real Estate Company, Inc. (“Lifetime Fitness”). The ground leasehold interest held by Lifetime Fitness is subject to a leasehold mortgage in favor of another lender. In addition, the ground lease prohibits the Lifetime Fitness Fee Owner from mortgaging its fee interest and requires the fee owner to subject its fee interest to the leasehold mortgage in certain circumstances. Easton Town Center II, LLC has pledged its equity interest in Easton Town Center III, LLC to secure the Easton Town Center Whole Loan. Only common area expense reimbursements with respect to the Lifetime Fitness Parcel were underwritten in connection with the origination of the Easton Town Center Whole Loan.

The Easton Town Center Borrower is owned indirectly by L Brands, Inc. (“LBI”) and certain principals of The Georgetown Company, including Marshall Rose, either individually or as a trustee of the Wendi Rose 1972 Trust and Andrew Rose 1972 Trust, and/or Adam Flatto (collectively, the “Easton Town Center Sponsor”).

There is no non-recourse carveout guarantor and no environmental indemnitor separate from the borrower with respect to the Easton Town Center Whole Loan.

L Brands, Inc. (“LBI”; NYSE: LB) was founded in 1963 by Leslie Wexner, in Columbus, Ohio where it remains headquartered. Leslie Wexner, the chairman and chief executive officer, founded LBI as one store and has subsequently expanded the company to operate more than 3,000 company-owned retail stores globally as of January 30, 2016. As of January 30, 2016, LBI’s products are sold in more than 700 franchised locations worldwide. LBI owns Victoria’s Secret, PINK, Bath & Body Works, White Barn Candles, KDB, La Senza and Henri Bendel, all of which are tenants at the Easton Town Center Property. The Easton Town Center Borrower is permitted to enter into additional leases with affiliates of LBI so long as the total square footage leased to all LBI affiliates is not more than 40,000 square feet, and certain conditions are satisfied. For the fiscal year ended January 30, 2016, LBI reported net sales of approximately $12.2 billion, operating income of approximately $2.2 billion and net operating income of approximately $1.2 billion, an increase of approximately 6.1%, 12.2% and 13.6%, respectively, from the fiscal year ended January 31, 2015.

Founded in 1978, The Georgetown Company is a privately-held real estate company that owns, develops and manages commercial real estate, in addition to actively developing, acquiring and disposing of commercial real estate. The Georgetown Company and its principals have overseen, developed and managed over 20 million square feet of office, residential, retail and recreational properties.

The Property. The Easton Town Center Property is a regional mall located in Columbus, Ohio approximately 10 miles northeast of downtown Columbus and four miles north of the John Glenn Columbus International Airport. Built in 1999 by the Easton Town Center Sponsor and the property manager, Steiner Real Estate Services, LLC, the Easton Town Center Property contains approximately 1,797,744 square feet of retail, office and storage space, of which 1,303,073 SF serves as collateral for the Easton Town Center Whole Loan. The Easton Town Center Property is located on approximately 91.0 acres of land as part of a larger master plan development.

The Easton Town Center Property features four anchor tenants - Macy’s, Nordstrom and Lifetime Fitness, which stores and the related land are owned or ground leased by the anchors themselves and are not collateral for the Easton Town Center Whole Loan, as well as the AMC 30, which is owned by the Easton Town Center Borrower and is collateral for the Easton Town Center Whole Loan. Macy’s does not report sales. As of the trailing 12-month period ending April 2016 (“TTM April 2016”), Nordstrom generated sales of approximately $48.7 million. Lifetime Fitness does not report sales, but according to the Easton Town Center Borrower, there are approximately 7,000 members at the Easton Town Center Property. AMC 30 achieved sales of approximately $15.0 million as of TTM April 2016, equating to approximately $501,213 per screen. The AMC 30 has 30 screens at the Easton Town Center Property, of which 13 have been upgraded to a dine-in style. The remaining 17 screens are expected to be upgraded, with a reported tenant contribution of approximately $4.0 million, and an additional $5.5 million landlord funded tenant allowance.

The Easton Town Center Property is leased to approximately 215 tenants. As of June 24, 2016, the Easton Town Center Property had an occupancy rate of approximately 96.7% including all owned collateral and tenants with executed leases that are not yet open and operating. Tenants that are not yet in occupancy total approximately 1.0% of total net rentable square footage. Since 2008, historical occupancy has averaged 97.2%.

From 2010 to 2015, the Easton Town Center Sponsor reportedly spent approximately $80.0 million in renovating, expanding, maintaining, upgrading and improving the Easton Town Center Property. In 2011, the Easton Town Center Sponsor constructed the building that houses Jimmy John’s, Ideal Image, Sears Home Appliance, Exquisite Threading, T-Mobile and Cucinova, totaling approximately 18,105 SF. In 2012 to 2013, the Easton Town Center Sponsor purchased the building that houses Hallmark, Mattress Firm, Edamame Sushi, Pearle Vision, Oberer’s Flowers, AT&T Wireless and Starbucks, totaling approximately 24,948 SF. In 2013, the Easton Town Center Sponsor built the Fenlon building that houses Build-A-Bear, Avalon Nails, Moochie & Co., Evereve, Gymboree, The Children’s Place, Stride Rite, Free People, Stitch Wow and Paper Source, totaling approximately 21,439 SF. From 2008 to 2013, the Easton Town Center Property was expanded by approximately 160,899 SF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

MSBAM 2016-C30	Easton Town Center

The Easton Town Center Property is part of a larger master plan development comprised of an office component, a residential component, a hospitality component and a retail component. There is approximately 4.2 million square feet of office space and approximately 3.8 million square feet of retail space. The three hotels offer over 590 rooms and 30,000 square feet of conference facilities. In addition, there are over 750 luxury residential units that range from garden-style apartments to townhomes which are approximately 95.0% leased.

The following table presents a summary of historical comparable in-line sales and occupancy costs and total mall sales.

Historical Sales Summary
	Comparable In-line Tenant Sales PSF(1)		Comparable In-line Tenant Occupancy Cost(1)		Total Comparable In-line Sales (000s)	Total Mall Sales (000s)(2)(3)
Year	w/ Apple and Tesla	w/o Apple and Tesla	w/ Apple and Tesla	w/o Apple and Tesla
2013	$660	$583	10.8%	12.1%	$284,956	$535,353
2014	$686	$600	11.1%	12.7%	$339,692	$555,213
2015	$742	$626	10.7%	12.6%	$373,127	$584,291
4/30/2016 TTM	$742	$629	11.1%	13.0%	$368,085	$582,125

(1)	Comparable In-line Tenant Sales PSF and Comparable In-line Tenant Occupancy Cost reflect comparable in-line tenants that are less than 10,000 SF with at least 12 months of sales data.

(2)	Total Mall Sales exclude Macy’s as Macy’s does not report sales.

(3)	Total Mall Sales in 2013 excludes Cucinova’s sales figures as the tenant’s lease commenced in October 2013.

Major Tenants.

AMC 30 (134,000 SF, 10.3% of NRA, 8.1% of underwritten base rent). American Multi-Cinema, Inc. leases 134,000 SF at the Easton Town Center Property and operates the space as a 30-screen movie theater. The lease began on June 30, 1999 and has a current expiration date of December 31, 2029, with three five-year lease renewal options. American Multi-Cinema, Inc. is owned by AMC Entertainment Holdings, Inc. (“AMC”) (NYSE: AMC). As of June 30, 2016, AMC operates 386 locations with 5,334 screens in the United States.

H.H. Gregg (37,413 SF, 2.9% of NRA, 1.2% of underwritten base rent). H.H. Gregg (“hhgregg”) leases 37,413 SF at the Easton Town Center Property. The lease began on July 15, 2005 and has a current expiration date of January 31, 2021. hhgregg (NYSE:HGG) is an appliance, electronics and furniture retailer with 229 stores in 20 states.

Barnes & Noble (34,991 SF, 2.7% of NRA, 1.4% of underwritten base rent). Barnes & Noble leases 34,991 SF at the Easton Town Center Property. The lease began on August 26, 1999 and has a current expiration date of August 31, 2019. Barnes & Noble (NYSE: BKS) is a Fortune 500 company, the nation’s largest retail bookseller and a leading retailer of content, digital media and educational products. As of January 1, 2016, Barnes & Noble operates 640 bookstores in 50 states as well as an e-commerce site.

The following table presents certain information relating to the anchor tenants and major tenants. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Easton Town Center Property. The operating covenants for Nordstrom and Macy’s are set to expire in January 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

MSBAM 2016-C30	Easton Town Center

Tenant Summary
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant SF	% of Collateral SF	Annual UW Rent(2)	% of Annual UW	Annual UW Rent	Sales (4/30/2016 TTM)		Occ. Cost %(5)	Lease Expiration
							$	PSF(3)
Anchors
Macy’s (non-collateral)	Baa2/BBB/BBB	240,000	N/A	N/A	N/A	N/A	NAV	NAV	NAV	1/31/2017
Nordstrom (non-collateral)	Baa1/BBB+/BBB+	167,000	N/A	N/A	N/A	N/A	48,665,844	$291	0.0%	1/31/2017
Lifetime Fitness (non-collateral)	NRNR/NR	87,671	N/A	N/A	N/A	N/A	NAV	NAV	NAV	6/30/2019
AMC 30(6)	NR/NR/NR	134,000	10.3%	$4,152,660	8.1%	$30.99	15,036,390	$501,213	35.3%	12/31/2029
Collateral Subtotal/Wtd. Avg.		134,000	10.3%	$4,152,660	8.1%	$30.99	$15,036,390	$501,213	35.3%

Major > 30,000 SF Including Office Tenants
H.H. Gregg	NR/NR/NR	37,413	2.9%	$595,350	1.2%	$15.91	$18,759,219	$501	3.9%	1/31/2021
Barnes & Noble	NR/NR/NR	34,991	2.7%	$725,861	1.4%	$20.74	7,621,021	$218	14.8%	8/31/2019
Fahlgren, Inc.	NR/NR/NR	34,644	2.7%	$621,860	1.2%	$17.95	NAV	NAV	NAV	6/30/2018
KDB(7)	NR/NR/NR	34,457	2.6%	$311,378	0.6%	$9.04	2,280,001	$66	34.6%	7/31/2024
Subtotal/Wtd. Avg.		141,505	10.9%	$2,254,449	4.4%	$15.93	$28,660,241	$268	9.2%

Major < 30,000 SF Including Office Tenants		311,402	23.9%	$11,462,470	22.5%	$36.81	$99,419,570(4)

All in-line Tenants		556,879	42.7%	$31,037,769	60.9%	$55.74	$371,403,585

All Office Tenants < 10,000 SF		95,653	7.3%	$2,063,082	4.0%	$21.57

All Storage Space		21,894	1.7%

Vacant		41,740	3.2%
Total Property Collateral SF		1,303,073	100.0%	$50,970,430	100.0%	$41.12	$514,519,786

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual UW Rent includes contractual rent steps equal to $1,413,048 through June 2017, as well as a total of $795,900 of rent for three tenants (Zest Juice Co., Lilly Pulitzer and La Senza/BBW/WBC) which have executed leases but have not yet taken occupancy of their space. Annual UW Rent PSF excludes Macy’s, Nordstrom and Lifetime Fitness, as well as vacant and storage space.

(3)	PSF figures exclude vacant and storage space.

(4)	Tenant sales for major tenants less than 30,000 SF exclude four office tenants totaling 71,447 SF and Trader Joe’s, which doesn’t report sales.

(5)	Occupancy Cost % calculations are based on UW Total Rent (UW base rent, recoveries, % rent in lieu and overage rent) including utilities/HVAC recoveries, divided by 4/30/16 TTM Sales.

(6)	Sales PSF for AMC 30 is based on 30 screens.

(7)	Affiliated with LBI, which is an Easton Town Center Sponsor.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

MSBAM 2016-C30	Easton Town Center

The following table presents certain information relating to the lease rollover schedule at the Easton Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(4)	UW Rent PSF Rolling(5)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	3	13,209	1.0%	1.0%	$183,600	$13.90	0.4%	0.4%
2016	3	18,838	1.5%	2.5%	$356,570	$18.93	0.7%	1.1%
2017	17	81,596	6.4%	8.9%	$3,173,010	$38.89	6.2%	7.3%
2018	18	112,979	8.8%	17.7%	$3,485,551	$30.85	6.8%	14.1%
2019	26	113,655	8.9%	26.6%	$4,519,293	$39.76	8.9%	23.0%
2020	25	130,657	10.2%	36.8%	$4,662,797	$35.69	9.1%	32.1%
2021	28	219,130	17.1%	53.9%	$8,719,061	$39.79	17.1%	49.2%
2022	13	57,801	4.5%	58.4%	$3,168,037	$54.81	6.2%	55.5%
2023	24	116,767	9.1%	67.5%	$6,995,401	$59.91	13.7%	69.2%
2024	31	118,194	9.2%	76.7%	$5,132,920	$43.43	10.1%	79.3%
2025	13	71,644	5.6%	82.3%	$3,280,005	$45.78	6.4%	85.7%
2026	10	45,680	3.6%	85.9%	$2,722,180	$59.59	5.3%	91.0%
2027 and Beyond	5	139,289	10.9%	96.7%	$4,572,003	$32.82	9.0%	100.0%
Vacant	0	41,740	3.3%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	216	1,281,179	100.0%		$50,970,430	$41.12	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Based on Easton Town Center Borrower’s owned space and excludes storage space.

(4)	Total UW Rent Rolling includes contractual rent steps equal to $1,413,048 through June 2017, as well as a total of $795,900 of rent for three tenants (Zest Juice Co., Lilly Pulitzer and La Senza/BBW/WBC) which have executed leases but have not yet taken occupancy of their space.

(5)	Weighted Average UW Rent PSF Rolling excludes vacant space.

The Market. The Easton Town Center Property is located in Columbus, Franklin County, Ohio within the northeast portion of the Columbus core-based statistical area (the “Columbus CBSA”), which is part of the larger Columbus Metropolitan Statistical Area (the “Columbus MSA”). The Easton Town Center Property is located along the western portion of Interstate 270, off Exit 33, linking directly to Easton Way, the main thoroughfare for the master plan development. The Easton Town Center Property can also be accessed via Morse Road, off Exit 32, an arterial road running east/west through northern Columbus, providing access to New Albany in the east and Dublin in the west. Interstate 270 is a beltway encircling the Columbus metro area. Interstate 270 intersects Interstate 71 approximately five miles northwest of the Easton Town Center Property and intersects Interstate 70 approximately six miles southeast of the Easton Town Center Property. According to a state transportation agency, Interstate 270’s Exit 33 has an annual traffic count that averages approximately 57.3 million vehicles per year (approximately 157,070 vehicles per day). Morse Road, located to the north of the Easton Town Center Property has an annual traffic count that averages approximately 56.2 million vehicles per year (approximately 154,010 vehicles per day). The city of Columbus is also serviced by two airports and three regional railroad companies.

The appraisal has identified some new development. In June 2016, Tanger Outlets and Simon Property Group broke ground on a new 56-acre outlet center. The Tanger Outlets, approximately 350,000 SF featuring 80 outlet retailers, is expected to locate on Interstate 71 in Berkshire Township, Ohio, approximately 20 miles north of Easton Town Center. According to the appraisal, there is another mixed-use development, Hamilton Quarter, being developed approximately five miles northeast of Easton Town Center. The proposed project sits on 330 acres and is expected to include a multifamily component, a retail component, an office component, a senior housing component and an entertainment space. Work is expected to commence in 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

MSBAM 2016-C30	Easton Town Center

The appraisal concluded a primary trade area of a 15-mile radius around the Easton Town Center Property and a secondary trade area of a 25-mile radius around the Easton Town Center Property. A summary of demographics in the primary and secondary trade areas compared to the Columbus CBSA, Ohio and the United States is presented below.

Demographic Summary
Statistic	15-mile Radius	25-mile Radius	Columbus CBSA	Ohio	United States
Population
2000	1,168,021	1,360,058	1,674,653	11,353,264	281,422,025
2015	1,412,912	1,664,697	2,007,990	11,618,919	321,008,371
2020 (projected)	1,483,111	1,755,447	2,109,443	11,841,636	334,312,036
% Increase 2000-2015	21.0%	22.4%	19.9%	2.3%	14.1%
% Increase 2015-2020 (projected)	5.0%	5.5%	5.1%	1.9%	4.1%

Average Household Income
2000	$58,093	$58,834	$56,657	$52,846	$56,675
2015	$77,922	$79,463	$76,254	$68,252	$77,468
2020 (projected)	$91,737	$93,667	$89,640	$80,103	$89,744
% Increase 2000-2015	34.1%	35.1%	34.6%	29.2%	36.7%
% Increase 2015-2020 (projected)	17.7%	17.9%	17.6%	17.4%	15.8%

Number of Households
2000	473,980	541,572	659,910	4,445,838	105,480,443
2015	571,172	662,077	791,104	4,631,607	121,422,322
2020 (projected)	602,312	701,001	834,857	4,746,909	127,063,980
% Increase 2000-2015	20.5%	22.3%	19.9%	4.2%	15.1%
% Increase 2015-2020 (projected)	5.5%	5.9%	5.5%	2.5%	4.6%

Approximately 15.7% of Easton Town Center Property is leased to office tenants. According to the appraisal, the Easton Town Center Property is located in the North Central submarket of the Columbus office market, encompassing approximately 6.9% of the region’s office inventory. As of third quarter 2015, the Columbus office market had a vacancy rate of 17.8% and the North Central submarket had a vacancy rate of 15.1%. In the same period, asking rents in the Columbus office market were $18.67 PSF and the asking rents in the North Central submarket were $18.52 PSF.

The following table presents information relating to certain competitive retail properties to the Easton Town Center Property.

Competitive Property Summary
Property Name	Center Type	Proximity	Total GLA(1)	Year Built	Year Renovated	Anchor Tenants	Occupancy(2)	In-line Sales PSF(1)
Easton Town Center	Super Regional	N/A	1,797,744	1999	2015	Macy’s, Nordstrom, AMC 30, Lifetime Fitness	96.7%	$629
Primary Competition
Polaris Fashion Place	Super Regional	7 miles	1,571,256	2001	N/A	Field & Stream, JCPenney, Macy’s, Sak’s Fifth Avenue, Sears, Von Maur	98.0%	$570
Mall at Tuttle Crossing	Super Regional	11 miles	1,121,351	1997	N/A	JCPenney, Sears Macy’s	96.0%	$450
Eastland Mall	Super Regional	9 miles	999,189	1968	2005	Macy’s, Sears	47.0%(3)	$240

Source: Appraisal

(1)	Total GLA for the Easton Town Center Property includes non-collateral tenants totaling 494,671 SF. Occupancy at the Easton Town Center Property excludes non-collateral tenants and is based on the June 24, 2016 rent roll, excluding storage space. In-line Sales PSF for the Easton Town Center Property is for TTM April 30, 2016 and excludes Apple and Tesla; including these two tenants, In-Line sales PSF was $742 PSF.

(2)	Occupancy is based on square footage of 1,281,179 (based on June 24, 2016 rent roll excluding storage space) and reflects in place occupancy, as well as Zest Juice Co., Lilly Pulitzer and La Senza/BBW/WBC (in aggregate representing 1.0% of square footage), which have executed leases but have not yet taken occupancy. Occupancy figure excludes Aeropostale and PacSun (in aggregate representing 0.5% of square footage), which have filed for bankruptcy. Both tenants have been underwritten as vacant.

(3)	Eastland Mall has two vacant anchor boxes.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

MSBAM 2016-C30	Easton Town Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Easton Town Center Property:

Cash Flow Analysis
	2013	2014	2015	4/30/2016 TTM	UW	UW PSF(1)
Base Rental Revenue	$44,231,761	$47,493,221	$49,051,656	$49,716,744	$55,895,175(2)	$42.89
Overage Rent	$1,284,571	$2,214,903	$2,121,003	$2,200,630	$2,010,379	$1.54
Total Minimum Rent	$45,516,332	$49,708,124	$51,172,659	$51,917,374	$57,905,554	$44.44
Expense Reimbursements	$22,987,082	$23,341,892	$23,315,501	$23,257,121	$22,702,356	$17.42
Other Income(3)	$2,101,501	$1,887,602	$1,833,593	$1,867,603	$2,153,494	$1.65
Total Gross Income	$70,604,915	$74,937,618	$76,321,753	$77,042,098	$82,761,404	$63.51
Vacancy and Credit Loss	$0	$0	$0	$0	($3,987,780)	($3.06)
Effective Gross Income	$70,604,915	$74,937,618	$76,321,753	$77,042,098	$78,773,625	$60.45
Total Expenses	$27,436,210	$27,593,401	$28,187,578	$27,974,389	$26,733,883	$20.52
Net Operating Income	$43,168,705	$47,344,217	$48,134,175	$49,067,709	$52,039,741	$39.94
Capital Reserves	$0	$0	$0	$0	$325,768	$0.25
Tenant Improvements	$0	$0	$0	$0	$977,305	$0.75
Leasing Commissions	$0	$0	$0	$0	$977,305	$0.75
Net Cash Flow	$43,168,705	$47,344,217	$48,134,175	$49,067,709	$49,759,363	$38.19

Occupancy%	98.5%	98.3%	98.0%	96.7%(4)	95.2%
NOI DSCR(5)	3.49x	3.83x	3.89x	3.97x	4.21x
NCF DSCR(5)	3.49x	3.83x	3.89x	3.97x	4.02x
NOI Debt Yield(5)	12.8%	14.0%	14.3%	14.5%	15.4%
NCF Debt Yield(5)	12.8%	14.0%	14.3%	14.5%	14.7%

(1)	UW PSF excludes 494,671 SF attributed to Macy’s (240,000 SF), Nordstrom (167,000 SF) and Lifetime Fitness (87,671 SF) that are not part of the collateral for the Easton Town Center Whole Loan.

(2)	UW Base Rental Revenue is based on the rent roll as of June 24, 2016 and includes rent steps taken through June 2017 totaling $1,413,048, vacancy gross up of $3,987,780, as well as a total of $795,900 of rent for three tenants (Zest Juice Co., Lilly Pulitzer and La Senza/BBW/WBC) which have executed leases but have not yet taken occupancy of their space.

(3)	Historical and UW Other Income includes leasing, miscellaneous rental and non-rental income.

(4)	Occupancy is based on square footage of 1,281,179 (based on June 24, 2016 rent roll excluding storage space) and reflects in place occupancy, as well as Zest Juice Co., Lilly Pulitzer and La Senza/BBW/WBC (in aggregate representing 1.0% of square footage), which have executed leases but have not yet taken occupancy. Occupancy figure excludes Aeropostale and PacSun (in aggregate representing 0.5% of square footage), which have filed for bankruptcy. Both tenants have been underwritten as vacant.

(5)	Debt service coverage ratios and debt yields are based on the Easton Town Center Mortgage Loan and Easton Town Center Non-Serviced Pari Passu Companion Loans, and exclude the Easton Town Center Non-Serviced Subordinate Companion Loans.

Escrows and Reserves. The Easton Town Center Whole Loan documents provide for upfront reserves in the amount of $7,161,275 for existing and outstanding tenant improvements and leasing commissions. Pursuant to the Easton Town Center Whole Loan documents, monthly escrows for real estate taxes, insurance premiums (unless insurance is being maintained under an acceptable blanket policy), capital expenditures, and tenant improvements and leasing commissions are only required during a Cash Management Trigger Period (as defined below).

Following the occurrence and during the continuance of a Cash Management Trigger Period, the Easton Town Center Borrower is required to escrow on each payment date: (i) one-twelfth of the taxes that the lender estimates will be payable during the next ensuing 12 months; (ii) one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (unless insurance is being maintained under an acceptable blanket policy); (iii) $21,353 (approximately $0.20 per square foot of the Easton Town Center Property annually) for capital expenditures, which reserve will be capped at 24 monthly payments ($512,472); and (iv) $160,147 (approximately $1.50 per square foot of the Easton Town Center Property annually) for tenant improvements and leasing commissions, which reserve will be capped at 24 monthly payments ($3,843,537).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Easton Town Center Whole Loan. The Easton Town Center Whole Loan has springing cash management (i.e., the Easton Town Center Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Management Trigger Period). So long as no Cash Management Trigger Period has occurred and is continuing, funds in the lockbox account are required to be swept on a periodic basis to an account designated by the Easton Town Center Borrower. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the Easton Town Center Borrower is required to cooperate with the lender to establish a cash management account, and funds in the lockbox account (less any minimum balance required under the Easton Town Center Whole Loan documents, not to exceed $25,000) are required to be swept into the cash management account on each business day and applied to pay debt service on the Easton Town Center Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, during the continuance of a Cash Management Trigger Period (unless there is an event of default under the Easton Town Center Whole Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during a Cash Management Trigger Period) and extraordinary operating expenses not referenced in the annual budget and (subject to certain exceptions) approved by the lender, and to disburse the remainder, provided no event of default is continuing under the Easton Town Center Whole Loan, (i) if a Cash Management Trigger Period is continuing, into an account to be held by the lender as additional security for the Easton Town Center Whole Loan during the continuance of such Cash Management Trigger Period and (ii) otherwise, to the Easton Town Center Borrower.

A “Cash Management Trigger Period” (a) will commence upon, (i) an event of default under the Easton Town Center Whole Loan documents or (ii) the debt service coverage ratio as calculated under the Easton Town Center Whole Loan being less than 1.20x for two consecutive quarters and (b) will end upon, with respect to clause (i) above, the event of default ceasing to exist, or with respect to clause (ii) above, either (x) the debt service coverage ratio as calculated under the Easton Town Center Whole Loan being greater than or equal to 1.25x for two consecutive quarters or (y) cash in an amount that

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

MSBAM 2016-C30	Easton Town Center

would be necessary to prepay the Easton Town Center Whole Loan in order to achieve a debt service coverage ratio equal to 1.25x being deposited in a reserve. In addition, the Easton Town Center Borrower has the right to prepay the Easton Town Center Whole Loan in part in order to maintain a debt service coverage ratio of at least 1.20x (or to achieve a debt service coverage ratio of 1.25x if a Cash Management Trigger Period is then in effect), subject to payment of the greater of a yield maintenance premium and 1.00% of the amount prepaid.

Additional Secured Indebtedness (not including trade debts). In addition to the Easton Town Center Mortgage Loan, the Easton Town Center Property also secures the Easton Town Center Non-Serviced Pari Passu Companion Loans and the Easton Town Center Subordinate Companion Loans. The Easton Town Center Mortgage Loan, the Easton Town Center Non-Serviced Pari Passu Companion Loans, and the Easton Town Center Non-Serviced Subordinate Companion Loans all accrue interest at 3.6159% per annum. Amounts available to make payments of interest on and principal of the Easton Town Center Whole Loan are generally applied (i) first, to accrued and unpaid interest on the Easton Town Center Mortgage Loan and Easton Town Center Non-Serviced Pari Passu Companion Loans on a pro rata and pari passu basis, (ii) second, to principal on the Easton Town Center Mortgage Loan and Easton Town Center Non-Serviced Pari Passu Companion Loans on a pro rata and pari passu basis until their principal balances have been reduced to zero, (iii) third, to accrued and unpaid interest on the Easton Town Center Non-Serviced Subordinate Companion Loans; and then (iv) fourth, to principal on the Easton Town Center Non-Serviced Subordinate Companion Loans until their principal balances have been reduced to zero. Such priorities and the allocation of collections on the Easton Town Center Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the Easton Town Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Easton Town Center Whole Loan” in the Preliminary Prospectus.

The following table presents certain information relating to the Easton Town Center Whole Loan:

Full Debt Summary
		Cumulative Balance	Cumulative Loan PSF(1)(2)	Cumulative LTV(2)(3)	Cumulative NOI DY(2)(4)	Cumulative NCF DSCR(2)(4)
Easton Town Center Non-Serviced Pari Passu Companion Loans $262,500,000 Notes A-1-A, A-2-A, A-1-B-1, A-1-B-2 and A-1-B-3	Easton Town Center Mortgage Loan $75,000,000 Note A-2-B	$337,500,000	$259	28.5%	15.4%	4.02x
Easton Town Center Non-Serviced Subordinate Companion Loans $362,500,000 Notes B-1 and B-2		$700,000,000	$537	59.0%	7.4%	1.94x
Implied Equity(3)		$486,000,000

(1)	Based on square footage of 1,303,073.

(2)	Cumulative Loan PSF, Cumulative LTV, Cumulative NOI DY and Cumulative NCF DSCR take into account the Easton Town Center Mortgage Loan and the Easton Town Center Non-Serviced Pari Passu Companion Loans.

(3)	Based on $1,186,000,000 appraised value as of July 12, 2016.

(4)	Based on UW NOI of $52,039,741 and UW NCF of $49,759,363 and, in the case of debt service coverage ratios, actual debt service.

Mezzanine Loan and Preferred Equity. Provided no event of default is continuing under the Easton Town Center Whole Loan and with not less than 30 days’ prior written notice to the lender, the Easton Town Center Borrower is permitted to incur future mezzanine indebtedness, provided certain conditions are satisfied, including among others, (i) mezzanine lender enters into an intercreditor agreement acceptable to the lender and the rating agencies rating the MSBAM 2016-C30 certificates, (ii) the mezzanine loan has a term at least co-terminous with the Easton Town Center Whole Loan, (iii) the combined loan-to-value ratio is not greater than 56.5% (taking into account the then current appraised value of the Easton Town Center Property and the Lifetime Fitness Parcel), (iv) the combined debt service coverage ratio will not be less than 2.14x (and if the mezzanine loan has a floating interest rate, the related mezzanine loan documents must require an interest rate cap to be maintained during its term at a strike price such that if the mezzanine loan is deemed to bear interest at the cap rate, the anticipated debt service coverage ratio would satisfy the foregoing test) and (v) delivery of a rating agency confirmation.

Release of Property. Provided no event of default is continuing under the Easton Town Center Whole Loan, the Easton Town Center Borrower has the right to obtain the release of up to 25,000 square feet of income-producing portions of the Easton Town Center Property, provided certain conditions are satisfied, including among others, (i) prepayment of a portion of the Easton Town Center Whole Loan which would result in the debt yield as calculated under the Easton Town Center Whole Loan immediately after such release equaling or exceeding 7.47% (provided, that if the debt yield immediately prior to and immediately after such release is greater than and or equal to 7.47%, such prepayment is not required), which prepayment does not require a yield maintenance charge or prepayment premium, (ii) delivery of an officer’s certificate stating that, after giving effect to the release, the Easton Town Center Property complies with all applicable governmental laws and regulations, (iii) the loan-to-value ratio (determined in accordance with the Easton Town Center Whole Loan documents) for the Easton Town Center Whole Loan immediately after such release is less than or equal to 125%, provided that the Easton Town Center Whole Loan may be prepaid in the “qualified amount” as defined in the IRS Revenue Procedure 2010-30 (with payment of the greater of a yield maintenance charge and a 1.00% prepayment premium), in order to meet the foregoing loan-to-value ratio, and (iv) the Easton Town Center Borrower obtains a rating agency confirmation. In addition, the Easton Town Center Borrower may obtain the release of both (x) non-income producing parcels identified on a schedule attached to the loan agreement and (y) any other non-income producing parcels that the Easton Town Center Borrower may elect, provided that it satisfies certain conditions, including, among others, the conditions identified in clauses (ii) and (iii) of the preceding sentence.

Terrorism Insurance. The Easton Town Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Easton Town Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Easton Town Center Property; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA; and provided further that if TRIPRA is no longer in effect and terrorism coverage is then subject to rating and availability on the open market, the Easton Town Center Borrower will be required to obtain terrorism coverage that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, (A) in such event the Easton Town

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

MSBAM 2016-C30	Easton Town Center

Center Borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below), and (B) if the cost exceeds the Terrorism Cap, the Easton Town Center Borrower is required to purchase the maximum amount of coverage available with funds equal to the Terrorism Cap.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the Easton Town Center Borrower for all other coverages required under the Easton Town Center Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

MSBAM 2016-C30	Briarwood Mall

Mortgage Loan No. 3 – Briarwood Mall

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

MSBAM 2016-C30	Briarwood Mall

Mortgage Loan No. 3 – Briarwood Mall

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

MSBAM 2016-C30	Briarwood Mall

Mortgage Loan No. 3 – Briarwood Mall

Briarwood Mall
100 Briarwood Circle
Ann Arbor, MI 48108
ANN ARBOR
Kerrytown
Downtown
Pittsfield Township
Saline
WASHTENAW COUNTY
Ann Arbor Municipal Airport
University of Michigan
Medical Campus
North Campus
South Campus
Bird Hills Park
Leslie Park Golf Course
US Environmental Protection Agency
North Campus Research Complex
Arthur Miller Theatre
Michigan Engineering
School of Music, Theatre and Dance
Gerald Ford Presidential Library
USGS Great Lakes Science Ctr.
Matthaei Botanical Gardens
Univ. of Michigan Health System
VA Ann Arbor Healthcare
CS Mott Children's Hospital
Michigan Theater
Center for the Performing Arts
Kelsey Museum of Archaeology
UM Library
UM School of Law
Gerald Ford School of Public Policy
Stephen M. Ross School of Business
Yost Ice Arena
Michigan Stadium
Crisler Center
Univ. of Michigan Golf Course
Concordia University
Huron Hills Golf Course
Washtenaw Community College
Arborland Shopping Center
County Farm Park
Buhr Park
Cobblestone Farm
Georgetown Country Club
Mary Beth Doyle Park
Maple Village Shopping Center
High Park
Oak Valley Center
Lake Forest Golf Club
Travis Pointe Country Club
Stonebridge Golf Club
Brookside GC of Saline
Pittsfield Township Park
Swift Run Park
Lillie Park
Arbor Square Plaza
Lester J. Montibeller Mem. Park
Detroit 37 miles
Huron R. Drive
Huron R.
Huron River
AMTRAK
ANN ARBOR AMTRAK
Pontiac Trail
Plymouth Rd.
Nixon Rd.
Green Rd.
Earhart Rd.
Maple Rd.
Miller Ave.
Dexter Ave.
Jackson Ave.
Liberty St.
Stadium Blvd.
Pauline Blvd.
S. Main St.
Fuller St.
Huron Pkwy.
Pine Brae St.
Dixboro Rd.
Geddes Rd.
Geddes Ave.
Clark Rd.
Washtenaw Ave.
Scio Church Rd.
Oak Valley Dr.
Industrial Hwy.
Packard St.
S. State St.
Platt Rd.
Packard Rd.
Eisenhower Pkwy.
Waters Rd.
Ann Arbor-Saline Rd.
Ellsworth Rd.
Carpenter Rd.
Lohr Rd.
Morgan Rd.
Textile Rd.
Michigan Ave.
Saline-Ann Arbor Rd.
14
23
94
12
Lake Superior
Marquette
Sault Ste. Marie
ONTARIO
North Channel
Petoskey
Alpena
WISCONSIN
Green Bay
Traverse City
Lake Huron
Appleton
Manitowoc
Manistee
Cadillac
Oshkosh
Ludington
Sheboygan
Lake Michigan
Clare
Bay City
Saginaw
MICHIGAN
Muskegon
Grand Rapids
MILWAUKEE
Flint
Sarnia
East Lansing
Sterling Hts.
Lansing
Troy
DETROIT
Rockford
Waukegan
Kalamazoo
Battle Creek
Benton Harbor
Ann Arbor
Windsor
IL
CHICAGO
Gary
South Bend
IN
Toledo
Lake Erie

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

MSBAM 2016-C30	Briarwood Mall

Mortgage Loan No. 3 – Briarwood Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,000,000			Location:	Ann Arbor, MI 48108
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.9%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.; GM Pension Trust			Year Built/Renovated:	1973/2015
Mortgage Rate:	3.2920%			Size:	369,916 SF
Note Date:	8/15/2016			Cut-off Date Balance per SF(1):	$446
First Payment Date:	10/1/2016			Maturity Date Balance per SF(1):	$446
Maturity Date:	9/1/2026			Property Manager:	Simon Management Associates II, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,313,485
Seasoning:	0 months			UW NOI Debt Yield(1):	11.7%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	11.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.34x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$19,722,300 (6/30/2016 TTM)
Additional Debt Balance(3):	$95,000,000			2nd Most Recent NOI:	$19,454,546 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$19,063,684 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	96.1% (8/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$336,000,000 (7/18/2016)
Recurring Replacements:	$0	Springing	$130,205	Cut-off Date LTV Ratio(1):	49.1%
TI/LC:	$0	Springing	$2,496,933	Maturity Date LTV Ratio(1):	49.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$106,336,479	64.4%
			Closing Costs:	901,916	0.5%
			Return of Equity:	57,761,605	35.0%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The Briarwood Mall Mortgage Loan is part of the Briarwood Mall Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $165,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Briarwood Mall Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Briarwood Mall Whole Loan promissory note to be securitized and (b) March 1, 2020.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Briarwood Mall Mortgage Loan”) is part of a whole loan (the “Briarwood Mall Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $165,000,000, which are secured by a first priority fee mortgage encumbering a 369,916 SF super regional mall known as Briarwood Mall in Ann Arbor, Michigan (the “Briarwood Mall Property”). Note A-1 represents the Briarwood Mall Mortgage Loan and will be included in the MSBAM 2016-C30 Trust. Note A-2 in the original principal amount of $65,000,000 is currently held by Barclays Bank PLC, or an affiliate thereof. Note A-3 in the original principal amount of $30,000,000 is currently held by Bank of America, N.A., or an affiliate thereof. Notes A-2 and A-3 (collectively, the “Briarwood Mall Serviced Pari Passu Companion Loans”) are expected to be contributed to future securitization trusts. The Briarwood Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C30 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Briarwood Mall Whole Loan were used to refinance a previous mortgage loan secured by the Briarwood Mall Property in the amount of approximately $106.3 million, to pay closing costs and to return equity to the Briarwood Mall sponsor. The Briarwood Mall sponsor maintains a current cost basis of approximately $201.6 million.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

MSBAM 2016-C30	Briarwood Mall

The Borrower and the Sponsor. The borrower is Mall at Briarwood, LLC (the “Briarwood Mall Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. Equity ownership in the Briarwood Mall Borrower is held by the Briarwood Mall Mortgage Loan sponsors, Simon Property Group, L.P. (50%) and a GM Pension Trust (50%).

Simon Property Group, L.P. is the guarantor of the Briarwood Mall Whole Loan. Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon owned or had an interest in 209 properties consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and twelve other retail properties in 37 states and Puerto Rico containing an aggregate of approximately 184 million square feet of gross leasable area. Simon Property Group, L.P. is also a sponsor of the borrower under the mortgage loans identified on Annex A-1 as Coconut Point, Simon Premium Outlets and The Shops at Crystals.

The Briarwood Mall Whole Loan will be recourse to the Briarwood Mall guarantor pursuant to standard nonrecourse carve-outs, however, the guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the guarantor of the Briarwood Mall Whole Loan, the the Briarwood Mall guarantor’s liability may not exceed 20% of the original Briarwood Mall Whole Loan amount, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Property. The Briarwood Mall Property consists of 369,916 SF contained in a single-level super regional mall and four free-standing outparcel restaurants housing P.F. Chang’s, Bravo Cucina, Red Robin Gourmet Burgers and Romano’s Macaroni Grill. Included in the collateral are 5,605 parking spaces. Additionally, the Briarwood Mall Property is anchored by four non-collateral tenants: Macy’s, JCPenney, Sears and Von Maur that occupy 608,118 SF. The Briarwood Mall Property was 96.1% leased as of August 1, 2016 to 104 retail and restaurant tenants. The three largest tenants by NRA include MC Sporting Goods, Forever 21 and Victoria’s Secret, with no other tenant occupying more than 3.6% of NRA or representing more than 3.3% of base rent. Other noteworthy tenants include: H&M, The Gap, Pottery Barn, J.Crew, Williams-Sonoma, Apple, Michael Kors and Coach.

In 2013, the Briarwood Mall Property underwent an approximate $5.3 million renovation of the mall entrances and lighting and reconfiguration of the center court, play-area and bus-stop to control traffic flow. In 2015, the Briarwood Mall sponsor completed its build out of the P.F. Chang’s and Bravo Cucina outparcels at an approximate cost of $7.2 million. The Briarwood Mall Property concourse is currently undergoing a $1.9 million floor replacement.

Access to the Briarwood Mall Property is available from mall access roads extending south from Eisenhower Parkway and west from State Street, each a primary commercial corridor in the neighborhood. According to the appraisal, daily traffic count along State Street across from the Briarwood Mall Property is 47,079 cars per day. Interstate 94 is located immediately south of the Briarwood Mall Property and provides connections throughout the entire Ann Arbor MSA and to the Detroit MSA. Daily traffic count along Interstate 94 outside of the Briarwood Mall Property is 74,000 cars per day.

As of August 2016, the Briarwood Mall Property was 96.1% occupied. Historical occupancy at the Briarwood Mall Property has averaged 94.8% from 2011 to 2015. Total inline sales at the Briarwood Mall Property for the trailing 12 months ending May 31, 2016 were approximately $117.7 million with an average of $583 PSF ($437 PSF excluding Apple), resulting in an occupancy cost of 13.3% (17.9% excluding Apple).

The following table presents a summary of historical comparable in-line sales and occupancy costs at the Briarwood Mall Property.

Historical Sales Summary(1)
	Comparable In-line Tenant Sales PSF		Comparable In-line Tenant Occupancy Cost(2)		Total Comparable In-line Sales
Year	w/ Apple	w/o Apple	w/ Apple	w/o Apple
2013	$560	$415	13.2%	17.9%	$119,183,000
2014	$589	$430	13.1%	18.1%	$114,690,000
2015	$597	$447	13.5%	18.2%	$116,503,000
5/31/2016 TTM(3)	$583	$437	13.3%	17.9%	$117,707,565

(1)	Comparable In-line tenant sales are based on tenants that have been in occupancy at the Briarwood Mall Property since 2013 with at least 12 months of sales data.

(2)	Occupancy Cost % calculations are based on UW Total Rent (base rent, recoveries, % rent in lieu and overage rent), divided by sales from the respective year.

(3)	For TTM figures, comparable in-line tenants are defined as all stores less than 10,000 SF with at least 12 months of sales data.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

MSBAM 2016-C30	Briarwood Mall

The following table presents certain information relating to the leases at the Briarwood Mall Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual UW Rent		Annual UW Rent PSF(3)	Sales (TTM 5/31/2016)(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants(5)
Forever 21	NR/NR/NR	15,941	4.3%	$874,182	5.5%	$54.84	$2,665,654	$167	32.8%	7/31/2024
Victoria’s Secret	NR/NR/NR	14,232	3.8%	$687,833	4.3%	$48.33	N/A	N/A	N/A	1/31/2026
The Gap	BB+/Baa2/BB+	13,191	3.6%	$549,141	3.4%	$41.63	$2,625,537	$199	20.9%	1/31/2017
Express/Express Men	NR/NR/NR	11,584	3.1%	$502,398	3.1%	$43.37	$2,641,282	$228	19.0%	1/31/2018
H&M	NR/NR/NR	13,206	3.6%	$488,622	3.1%	$37.00	$3,400,502	$257	14.4%	1/31/2018
Subtotal/Wtd. Avg.		68,154	18.4%	$3,102,176	19.4%	$45.52

Other Tenants		288,781	78.1%	$12,860,424		$44.53
Vacant Space		12,981	3.5%
Total/Wtd. Avg.		369,916	100.0%	$15,962,600		$44.72

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending May 31, 2016 as provided by the sponsor and only include tenants reporting comparable sales.

(5)	Major Tenants are ordered by Annual UW Rent.

The following table presents certain information relating to the lease rollover schedule at the Briarwood Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	16	44,598	$50.26	12%	12%	$2,241,311	14%	14%
2018	19	80,904	$39.58	22%	34%	$3,202,549	20%	34%
2019	9	23,707	$51.73	6%	40%	$1,226,362	8%	42%
2020	3	12,078	$37.55	3%	44%	$453,558	3%	45%
2021	14	53,109	$31.03	14%	58%	$1,648,176	10%	55%
2022	7	13,378	$74.04	4%	62%	$990,452	6%	61%
2023	13	28,529	$55.52	8%	69%	$1,584,057	10%	71%
2024	11	48,463	$42.48	13%	82%	$2,058,664	13%	84%
2025	7	21,276	$54.09	6%	88%	$1,150,784	7%	91%
2026	6	30,893	$45.53	8%	96%	$1,406,685	9%	100%
Vacant	0	12,981	$0.00	4%	100%	$0	0%	100%
Total/Wtd. Avg.	105	369,916	$44.72	100%		$15,962,600	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Briarwood Mall Property is located in the community of Ann Arbor, Michigan, approximately 2.4 miles south of downtown Ann Arbor. Ann Arbor is the world headquarters for Domino’s Pizza and Con-way, and includes technology companies such as Google’s AdWords division, ProQuest, JSTOR and Toyota’s North American Tech Center. Demand generators in the market include the University of Michigan (“UofM”), their hospital network as well as various research and development companies who are attracted to the area due to the educated workforce and proximity to the Detroit MSA.

UofM drives the local economy along with healthcare, scientific and technical services, and management. UofM Medical Center and UofM are the top employers in Ann Arbor with 29,068 employees. UofM is ranked as a top 5 public university, with nineteen schools and colleges and 29 NCAA Division I athletic teams. UofM’s student discretionary spending is estimated at $94.9 million per year and every home UofM football game generates approximately $12 million in local spending. The UofM main campus is located approximately 2.7 miles northeast of the Briarwood Mall Property and the UofM stadium is located 1.5 miles north. UofM has a current enrollment of over 43,700 students.

According to the appraisal, the estimated 2015 population within a five-, ten- and fifteen-mile radius around the Briarwood Mall Property was 165,051, 295,266 and 443,466, respectively. The estimated 2015 average household income within a five-, ten- and fifteen-mile radius was $88,557, $88,271 and $91,705, respectively. The estimated 2015 total retail sales per household within a five-, ten- and fifteen-mile radius was $47,412, $48,089 and $51,295, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

MSBAM 2016-C30	Briarwood Mall

According to an industry report, the Ann Arbor retail market as of July 2016 consisted of nearly 15.4 million SF between 1,372 shopping centers and free standing buildings, with a vacancy rate of 4.8% and an average asking rent of $14.36 PSF, as compared to a previous five-year average vacancy rate of 6.7% and a previous five-year average asking rent of $13.99 PSF.

The Briarwood Mall Property is the only enclosed regional mall in the Ann Arbor market with the nearest enclosed mall being Westland Shopping Center, 26 miles away. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain competitive retail properties to the Briarwood Mall Property:

Competitive Property Summary
Property	Type	Year Built/Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Briarwood Mall Property Ann Arbor, MI	Super Regional Mall	1973/2015	369,916	96% (1)	$583(2)	Macy’s, JCPenney, Sears, Von Maur(3)	N/A
Westland Shopping Center Westland, MI	Super Regional Mall	1965/2014	1,064,000	80%	$350	Macy’s, Sears, JCPenney, Kohl’s	26.0
Twelve Oaks Mall Novi, MI	Super Regional Mall	1977/2007	1,519,000	95%	$525	Nordstrom, Lord &Taylor, JCPenney, Macy’s, Sears	36.2
The Somerset Collection Troy, MI	Super Regional Mall	1969/1996	1,443,000	95%	$650	Macy’s, Neiman Marcus, Nordstrom, Saks Fifth Avenue	59.2
Laurel Park Place Livonia, MI	Regional Mall	1989/2015	870,000	75%	$325	Carson’s, Von Maur, Phoenix Theater	29.1
Arborland Center Ann Arbor, MI	Regional Center	1983/2005	403,536	96%	N/A	Kroger, Nordstrom Rack, Bed Bath & Beyond, Marshalls, Toys R Us	3.7
Total/Wtd. Avg. (4)			5,669,452	89%

Source: Appraisal

(1)	Occupancy as of August 1, 2016.

(2)	Comparable inline sales shown as of May 31, 2016. Comparable inline sales excluding Apple for that period were $437 PSF.

(3)	The Briarwood Mall Property is anchored by four non-collateral tenants: Macy’s, JCPenney, Sears and Von Maur.

(4)	Total/Wtd. Avg. excludes the Briarwood Mall Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Briarwood Mall Property:

Cash Flow Analysis
	2013	2014	2015	6/30/2016 TTM	UW	UW PSF
Base Rent	$14,655,978	$14,675,082	$15,216,636	$15,413,428	$15,962,600 (1)	$43.15
Vacant Space	0	0	0	0	1,067,664	2.89
Total Recoveries	9,072,498	9,880,574	9,846,373	9,472,008	9,181,398	24.82
Other Income(2)	2,073,913	1,993,644	1,999,206	1,866,291	1,936,222	5.23
Less Vacancy	(529)	(93,505)	(160,304)	249,304	(1,377,439)	(5.1%)
Effective Gross Income	$25,801,860	$26,455,795	$26,901,911	$27,001,031	$26,770,446	$72.37
Total Operating Expenses	7,226,104	7,392,111	7,447,365	7,278,731	7,456,960	20.16
Net Operating Income	$18,575,756	$19,063,684	$19,454,546	$19,722,300	$19,313,485	$52.21
Capital Expenditures	0	0	0	0	65,102	0.18
TI/LC	0	0	0	0	854,031	2.31
Net Cash Flow	$18,575,756	$19,063,684	$19,454,546	$19,722,300	$18,394,351	$49.73

Occupancy %	94.1%	93.6%	95.8%	96.1%(3)	96.5%
NOI DSCR	3.37x	3.46x	3.53x	3.58x	3.51x
NCF DSCR	3.37x	3.46x	3.53x	3.58x	3.34x
NOI Debt Yield	11.3%	11.6%	11.8%	12.0%	11.7%
NCF Debt Yield	11.3%	11.6%	11.8%	12.0%	11.1%

(1)	UW Base Rent includes rent steps through September 1, 2017.

(2)	Other income includes income from temporary tenants, percentage rent, storage, stroller rentals, ATMs and other miscellaneous rental income.

(3)	Occupancy as of August 1, 2016.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

MSBAM 2016-C30	Briarwood Mall

Escrows and Reserves. During a Reserve Deposit Period (as defined below), the Briarwood Mall Borrower is required to escrow monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums, except to the extent that the insurance required is maintained under a blanket insurance policy, (iii) $5,425 for replacement reserves, capped at $130,205 and (iv) $69,359 for TI/LC reserves, capped at $2,496,933.

A “Reserve Deposit Period” will occur upon the debt service coverage ratio based on the preceding four calendar quarters falling below 1.55x for two consecutive calendar quarters and end upon the debt service coverage ratio based on the preceding four calendar quarters being greater than or equal to 1.55x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Briarwood Mall Whole Loan. The Briarwood Mall Whole Loan has springing cash management (i.e. the Briarwood Mall Whole Loan has cash management only after the initial occurrence, and during the continuance, of a Cash Sweep Period (as defined below)). During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept into a cash management account for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget. Also during the continuance of a Cash Sweep Period, the Briarwood Mall Whole Loan documents require all excess cash to be deposited with the lender to be held as additional security for the Briarwood Mall Whole Loan.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Briarwood Mall Whole Loan guarantors or property manager, or (iii) the debt service coverage ratio based on the preceding four calendar quarters falling below 1.45x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the Briarwood Mall Whole Loan guarantors or property manager are no longer involved in any bankruptcy action or are replaced by a qualified manager within 60 days or an acceptable replacement guarantor, as applicable, or in regard to clause (iii) above, upon the date the debt service coverage ratio based on the preceding four calendar quarters is greater than or equal to 1.45x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Briarwood Mall Property also secures the Briarwood Mall Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $95,000,000. The promissory notes evidencing the Briarwood Mall Serviced Pari Passu Companion Loans include Promissory Note A-2 in the original principal amount of $65,000,000 and currently held by Barclays Bank PLC, or an affiliate thereof, and Promissory Note A-3 in the original principal amount of $30,000,000 and currently held by Bank of America, N.A., or an affiliate thereof, both expected to be contributed to one or more future securitization trusts. The Briarwood Mall Serviced Pari Passu Companion Loans accrue interest at the same rate as the Briarwood Mall Mortgage Loan. The Briarwood Mall Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Briarwood Mall Serviced Pari Passu Companion Loans. The holders of the Briarwood Mall Mortgage Loan and the Briarwood Mall Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Briarwood Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Briarwood Mall Borrower may make transfers of non-income producing portions of the Briarwood Mall Property as described in the Preliminary Prospectus.

Terrorism Insurance. The Briarwood Mall Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Briarwood Mall Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premium for “All Risk” or “Special Perils” property insurance required under the related the Briarwood Mall Whole Loan documents, but excluding the wind and flood components of such premium.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

MSBAM 2016-C30	Coconut Point

Mortgage Loan No. 4 – Coconut Point

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

MSBAM 2016-C30	Coconut Point

Mortgage Loan No. 4 – Coconut Point

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

MSBAM 2016-C30	Coconut Point

Mortgage Loan No. 4 – Coconut Point

CAPE CORAL
FORT MYERS
Gateway
Downtown Ft. Myers 5 miles
Tampa 133 miles
Daniels Pkwy
Southwest Florida International Airport
Cypress Lake
Ft. Myers Villas
Lakes Regional Park
Iona
Kelly Rd
Summerlin Rd
Tamiami Trail
LEE COUNTY
Alico Rd
Terminal Access Rd
Airport Haul Rd
Treeline Ave
San Carlos Park
Three Oaks
Florida Gulf Coast University
Alico Arena
Estero Bay Preserve State Park
Estero Pkwy
Corkscrew Rd
Broadway Ave
Estero Bay
Fort Myers Beach
Estero Island
Estero
Williams Rd
Three Oaks Pkwy
Gulf of Mexico
Mound Key Archaeological State Park
Estero Blvd
Coconut Point
23106 Fashion Drive
Estero, FL 33928
CREW Flint Pen Strand
Strike Ln
Hickory Blvd
Bonita Springs
Terry St
Bonita Beach Rd SE
COLLIER COUNTY
Naples-Ft. Myers Greyhound Track
Naples 15 miles
FLORIDA
WEST PALM BEACH
THE EVERGLADES
MIAMI BEACH
MIAMI

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

MSBAM 2016-C30	Coconut Point

Mortgage Loan No. 4 – Coconut Point

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Estero, FL 33928
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.7%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting(5):	Fee
Sponsor:	Simon Property Group, L.P			Year Built/Renovated:	2006/N/A
Mortgage Rate:	3.9530%			Size(6):	836,531 SF
Note Date:	9/7/2016			Cut-off Date Balance per SF(1):	$227
First Payment Date:	11/1/2016			Maturity Date Balance per SF(1):	$192
Maturity Date:	10/1/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$16,634,609
Seasoning:	0 months			UW NOI Debt Yield(1):	8.8%
Prepayment Provisions(2):	LO (23); DEF (90); O (7)			UW NOI Debt Yield at Maturity(1):	10.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.98x(IO) 1.39x(P&I)
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$17,897,357 (6/30/2016 TTM)
Additional Debt Balance(1)(3):	$130,000,000			2nd Most Recent NOI:	$17,639,774 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$16,983,407 (12/31/2014)
Reserves(4)				Most Recent Occupancy(7):	88.4% (6/7/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	92.9% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$283,000,000 (7/19/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	67.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	56.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$190,000,000	82.1%	Loan Payoff:	$231,155,064	99.8%
Borrower’s Equity	$41,552,258	17.9%	Closing Costs:	$397,194	0.2%
Total Sources:	$231,552,258	100.0%	Total Uses:	$231,552,258	100.0%

(1)	The Coconut Point Mortgage Loan (as defined below) is part of the Coconut Point Whole Loan (as defined below), which is comprised of three pari passu promissory notes. The three Coconut Point pari passu promissory notes have a combined original principal balance of $190,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the three senior notes totaling $190,000,000.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Coconut Point promissory note to be securitized and (b) November 1, 2019.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Coconut Point Borrower owns a leasehold interest in the Coconut Point Property and the 100% equity owner of the Coconut Point Borrower owns a fee interest in the Coconut Point Property (as defined below), each of which is subject to a mortgage securing the Coconut Point Whole Loan. Accordingly, the Coconut Point Property (as defined below) is being treated as a fee interest.

(6)	The Coconut Point Property is part of a shopping center with a total SF of 1,205,351, which includes non-collateral anchor tenants, Super Target (186,995 SF) and Dillard’s, Inc. (“Dillards”) (181,825 SF). Dillards is a 50% owner of the Coconut Point Borrower.

(7)	Most recent occupancy information is calculated based on the collateral SF of 836,531. The occupancy including the non-collateral anchors is 92.0%.

The Mortgage Loan. The fourth largest mortgage loan (the “Coconut Point Mortgage Loan”) is part of a whole loan (the “Coconut Point Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $190,000,000, all of which are secured by a first priority fee mortgage encumbering the regional mall known as Coconut Point (the “Coconut Point Property”). Promissory Note A-2, in the original principal amount of $60,000,000, represents the Coconut Point Mortgage Loan and will be included in the MSBAM 2016-C30 Trust. Promissory Note A-1, in the original principal amount of $100,000,000 is currently held by Column Financial Inc. or an affiliate thereof, and Promissory Note A-3 in the original principal amount of $30,000,000 is currently held by Morgan Stanley Bank, N.A. or an affiliate thereof. Promissory Notes A-1 and A-3 (collectively, the “Coconut Point Pari Passu Companion Loans”) are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Coconut Point Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C30 Trust, and from and after the securitization of the Coconut Point Pari Passu Companion Loan represented by Note A-1, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such Coconut Point Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans—” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Coconut Point Whole Loan together with $41,552,258 of borrower equity were used to refinance a previous loan with an original balance of approximately $230,000,000 secured by the Coconut Point Property and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

MSBAM 2016-C30	Coconut Point

The Borrower and the Sponsor. The borrower is Coconut Point Town Center, LLC (the “Coconut Point Borrower”), a single-purpose Delaware limited liability company with two independent directors. Coconut Point Town Center, LLC is 100% owned by Coconut Point Developers, LLC, a Delaware limited liability company. Coconut Point Developers, LLC is 50% owned by each of Simon Property Group, L.P., a Delaware limited partnership (the “Coconut Point Sponsor”), and Dillard’s, a Delaware corporation, which are the non-recourse carveout guarantors with respect to the Coconut Point Whole Loan. The Coconut Point Property is managed by Simon Management Associates, LLC, an affiliate of the Coconut Point Borrower and Coconut Point Sponsor. The Coconut Point Sponsor, Simon Property Group, L.P., is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon operated 209 properties, consisting of 108 malls, 71 Premium Outlet-branded centers, fourteen Mills-branded centers, four lifestyle centers, and twelve other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 184 million square feet.

Simon Property Group, L.P. is also a sponsor of the borrowers under the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Briarwood Mall, Simon Premium Outlets and The Shops at Crystals.

The Coconut Point Whole Loan will be recourse to the Coconut Point guarantors pursuant to standard non-recourse carve-outs; however, the non-recourse carve-out guaranty (which also covers environmental provisions in the Coconut Point Whole Loan documents) provides that for so long as Simon Property Group, L.P. is one of the guarantors, the liability of the Coconut Point Whole Loan guarantors may not exceed $38,000,000, in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty. In addition, the borrower is permitted to replace the existing guarantor for liabilities under the non-recourse carveout guaranty accruing after the date of such replacement with a “qualified transferee” (as defined in the Coconut Point Whole Loan documents. A “qualified transferee” must be either (A) an affiliate of Simon Property Group, L.P. or Simon Property Group, Inc., (B) an institution that owns at least five shopping centers, and owns retail properties and shopping centers totaling in the aggregate 3,000,000 square feet of gross leasable area, has total assets or invests through a fund that has total assets in excess of $600,000,000 and has a net worth or invests through a fund with a net worth in excess of $450,000,000, or (C) as to which a rating agency confirmation has been received, and in each case must satisfy certain other requirements.

The Property. The Coconut Point Property is an open-air, one-story, regional shopping center, comprised of approximately 1,205,351 total SF, 836,531 SF of which serve as collateral for the Coconut Point Whole Loan. The center was built in 2006 by the Coconut Point Sponsor, and since 2008, the Coconut Point Sponsor has invested approximately $5.0 million in capital expenditures. The center consists of 22 mostly Spanish Mediterranean style buildings on an elongated, irregularly shaped site flanked by U.S. Route 41 (west), Via Coconut Point (east), Coconut Road (south), and a nature preserve buffer to the north. The Coconut Point Property is part of a larger development. The northern portion of the development contains the Super Target anchor (non-collateral) and the majority of the “big box” retailers, configured in a semi-circle facing U.S. 41, akin to a power center. The southern portion of the development consists of buildings in a linear configuration set back from and facing U.S. 41, akin to a lifestyle center, which contains Dillard’s and most of the outparcels (Hyatt Regency Hotel, The Vitamin Shoppe, Ethan Allen, CNL Bank, Wells Fargo Bank, Verizon – none of which are collateral for the Coconut Point Whole Loan). The development also contains the two-story Residences at Coconut Point, which are condominiums and located on the southeast end near Dillard’s (non-collateral). West of the Residences at Coconut Point is a Marriott Towne Suites hotel (non-collateral).

The Coconut Point Property is anchored by Super Target (non-collateral), Dillard’s (non-collateral), Hollywood Theaters, Bed Bath & Beyond, T.J. Maxx, Ross Dress For Less and Best Buy. In addition to the anchors, the Coconut Point Property is leased to 131 additional tenants including national retailers Barnes & Noble, DSW Shoe Warehouse, PetsMart, Office Max, Cost Plus World Market, and West Elm. As of June 7, 2016, the Coconut Point Property had an occupancy rate of 92.0% (including non-collateral anchors) and 88.4% for the collateral SF.

The following table presents a summary of historical comparable in-line sales and occupancy costs and total mall sales.

Historical Sales Summary(1)
	Comparable In-line Tenant Sales PSF		Comparable In-line Tenant Occupancy Cost(2)		Total Comparable In-line Sales	Total Mall Sales(3)
Year	w/ Apple	w/o Apple	w/ Apple	w/o Apple
2013	$446	$356	11.2%	13.9%	$121,301,000	$152,120,000
2014	$463	$369	10.8%	13.4%	$125,962,000	$161,184,000
2015	$460	$373	10.8%	13.3%	$125,130,000	$170,861,000
6/30/2016 TTM(4)	$457	$371	10.9%	13.3%	$124,549,610	$180,971,627

(1)	Comparable In-line tenant sales are based on tenants that have been in occupancy at the Coconut Point Property since 2013 with at least 12 months of sales data.

(2)	Occupancy Cost % calculations are based on UW Total Rent (base rent, recoveries, % rent in lieu and overage rent), divided by sales from the respective year.

(3)	Total Mall Sales excludes Super Target and Dillard’s, which are not part of the collateral.

(4)	For TTM figures, comparable in-line tenants are defined as all stores less than 10,000 SF with at least 12 months of sales data.

Major Tenants.

Hollywood Theaters (79,197 SF, 9% of NRA, 4% of underwritten base rent). Hollywood Theaters, Inc. (“Hollywood Theaters”) leases 79,197 SF at the Coconut Point Property and operates the space as a 16-screen movie theater. The lease began April 17, 2009 and has a lease expiration date of April 30, 2024. Hollywood Theaters is part of the Regal Entertainment Group. Regal Entertainment Group (NYSE:RGC) is the largest theater owner in the United States. The company has 7,361 screens within 572 theaters in 42 states through its Regal Cinemas, Edwards Theatres, United Artists Theatre Company, and Hoyts Cinema brands.

Bed Bath & Beyond (35,000 SF, 4% of NRA, 3% of underwritten base rent). Bed Bath & Beyond Inc. (“Bed Bath & Beyond”) leases 35,000 SF at the Coconut Point Property. The lease began September 7, 2006 and has a lease expiration date of January 31, 2017. Bed, Bath & Beyond (NASDAQ:BBBY) is a leading domestic supplier and furnishing retailer with 1,530 stores throughout the United States, Puerto Rico, and Canada. The store specializes in domestics and home furnishings, and also operates three smaller specialty chains: Christmas Tree Shops, buybuy BABY stores, and Harmon discount health and beauty shops.

T.J. Maxx (32,311 SF, 4% of NRA, 2% of underwritten base rent). The TJX Companies, Inc. (“T.J. Maxx”) leases 32,311 SF at the Coconut Point Property. The lease began May 21, 2006 and has a lease expiration date of May 31, 2021. T.J. Maxx (NYSE:TJX) is a leading American off-price retailer

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

MSBAM 2016-C30	Coconut Point

of apparel and home fashions. The company operates 2,587 stores in the United States and 808 stores in Canada and Europe. In the United States, TJX Companies, Inc. operates under four brands: T.J. Maxx, HomeGoods, Marshalls, and Sierra Trading Post.

Ross Dress For Less (30,173 SF, 4% of NRA, 3% of underwritten base rent). Ross Stores, Inc. (“Ross Dress For Less”) leases 30,173 SF at the Coconut Point Property. The lease began September 20, 2006 and has a lease expiration date of January 31, 2022. Ross Dress For Less is headquartered in Pleasanton, California, and is a large national off-price retailer. The company operates two chains of off-price retail apparel and home accessories stores.

Best Buy (30,000 SF, 4% of NRA, 4% of underwritten base rent). Best Buy Stores Co., Inc. (“Best Buy”) leases 30,000 SF at the Coconut Point Property. The lease began August 11, 2006 and has a lease expiration date of January 31, 2022. Best Buy (NYSE: BBY) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances, and related services. Worldwide, the company operates 1,731 stores and is currently the largest consumer electronics retailer in the United States accounting for approximately one-third of total electronics, appliance, and computer stores sales.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

MSBAM 2016-C30	Coconut Point

The following table presents certain information relating to the anchor tenants and major tenants. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Coconut Point Property. The operating covenants of the anchor tenants have expired.

Tenant Summary
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant SF	% of Collateral SF	Annual UW Rent(2)	% of Annual UW	Annual UW Rent PSF(3)	Sales (TTM 6/30/2016) (4)		Occ. Cost %(5)	Lease Expiration
							$	PSF(3)
Anchors
Super Target (Not Collateral)	A2/A/A-	186,995	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dillard’s (Not Collateral)	Baa3/BBB-/BBB-	181,825	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Subtotal/Wtd. Avg.		368,820	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Hollywood Theaters (6)	NR/NR/NR	79,197	9.5%	$570,180	3.6%	$7.20	$4,298,021	$268,626	20.2%	4/30/2024
Bed Bath & Beyond	Baa1/BBB+/A+	35,000	4.2%	$492,450	3.1%	$14.07	N/A	N/A	N/A	1/31/2017
T.J. Maxx	A2/A+/NR	32,311	3.9%	$331,188	2.1%	$10.25	$11,406,429	$353	3.3%	5/31/2021
Ross Dress For Less	A3/A-/A	30,173	3.6%	$407,336	2.6%	$13.50	N/A	N/A	N/A	1/31/2022
Best Buy	Baa1/BBB-/BBB-	30,000	3.6%	$570,000	3.6%	$19.00	N/A	N/A	N/A	1/31/2022
Subtotal/Wtd. Avg. (7)		206,681	24.7%	$2,371,153	15.0%	$11.47	$15,704,450	$141	7.9%

Major > 10,000 SF
Barnes & Noble	NR/NR/NR	27,544	3.3%	$385,616	2.4%	$14.00	$3,900,781	$142	11.6%	2/28/2017
DSW Shoe Warehouse	NR/NR/NR	20,961	2.5%	$303,935	1.9%	$14.50	N/A	N/A	N/A	1/31/2022
Office Max	NR/NR/NR	19,899	2.4%	$325,000	2.1%	$16.33	N/A	N/A	N/A	7/31/2021
PetsMart	NR/NR/NR	19,624	2.3%	$289,454	1.8%	$14.75	$5,058,086	$258	6.4%	9/30/2021
Cost Plus World Market	NR/NR/NR	18,300	2.2%	$356,850	2.3%	$19.50	$2,356,491	$129	17.3%	1/31/2017
West Elm	NR/NR/NR	15,087	1.8%	$301,740	1.9%	$20.00	$2,977,269	$197	10.1%	3/31/2019
Michael’s	NR/NR/NR	14,763	1.8%	$244,316	1.5%	$16.55	$2,745,180	$186	10.3%	10/31/2023
Party City(8)	B3/B-/NR	12,000	1.4%	N/A	N/A	N/A	$1,111,440	$93	19.3%	1/31/2018
Pier 1 Imports	NR/NR/NR	11,030	1.3%	$217,843	1.4%	$19.75	$2,196,735	$199	11.6%	10/31/2021
Subtotal/Wtd. Avg. (7)		159,208	19.0%	$2,424,753	15.4%	$16.47	$20,345,982	$172	11.0%

Top 10 In-Line (9)
Ruth’s Chris Steak House	NR/NR/NR	9,946	1.2%	$361,040	2.3%	$36.30	$5,820,996	$585	10.6%	11/30/2021
Ulta 3	NR/NR/NR	9,829	1.2%	$308,041	2.0%	$31.34	$5,069,798	$516	7.5%	1/31/2017
Charming Charlie	B3/B-/NR	10,000	1.2%	$293,900	1.9%	$29.39	$1,640,100	$164	19.2%	8/31/2020
Stir Crazy	NR/NR/NR	8,258	1.0%	$264,550	1.7%	$32.04	$2,409,932	$292	20.0%	1/31/2019
Blue Water Bistro	NR/NR/NR	6,681	0.8%	$233,835	1.5%	$35.00	$2,377,367	$356	16.9%	4/30/2017
Sephora	NR/NR/NR	6,066	0.7%	$224,442	1.4%	$37.00	$5,498,586	$906	7.7%	1/31/2018
Tommy Bahama	NR/NR/NR	4,476	0.5%	$224,000	1.4%	$50.04	N/A	N/A	N/A	11/30/2026
California Pizza Kitchen	NR/NR/NR	5,997	0.7%	$197,901	1.3%	$33.00	$3,421,229	$570	11.1%	12/31/2021
Express	NR/NR/NR	7,575	0.9%	$196,950	1.2%	$26.00	$2,061,688	$272	16.5%	1/31/2017
Rodizio Grill	NR/NR/NR	6,928	0.8%	$192,668	1.2%	$27.81	$3,077,625	$444	10.9%	4/30/2026

All other Tenants < 10,000 SF		298,130	35.6%	$8,499,911	53.8%	$28.51	$113,543,874
Total Occupied SF		739,775	88.4%	$15,793,143	100.0%	$21.35	$180,971,627
Vacant		96,756	11.6%
Total Property SF		836,531	100.0%

Comparable In-Line		272,273					$124,549,610	$457	10.9%
Comparable In-Line Without Apple (10)		267,473					$99,325,754	$371	13.3%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual UW Rent includes contractual rent steps equal to $510,442 through June 30, 2017, as well as $456,000 of rent associated with three tenants which have signed leases but are not yet in occupancy (Divieto, Tommy Bahama and Naples Soap Company, which in aggregate represent 1.6% of square footage).

(3)	PSF figures exclude vacant space.

(4)	Tenant sales for trailing twelve months ended June 30, 2016.

(5)	Occ. Cost % calculations are based on UW Total Rent (UW base rent, recoveries, % rent in lieu and overage rent), divided by TTM 6/30/2016 Sales.

(6)	Sales PSF for Hollywood Theaters are based on 16 screens.

(7)	For purposes of calculating subtotals for Sales PSF and Occ. Cost %, amounts are based on tenants that reports sales on a per square feet basis. Wtd. Avg. is based on Tenant SF.

(8)	Party City pays percentage rent in lieu of base rent.

(9)	Top 10 In-Line tenants based on UW base rent.

(10)	Apple leases approximately 4,800 SF (0.6% of NRA) of in-line space at the Coconut Point Property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

MSBAM 2016-C30	Coconut Point

The following table presents certain information relating to the lease rollover schedule at the Coconut Point Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(3)	UW Rent PSF Rolling(4)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2016	3	8,006	1.0%	1.0%	$302,096	$37.73	1.9%	1.9%
2017	39	203,794	24.4%	25.3%	$4,677,370	$22.95	29.6%	31.5%
2018	14	46,385	5.5%	30.9%	$1,024,453	$22.09	6.5%	38.0%
2019	7	37,944	4.5%	35.4%	$910,232	$23.99	5.8%	43.8%
2020	8	25,973	3.1%	38.5%	$845,316	$32.55	5.4%	49.1%
2021	22	141,918	17.0%	55.5%	$3,026,863	$21.33	19.2%	68.3%
2022	9	102,119	12.2%	67.7%	$1,868,001	$18.29	11.8%	80.1%
2023	3	20,191	2.4%	70.1%	$469,213	$23.24	3.0%	83.1%
2024	7	101,722	12.2%	82.3%	$1,095,974	$10.77	6.9%	90.0%
2025	3	13,351	1.6%	83.8%	$335,079	$25.10	2.1%	92.2%
2026	6	24,066	2.9%	86.7%	$831,769	$34.56	5.3%	97.4%
2027 and Beyond	15	14,306	1.7%	88.4%	$406,777	$28.43	2.6%	100.0%
Vacant	25	96,756	11.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	161	836,531	100.0%		$15,793,143	$21.35	100.0%

(1)	Information is based on the underwritten rent roll and the borrower’s owned space.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject and that are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes contractual rent steps equal to $510,442 through June 30, 2017.

(4)	UW Rent PSF Rolling excludes vacant space.

The Market. The Coconut Point Property is located within the Village of Estero, in the southern portion of the Fort Myers-Cape Coral CBSA, on the west coast of Florida approximately 20 miles south of Ft. Myers, FL. The Coconut Point Property is situated at the mid-point between Ft. Myers, FL and Naples, FL with extensive frontage along heavily trafficked U.S. Route 41 and is 2.3 miles southwest of I-75. Estero is approximately two miles west of U.S. Route 41, beyond which is the Gulf of Mexico. I-75 provides regional access and extends northward through Florida to Chattanooga, TN, and east to Ft. Lauderdale, FL. According to the appraisal, the area surrounding the Coconut Point Property is characterized by residential development, including several golf-oriented, country club subdivisions with upscale homes separated by numerous lakes. Over the period extending from 2000 through 2015, the compound annual growth rates for the population within a one, three, and five mile radius of the Coconut Point Property have been 5.17%, 5.36% and 3.91%, respectively. Within a one, three, and five mile radius of the Coconut Point Property, the 2015 annual average household income levels were estimated at $123,919, $103,065, and $92,110, respectively. These are above the corresponding average for the Fort Myers-Cape Coral CBSA, State of Florida and United States which are estimated at $70,514, $68,907 and $77,468, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

MSBAM 2016-C30	Coconut Point

The appraiser concluded a primary trade area of up to a 10-mile radius around the Coconut Point Property and a secondary trade area up to a 15-mile radius around the Coconut Point Property. A summary of demographics in the primary and secondary trade areas compared to the Fort Myers-Cape Coral CBSA, Florida and the United States is presented below.

Demographic Summary
Statistic	10-mile Radius	15-mile Radius	Fort Myers-Cape Coral CBSA	State of Florida	United States
Population
2000	118,328	275,807	440,238	15,967,616	281,422,025
2015	185,099	435,493	679,145	19,982,286	321,008,371
2020 (projected)	206,994	490,636	762,623	21,349,479	334,312,036
% Increase 2000-2015	56.4%	57.9%	54.3%	25.1%	14.1%
% Increase 2015-2020 (projected)	11.8%	12.7%	12.3%	6.8%	4.1%

Average Household Income
2000	$75,092	$72,049	$56,573	$53,493	$56,675
2015	$94,416	$89,924	$70,514	$68,907	$77,468
2020 (projected)	$109,965	$103,876	$82,043	$79,373	$89,744
% Increase 2000-2015	25.7%	24.8%	24.6%	28.8%	36.7%
% Increase 2015-2020 (projected)	16.5%	15.5%	16.4%	15.2%	15.9%

Number of Households
2000	52,585	125,686	188,245	6,330,109	105,480,443
2015	84,508	198,874	285,218	7,867,777	121,422,322
2020 (projected)	95,717	225,053	320,972	8,443,262	127,063,980
% Increase 2000-2015	60.7%	58.2%	51.5%	24.3%	15.1%
% Increase 2015-2020 (projected)	13.3%	13.2%	12.5%	7.3%	4.6%

Source: Appraisal

According to the appraisal, the Coconut Point Property is located in the Estero submarket of the Florida Southwest retail market, encompassing approximately 1.7% of the region’s retail inventory. As of the second quarter of 2016, the Florida Southwest retail market had a vacancy rate of 9.7% and the Estero submarket had a vacancy rate of 10.9%. In the same period, asking rents in the Florida Southwest retail market were $14.18 PSF and asking rents in the Estero submarket were $15.86 PSF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

MSBAM 2016-C30	Coconut Point

The following table presents certain competitive retail properties to the Coconut Point Property:

Competitive Property Summary
Property Name	Center Type	Proximity	Total GLA	Year Built	Year Renovated	Anchor Tenants	Occupancy	In-line Sales PSF
Coconut Point Mall	Regional	N/A	1,205,351 (including non-collateral anchors)	2006	N/A	Dillard’s, Hollywood Theaters, Barnes & Noble, West Elm, Super Target, Bed Bath & Beyond, T.J. Maxx, Ross Dress For Less, Best Buy	92% (including non-collateral anchors)(1)	$436
Primary Competition
Miromar Outlets	Outlet	4.3 miles NE	954,900	1998	2013	Bloomingdale’s Outlet, Nordstrom Last Call, Saks Off Fifth	99%	$700

Gulf Coast Town Center	Regional	8.3 miles NE	1,651,000	2005	N/A	Bass Pro, Belk, JC Penney, Target, Costco	91%	$310

Coastland Center	Super Regional	16.3 miles S	934,000	1977	2008	Dillard’s, JC Penney, Macy’s, Sears	92%	$420

Promenade at Bonita Bay	Fashion/ Speciality	2.4 miles S	110,000	1998	N/A	None	76%	N/A

Bell Tower Shops	Lifestyle	10.6 miles N	348,565	1982	2009	Saks Fifth Ave., Regal Cinemas, Bed Bath & Beyond, Fresh Market	94%	$325
Secondary Competition
Waterside Shops at Pelican Bay	Regional	13.2 miles S	356,000	1992	2006	Saks Fifth Ave., Nordstrom	96%	$800

The Mercato	Lifestyle	10.4 miles N	454,300	2008	N/A	Whole Foods, Silverspot Cinema, Nordstrom Rack	91%	$380

Edison Mall	Super Regional	14.2 miles N	1,051,000	1965	1995	Macy’s, Dillard’s, JC Penney, Sears, Macy’s	84%	$330

Source: Appraisal is the source for all information other than the Coconut Point Property GLA, Occupancy, and In-line Sales PSF, which are based on information in the underwritten rent roll.

(1)	Excluding the non-collateral anchors, the Coconut Point Property has an occupancy rate of 88.4% based on the June 7, 2016 rent roll.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

MSBAM 2016-C30	Coconut Point

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Coconut Point Property:

Cash Flow Analysis
	2013	2014	2015	6/30/2016 TTM	UW	UW PSF
Base Rental Revenue	$15,532,917	$15,947,060	$16,109,374	$16,396,941	$18,063,393(1)	$21.59
Percentage Rent In Lieu(2)	$335,758	$446,310	$578,523	$506,967	$380,739	$0.46
Overage Rent(2)	$383,569	$413,451	$305,578	$331,093	$205,200	$0.25
Specialty Leasing Income	$359,608	$357,194	$303,318	$278,170	$348,411	$0.42
Total Minimum Rent	$16,611,852	$17,164,015	$17,296,793	$17,513,171	$18,997,743	$22.71
Expense Reimbursements	$8,399,018	$8,605,619	$9,180,668	$9,151,647	$10,057,802	$12.02
Other Income	$226,438	$179,055	$231,581	$220,992	$220,992	$0.26
Total Gross Income	$25,237,308	$25,948,689	$26,709,042	$26,885,810	$29,276,537	$35.00
Vacancy and Credit Loss	$0	$0	$0	$0	($3,367,987)	($4.03)
Effective Gross Income	$25,237,308	$25,948,689	$26,709,042	$26,885,810	$25,908,550	$30.97
Total Expenses	$8,762,919	$8,965,282	$9,069,268	$8,988,453	$9,273,941	$11.09
Net Operating Income	$16,474,389	$16,983,407	$17,639,774	$17,897,357	$16,634,609	$19.89
Capital Reserves	$0	$0	$0	$0	$292,786	$0.35
Tenant Improvements	$0	$0	$0	$0	$627,398	$0.75
Leasing Commissions	$0	$0	$0	$0	$627,398	$0.75
Net Cash Flow	$16,474,389	$16,983,407	$17,639,774	$17,897,357	$15,087,026	$18.04

Occupancy%(3)	94.8%	92.8%	93.7%	88.4%	88.4%(4)
NOI DSCR(5)	1.52x	1.57x	1.63x	1.65x	1.54x
NOI DSCR (IO)(5)	2.16x	2.23x	2.32x	2.35x	2.18x
NCF DSCR(5)	1.52x	1.57x	1.63x	1.65x	1.39x
NCF DSCR (IO)(5)	2.16x	2.23x	2.32x	2.35x	1.98x
NOI Debt Yield(5)	8.7%	8.9%	9.3%	9.4%	8.8%
NCF Debt Yield(5)	8.7%	8.9%	9.3%	9.4%	7.9%

(1)	UW Base Rental Revenue is based on the rent roll as of June 7, 2016 and includes rent steps totaling $510,442 taken through June 30, 2017, vacancy gross up of $2,270,250 as well as $456,000 of rent associated with three tenants which have signed leases but are not yet in occupancy (Divieto, Tommy Bahama and Naples Soap Company).

(2)	Percentage Rent In Lieu and Overage Rent are based on year ended 2016 projected sales.

(3)	Historical occupancy excludes non-collateral anchors and temporary tenants. Including temporary tenants, occupancy in 2013, 2014, 2015 and 6/30/2016 TTM were 95.8%, 93.6%, 96.8% and 95.5%. 6/30/2016 TTM occupancy is based on June 7, 2016 rent roll and includes underwriting adjustments. Physical occupancy for the same period is 92.5%.

(4)	UW Occupancy is based on square footage of 836,531 (based on June 7, 2016 rent roll) and reflects in place occupancy, including Divieto, Tommy Bahama and Naples Soap Company (in aggregate representing 1.6% of square footage), which have executed leases but have not yet taken occupancy, and reflects the recent departure of the Sports Authority tenant.

(5)	Debt service coverage ratios and debt yields are based on the Coconut Point Whole Loan.

Escrows and Reserves. During the continuance of a Lockbox Event Period (defined below), or if the Coconut Point Borrower has failed to pay real estate taxes as required by the Coconut Point Whole Loan documents, the Coconut Point Borrower is required to escrow monthly 1/12th of the annual estimated tax payments. During the continuance of a Lockbox Event Period, the Coconut Point Borrower is required to escrow 1/12th of the annual estimated insurance premiums (unless the Coconut Point Borrower maintains an acceptable blanket policy). During the continuance of a Lockbox Event Period, the Coconut Point Borrower is required to make monthly deposits equal to $24,398.83 into an escrow for replacements and repairs. During the continuance of a Lockbox Event Period, the Coconut Point Borrower is required to make monthly deposits equal to $104,566.42 into an escrow for tenant improvements and leasing commissions.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Coconut Point Whole Loan, and, within 30 days after the loan closing date, the Coconut Point Borrower is required to direct all tenants to pay rent directly into such lockbox. The Coconut Point Whole Loan has springing cash management (i.e., the Coconut Point Whole Loan has cash management only after the initial occurrence and during the continuance of a Lockbox Event Period). Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept to an account designated by the Coconut Point Borrower. Upon the occurrence of a Lockbox Event Period, the Coconut Point Borrower is required to establish and maintain a cash management account, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred on each Wednesday, or if not a business day, the preceding business day (or more frequently if required by the Coconut Point Borrower) to the cash management account. During the continuance of a Lockbox Event Period arising solely in connection with a DSCR Trigger Event (as defined below), funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Coconut Point Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses and capital expenditures referenced in the annual budget and extraordinary operating expenses or capital expenses approved by the lender (except for emergency expenses), and to disburse the remainder into an account to be held by the lender as additional security for the Coconut Point Whole Loan during the continuance of such Lockbox Event Period. During a Lockbox Event Period not caused solely by a DSCR Trigger Event, the lender may apply funds in the cash management account to any and all obligations of the Coconut Point Borrower under the Coconut Point Whole Loan documents in such order as the lender may determine in its sole discretion. The annual budget is required to be approved by the lender during a DSCR Trigger Event only if (A) Simon Property Group, L.P. or Simon Property Group, Inc. no longer owns at least 50% of, and controls, the Coconut Point Borrower, and (B) there is (x) more than a 5% deviation from the prior fiscal year’s annual budget or (y) an increase in fees or other payments made to an affiliate of the Coconut Point Borrower.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

MSBAM 2016-C30	Coconut Point

A “Lockbox Event Period” means the period:

(i) commencing upon an event of default under the Coconut Point Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or

(ii) commencing upon certain bankruptcy actions with respect to the Coconut Point Borrower or the property manager (if an affiliate of the Coconut Point Borrower), and ending, in the case of the property manager, if it is replaced with Simon Property Group, L.P. or Simon Property Group, Inc. or an affiliate, or with another property manager that meets the requirements of the Coconut Point Whole Loan documents, within 60 days or the applicable bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the Coconut Point Property or the Coconut Point Whole Loan (it being understood that a Lockbox Event Period triggered by a bankruptcy action of the Coconut Point Borrower cannot be cured), or

(iii) commencing on the date upon which the debt service coverage ratio on the Coconut Point Whole Loan for the immediately preceding four calendar quarters is less than 1.20x for two consecutive calendar quarters (a “DSCR Trigger Event”), and ending on the date the debt service coverage ratio on the Coconut Point Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.20x for two consecutive calendar quarters.

The Coconut Point Borrower may not cure a Lockbox Event Period more than five times during the loan term in accordance with the loan documents.

Additional Secured Indebtedness (not including trade debts) In addition to the Coconut Point Mortgage Loan, the Coconut Point Property also secures the Coconut Point Pari Passu Companion Loans. The Coconut Point Pari Passu Companion Loans accrue interest at the same rate as the Coconut Point Mortgage Loan. The Coconut Point Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Coconut Point Pari Passu Companion Loans. The holders of the Coconut Point Mortgage Loan and the Coconut Point Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Coconut Point Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—Serviced Pari Passu-Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Coconut Point Borrower may make transfers of non-income producing portions of the Coconut Point Property as described in the Preliminary Prospectus.

Terrorism Insurance. The Coconut Point Borrower is required to obtain insurance against acts of terrorism to the extent such insurance is available; provided, that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect (A) the Coconut Point Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below) and (B) any such policy may have a deductible that is reasonable with respect to properties similar to the Coconut Point Property and for the geographic region where the Coconut Point Property is located, so long as in no event shall such deductible exceed $5,000,000. “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Coconut Point Borrower for the policies insuring only the Coconut Point Property (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

MSBAM 2016-C30	Bellevue Park Corporate Center

Mortgage Loan No. 5 – Bellevue Park Corporate Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

MSBAM 2016-C30	Bellevue Park Corporate Center

Mortgage Loan No. 5 – Bellevue Park Corporate Center

Bellevue Park Corporate Center
200, 300 and 400 Bellevue Parkway
Wilmington, DE 19809
West Chester
Cheyney University of Pennsylvania
Cheyney
The Golf Course at Glen Mills
Tyler Arboretum
Penn State Brandywine
Philadelphia 18 miles
Granite Run Mall
Lima
Riddle Memorial Hospital
The Commons of Thornbury
Shoppes at Dilworthtown Crossing
Glen Mills Rd
Cheyney Rd
Baltimore Pike
Chester Heights
Delaware County
Concord Country Club
Brandywine Battlefield
Birney Hwy
Neumann College
Concordville
Chadds Ford
Glen Mills
Concordville Town Centre
Glen Eagle Square Shopping Ctr.
Garnet Valley
Upper Chichester Township
Bethel Township
Philadelphia Intl. Airport 10 miles
Mendenhall
Chester County
Smiths Bridge Rd
Elam
Naamans Creek Rd
Pennsylvania
Delaware
First State National Historical Park
Brandywine Town Center
Naamans Rd
Boothwyn
Marcus Hook
Betchel School Park
Centerville
Concord Mall
Widener Univ. School of Law Delaware
Yorklyn
Bidermann Golf Club
Brandywine Creek State Park
Winterthur Museum
Kennett Pike
Concord Pike
Claymont
Wilmington Country Club
Campbell Rd
DuPont Country Club
Murphy Rd
Barley Mill Rd
Valley Garden Park
Montchanin
Hockessin
Hoopes Reservoir
Greenville
Bellevue State Park
Alapocas Woods Park
Septa Newark Line
Lancaster Pike
Univ. of Delaware Wilmington Campus
Wilmington
Edgemoor
Delaware National Country Club
New Castle County
St. Francis Hospital
E. 11th St
E. 12th St
Delaware River
Pine Creek
Milltown Rd
Prices Corner
Elsmere
VA Medical Center - Wilmington
Broom St
Hay Rd
New Jersey
Carousel Farm Park
Marshallton
Maryland Ave
Wilmington
Frawley Stadium
Chase Ctr. on the Riverfront
Banning Park
Stanton
Newport Pike
Newport
Carneys Point
Delaware Park Race Track
Churchmans Crossing
Delaware Technical and Community College
Churchmans Marsh Pond
Dunleith
Shell Rd
Salem County
Christiana Hospital
Delaware Mem. Bridge
Collins Park
New Castle County Airport
DuPont Hwy
Wilmington College
Wilmington Rd
New Jersey Tpke
Delaware Tpke
Christiana Mall
Christiana
Pleasantville
Pennsville
Philadelphia
Conshohocken
Wayne
Exton
Malvern
Radnor
Ardmore
Downingtown
Coatesville
Broomall
Drexel Hill
Pennsylvania
Chester Heights
Media
Springfield
Darby
Chester
Philadelphia International Airport
Chadds Ford
Kennett Square
Claymont
Oxford
Hockessin
Wilmington
Penns Grove
Newark
New Jersey
Maryland
Pennsville
Woodstown
Elkton
Glasgow
New Castle
Delaware City
Salem
Delaware Bay
Chesapeake City
Delaware

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

MSBAM 2016-C30	Bellevue Park Corporate Center

Mortgage Loan No. 5 – Bellevue Park Corporate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$54,375,000			Location:	Wilmington, DE 19809
Cut-off Date Balance:	$54,375,000			General Property Type:	Office
% of Initial Pool Balance:	6.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Robert E. Buccini; Christopher F.			Year Built/Renovated:	1987; 1989; 1990/N/A
	Buccini; David B. Pollin			Size:	305,398 SF
Mortgage Rate:	4.2730%			Cut-off Date Balance per SF:	$178
Note Date:	8/4/2016			Maturity Date Balance per SF:	$163
First Payment Date:	9/6/2016			Property Manager:	BPG Real Estate Services LLC (borrower-related)
Maturity Date:	8/6/2026
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,674,344
Seasoning:	1 month			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	11.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	2.21x (IO) 1.62x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$5,580,723 (5/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$5,283,456 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,933,219 (2/28/2015 TTM)
Reserves(1)				Most Recent Occupancy:	99.3% (8/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.8% (12/31/2015)
RE Tax:	$0	$71,288	N/A	3rd Most Recent Occupancy:	98.0% (12/31/2014)
Insurance:	$53,914	$4,901	N/A	Appraised Value (as of):	$84,000,000 (5/26/2016)
Recurring Replacements:	$0	$6,357	N/A	Cut-off Date LTV Ratio:	64.7%
TI/LC:	$250,000	$44,538	$2,750,000	Maturity Date LTV Ratio:	59.1%
Deferred Maintenance:	$79,688	$0	N/A
Other:	$1,050,314	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,375,000	100.0%	Loan Payoff:	$49,903,997	91.8%
			Reserves:	$1,433,916	2.6%
			Closing Costs:	$1,977,007	3.6%
			Return of Equity:	$1,060,080	1.9%
Total Sources:	$54,375,000	100.0%	Total Uses:	$54,375,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Bellevue Park Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $54,375,000 and is secured by a first priority fee mortgage encumbering an office property located in Wilmington, Delaware (the “Bellevue Park Corporate Center Property”). The proceeds of the Bellevue Park Corporate Center Mortgage Loan were primarily used to refinance existing debt on the Bellevue Park Corporate Center Property, fund reserves, pay closing costs and return equity to the Bellevue Park Corporate Center Borrower (as defined below).

The Borrower and the Sponsors. The borrower is Office Partners XIV Bellevue Park LLC (the “Bellevue Park Corporate Center Borrower”), a single-purpose Delaware limited liability company with two independent directors. The loan sponsors and non-recourse carve-out guarantors are Robert E. Buccini, Christopher F. Buccini and David B. Pollin. Robert E. Buccini, Christopher F. Buccini and David B. Pollin are the co-founders of Buccini/Pollin Group (“BPG”). BPG is a privately-held full-service real estate acquisition, development and management company established in 1993 and headquartered in Wilmington, Delaware. BPG currently owns, through acquisition and development, six million SF of office, flex office, and retail properties; 10 major residential communities concentrated in the mid-Atlantic; a national portfolio of 36 hospitality assets; and multiple entertainment venues including PPL Park, home of the Philadelphia Union Major League Soccer team.

The Property. The Bellevue Park Corporate Center Property, located at 200, 300 and 400 Bellevue Parkway in Wilmington, Delaware, consists of three Class A office buildings totaling 305,398 SF leased to 19 tenants. The Bellevue Park Corporate Center Property was constructed in three phases in 1987, 1989 and 1990. The Bellevue Park Corporate Center Property is located on the Delaware and Pennsylvania border between the Philadelphia central business district (“CBD”) and the Wilmington CBD with access to Interstate 95 and Interstate 495. Within the immediate surrounding area is Bellevue State Park, a 328-acre park featuring running, biking and equestrian trails. The Bellevue Park Corporate Center Property amenities include a

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

MSBAM 2016-C30	Bellevue Park Corporate Center

24-hour manned security desk, onsite cafeteria, fiber optic service and 1,074 parking spaces (which equates to 3.52 parking spaces per 1,000 SF of net rentable area).

The Bellevue Park Corporate Center Property is currently 99.3% occupied as of August 1, 2016 by 19 distinct tenants. The Bellevue Park Corporate Center Property is 73.9% occupied by credit tenants, including the three largest tenants: Cigna (29.3% of NRA; 30.5% of underwritten base rent), BlackRock, Inc. (19.7% of NRA; 18.7% of underwritten base rent) and BNY Mellon Corporation (18.7% of NRA; 16.6% of underwritten base rent).

Major Tenants.

Cigna (89,505 SF, 29.3% of NRA, 30.5% of underwritten base rent). Connecticut General Life Insurance Company (“Cigna”) is a global health service company and major health insurer. Cigna has been in occupancy since 2011 and has a current lease expiration date of September 30, 2021. Cigna has two five-year renewal options remaining. Cigna has the option to terminate all or half of its space on the 2nd floor (30,944 SF) effective September 30, 2018 with 12 months’ notice. Additionally, Cigna has the option to terminate all or half of its space on the 2nd floor when or if the tenant exercises its renewal option.

BlackRock, Inc. (60,050 SF, 19.7% of NRA, 18.7% of underwritten base rent). BlackRock, Inc. is an American global investment management corporation based in New York, New York. BlackRock, Inc. has approximately $4.6 trillion of assets under management and over 70 offices in 30 different countries. BlackRock, Inc. has been in occupancy since 2006 and has a current lease expiration date of April 30, 2022. BlackRock, Inc. has one five-year renewal option remaining.

BNY Mellon Corporation (57,227 SF, 18.7% of NRA, 16.6% of underwritten base rent). BNY Mellon Corporation is an American worldwide banking and financial services corporation. BNY Mellon Corporation is considered the world’s largest custodian bank with more than $29.5 trillion in assets in custody and over $1.7 trillion in assets under management. BNY Mellon Corporation has been in occupancy since 1993 and has a current lease expiration date of April 30, 2023. BNY Mellon Corporation has two five-year renewal options remaining.

Interdigital, Inc. (36,182 SF, 11.8% of NRA, 11.5% of underwritten base rent). Interdigital, Inc. designs and develops advanced technologies that enable and enhance mobile communications and capabilities. Interdigital, Inc. is headquartered at the Bellevue Park Corporate Center Property. Interdigital, Inc. has been in occupancy since 2012 and has a current lease expiration date of November 30, 2022. Interdigital, Inc. has the option to terminate its lease effective June 30, 2019 with 12 months’ notice. Interdigital, Inc. has two five-year renewal options remaining.

Mastercard International Inc. (13,004 SF, 4.3% of NRA, 4.7% of underwritten base rent). Mastercard International Inc. is an American multinational financial services corporation headquartered in Purchase, New York. Its primary business is to process payments between the banks of merchants and the card issuing banks or credit unions of the purchasers who use the Mastercard branded credit cards. Mastercard International Inc. has been in occupancy since 1996 and has a current lease expiration date of April 30, 2017.

The following table presents a summary regarding major tenants at the Bellevue Park Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Cigna(4)	BBB+/Baa1/A	89,505	29.3%	$2,177,327	30.5%	$24.33	9/30/2021
BlackRock, Inc.	NR/A1/AA-	60,050	19.7%	$1,335,454	18.7%	$22.24	4/30/2022
BNY Mellon Corporation	AA-/A1/A	57,227	18.7%	$1,182,599	16.6%	$20.67	4/30/2023
Interdigital, Inc.(5)	NR/NR/NR	36,182	11.8%	$818,732	11.5%	$22.63	11/30/2022
Mastercard International Inc.	NR/A2/A	13,004	4.3%	$331,602	4.7%	$25.50	4/30/2017
Subtotal/Wtd. Avg.		255,968	83.8%	$5,845,714	82.0%	$22.84

Other Tenants		47,347	15.5%	$1,284,864	18.0%	$27.14
Vacant Space		2,083	0.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		305,398	100.0%	$7,130,578	100.0%	$23.51

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	PSF figures exclude vacant space.

(4)	Cigna has the option to terminate all or half of its space on the 2nd floor (30,944 SF) exercisable effective September 30, 2018 with 12 months’ notice. Additionally, Cigna has the option to terminate all or half of its space on the 2nd floor when or if the tenant exercises its renewal option.

(5)	Interdigital, Inc. has the option to terminate its lease effective June 30, 2019 with 12 months’ notice.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

MSBAM 2016-C30	Bellevue Park Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Bellevue Park Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	700	$0.00	0.2%	0.2%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.2%	$0	0.0%	0.0%
2017	3	21,404	$26.22	7.0%	7.2%	$561,254	7.9%	7.9%
2018	1	1,994	$26.77	0.7%	7.9%	$53,379	0.7%	8.6%
2019	3	7,448	$25.31	2.4%	10.3%	$188,502	2.6%	11.3%
2020	3	5,423	$28.62	1.8%	12.1%	$155,211	2.2%	13.4%
2021	4	101,363	$24.67	33.2%	45.3%	$2,501,019	35.1%	48.5%
2022	2	96,232	$22.39	31.5%	76.8%	$2,154,187	30.2%	78.7%
2023	1	57,227	$20.67	18.7%	95.5%	$1,182,599	16.6%	95.3%
2024	1	6,951	$27.32	2.3%	97.8%	$189,875	2.7%	98.0%
2025	1	4,573	$31.61	1.5%	99.3%	$144,551	2.0%	100.0%
2026	0	0	$0.00	0.0%	99.3%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	99.3%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	99.3%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	99.3%	$0	0.0%	100.0%
Vacant	0	2,083	$0.00	0.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	20	305,398	$23.51	100.0%		$7,130,578	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	PSF figures exclude vacant space.

(4)	Represents a management office.

The Market. The Bellevue Park Corporate Center Property is located in Wilmington, New Castle County, Delaware. The Bellevue Park Corporate Center Property is situated in the Philadelphia MSA office market. According to the appraisal, the market’s first quarter 2016 vacancy rate was 9.9%, while asking rent was $22.09 per SF. The Bellevue Park Corporate Center Property is located within the North New Castle County submarket, which features approximately 5.4 million SF of office space with a vacancy rate of 10.5% as of the first quarter of 2016. The Bellevue Park Corporate Center appraisal determined market rent for office space greater than 20,000 SF to be $26.00 per SF and for office space less than 20,000 SF to be $29.00 per SF. The estimated 2015 population within a one-, three- and five-mile radius of the Bellevue Park Corporate Center Property was 7,642, 71,098 and 178,107 people, respectively. The estimated 2015 median household income within a one-, three- and five-mile radius of the Bellevue Park Corporate Center Property was $69,182, $61,396 and $57,321, respectively.

The following table reflects the competitive office properties with respect to the Bellevue Park Corporate Center Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
300 Delaware Avenue 300 Delaware Avenue Wilmington, DE	1975	85%	298,071	Confidential	2,559	Jun-16	5.0	$22.00	Modified Gross
501 Carr Road 501 Carr Road Wilmington, DE	1986	100%	67,833	Confidential	14,122	Jan-16	10.0	$23.00	Modified Gross
Delle Donne Corporate Center 1013 Centre Road Wilmington, DE	1986	100%	92,246	Brown Brothers	3,333	Oct-15	7.0	$24.50	Modified Gross
1013 Centre Road 1013 Centre Road Wilmington, DE	1985	100%	104,000	Confidential	3,291	Aug-15	10.0	$26.50	Modified Gross
500 Delaware Avenue 500 Delaware Avenue Wilmington, DE	2006	100%	371,222	Sargent & Lundy, LLC	47,441	Nov-17	10.0	$32.00	Modified Gross
123 South Justison Street 123 South Justison Street Wilmington, DE	2010	84%	149,232	Unicare	21,824	May-15	5.0	$27.00	Modified Gross

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

MSBAM 2016-C30	Bellevue Park Corporate Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bellevue Park Corporate Center Property:

Cash Flow Analysis
	2013	2014(1)	2015	5/31/2016 TTM	UW	UW PSF
Base Rent	$5,494,614	$6,063,566	$6,444,956	$6,622,684	$7,194,442	$23.56
Total Recoveries	$1,818,507	$1,799,883	$1,805,261	$1,867,903	$2,007,040	$6.57
Tenant Electric	$0	$406,550	$428,072	$413,596	$413,596	$1.35
Other Income(2)	$243,344	$164,818	$142,725	$134,843	$134,843	$0.44
Less Vacancy & Credit Loss	$0	$0	$0	$0	($653,305)	($2.14)
Effective Gross Income(3)	$7,556,465	$8,434,816	$8,821,014	$9,039,026	$9,096,616	29.79
Total Operating Expenses	$3,106,368	$3,501,597	$3,537,558	$3,458,303	$3,422,272	$11.21
Net Operating Income	$4,450,097	$4,933,219	$5,283,456	$5,580,723	$5,674,344	$18.58
Capital Expenditures	$0	$0	$0	$0	$76,276	$0.25
TI/LC	$0	$0	$0	$0	$391,707	$1.28
Net Cash Flow	$4,450,097	$4,933,219	$5,283,456	$5,580,723	$5,206,362	$17.05

Occupancy %(4)	94.0%	98.0%	99.8%	99.3%	92.9%
NOI DSCR	1.38x	1.53x	1.64x	1.73x	1.76x
NOI DSCR (IO)	1.89x	2.09x	2.24x	2.37x	2.41x
NCF DSCR	1.38x	1.53x	1.64x	1.73x	1.62x
NCF DSCR (IO)	1.89x	2.09x	2.24x	2.37x	2.21x
NOI Debt Yield	8.2%	9.1%	9.7%	10.3%	10.4%
NCF Debt Yield	8.2%	9.1%	9.7%	10.3%	9.6%

(1)	The loan sponsors acquired the Bellevue Park Corporate Center Property in February 2014 and the operating history for January and February 2014 is not available. As such, the trailing 12 months ending February 2015 is represented.

(2)	Other Income includes antennae rent, excess HVAC charges, late fees and other miscellaneous administrative charges.

(3)	Although additional vacancy was underwritten, UW Effective Gross Income remains in line with 5/31/2016 TTM Effective Gross Income primarily due to: (i) underwritten rent steps taken through July 1, 2017, (ii) rent for credit tenants, which have investment grade ratings and annual rent increases between 2% and 3%, being averaged for each tenant’s respective remaining term and (iii) The Goldman Sachs Group, Inc. taking occupancy and beginning to pay base rent in late 2015.

(4)	Occupancy % for 2013, 2014 and 2015 represents physical occupancy as of December 31 of each respective year. TTM Occupancy % equates to physical occupancy as of August 1, 2016. UW Occupancy % is based on underwritten economic occupancy, which is based on the vacancy rate of the Bellevue Park Corporate Center Property’s competitive set.

Escrows and Reserves. At origination, the Bellevue Park Corporate Center Borrower deposited $960,800 for outstanding tenant improvements related to BlackRock, Inc., $250,000 for general tenant improvements and leasing commissions, $79,688 for deferred maintenance, $73,220 for free rent related to Canon Business Solutions, Inc., $53,914 for insurance premiums and $16,294 for free rent related to Right Management. The Bellevue Park Corporate Center Borrower is required to escrow monthly an amount equal to: (i) 1/12 of the estimated annual tax payments and (ii) 1/12 of the estimated annual insurance premiums. The Bellevue Park Corporate Center Borrower is required to deposit monthly $6,357 into an escrow for replacement reserves. The Bellevue Park Corporate Center Borrower is required to deposit monthly into an escrow for tenant improvements and leasing commissions the amount of (a) until a Major Tenant Renewal Event (as defined below), $44,538, and (b) after a Major Tenant Renewal Event, $31,813, in each case of the foregoing clauses (a) and (b), subject to a cap equal to (x) until the renewal of each of Cigna’s, BlackRock, lnc.’s and BNY Mellon Corporation’s leases or execution of replacement leases demising at least 85% of the subject space, $2,750,000 (or if Cigna has exercised its termination option, the sum of $2,750,000 and the unamortized lease costs owed to the Bellevue Park Corporate Center Borrower as calculated under the Cigna lease) and (y) after the Major Tenant Renewal Event, the sum of (1) if Cigna has not exercised its termination option (A) $1,500,000 plus (B) an amount sufficient to pay all outstanding landlord obligations for tenant improvements and leasing commissions in connection with a Major Tenant Renewal Event (which amount will be deemed to equal zero upon delivery of an executed tenant estoppel from each of Cigna, BNY Mellon Corporation and BlackRock, Inc. (or their respective replacement tenants, if applicable) stating that all tenant improvements and leasing commissions costs for which the Bellevue Park Corporate Center Borrower is obligated under the related lease have been paid in full) or, (2) if Cigna has exercised its termination option, (A) $1,500,000 plus (B) an amount sufficient to pay all outstanding landlord obligations for tenant improvements and leasing commissions in connection with a Major Tenant Renewal Event (which amount will be deemed to equal zero upon delivery of an executed tenant estoppel from each of Cigna, BNY Mellon Corporation and BlackRock, Inc. (or their respective replacement tenants, if applicable) stating that all tenant improvements and leasing commissions costs for which the Bellevue Park Corporate Center Borrower is obligated under the related lease have been paid in full), if applicable, plus (C) an amount equal to the unamortized lease costs owed to the Bellevue Park Corporate Center Borrower as calculated under the Cigna lease (which amount will be deemed to equal $0 upon the Bellevue Corporate Center Borrower’s releasing the entire portion of the Cigna space for which Cigna exercises its termination option and delivering a tenant estoppel stating that all tenant improvement and leasing commissions costs for which the Bellevue Corporate Center Borrower is obligated under the related lease have been paid in full).

“Major Tenant Renewal Event” means the renewal of each of Cigna’s, BlackRock, lnc.’s and BNY Mellon Corporation’s leases or the execution of a replacement lease for at least 85% of each such tenant’s spaces, subject to the satisfaction of certain conditions contained in the Bellevue Corporate Center Mortgage Loan documents, including, but not limited to, that each lease renewal or replacement lease have a term of at least 5 years.

Lockbox and Cash Management. The Bellevue Park Corporate Center Mortgage Loan is structured. The Bellevue Park Corporate Center Mortgage Loan has springing cash management (i.e. the Bellevue Park Corporate Center Mortgage Loan has cash management only upon the initial occurrence and during the continuance of a Trigger Event). During the continuance of a Trigger Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the Bellevue Park Corporate Center Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

MSBAM 2016-C30	Bellevue Park Corporate Center

A “Trigger Event” will:

(i)	commence upon the occurrence of an event of default under the Bellevue Park Corporate Center Mortgage Loan and continue until such event of default is no longer continuing,

(ii)	commence upon the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.15x and continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x,

(iii)	commence if either Cigna, BlackRock, Inc. or BNY Mellon Corporation fails to extend the term of its lease on the related space for at least five years on or before the date that is 12 months prior to its lease expiration and continue until (x)(I) an approved lease extension or new lease with the related tenant for no less than five years is entered into and (II) if the new lease or lease extension is for less than the entire space demised under the existing related lease, the Bellevue Park Corporate Center Property maintains a debt service coverage ratio equal to or greater than 1.25x, or (y)(a) one or more satisfactory replacement tenants (as approved by the lender in accordance with the loan documents) enter into leases for no less than five years for at least 85% of the related space and (b) if the replacement lease or leases are for less than the entire space demised under the existing related lease, the Bellevue Park Corporate Center Property maintains a debt service coverage ratio equal to or greater than 1.25x,

(iv)	commence if either Cigna, BlackRock, Inc. or BNY Mellon Corporation defaults under its related lease and continue until (x) the related tenant has cured all defaults under its lease or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space,

(v)	commence if either Cigna, BlackRock, Inc. or BNY Mellon Corporation defaults, gives notice to terminate or terminates its related lease and continue until (x) the related tenant delivers written notice withdrawing its intent to terminate and occupies its space and is open for business for at least three consecutive months, or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space, or

(vi)	commence upon the bankruptcy of similar insolvency of any of Cigna, BlackRock, Inc. or BNY Mellon Corporation and continue until (x) the related lease has been assumed by such tenant, such tenant’s assumption has been approved by the appropriate bankruptcy court and such tenant is no longer involved in any bankruptcy or insolvency proceeding or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space, or

(vii)	commence if Cigna exercises its option to terminate its lease with respect to either all or half of its space on the 2nd floor and the Bellevue Park Corporate Center Borrower fails to deposit into an escrow account funds in the amount of the termination payment (equal to the pro rata unamortized leasing costs under Cigna’s lease) that Cigna is obligated to pay the Bellevue Park Corporate Center Borrower in connection with exercising such option and continue until (x) the Bellevue Park Corporate Center Borrower deposits such funds into an escrow account or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for at least 85% of the related space.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Bellevue Park Corporate Center Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Bellevue Park Corporate Center Property and business interruption insurance for 18 months.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Flagler Corporate Center

Mortgage Loan No. 6 – Flagler Corporate Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Flagler Corporate Center

Mortgage Loan No. 6 – Flagler Corporate Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Flagler Corporate Center

Mortgage Loan No. 6 – Flagler Corporate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$42,000,000			Location:	Miami, FL 33174
Cut-off Date Balance(1):	$41,952,330			General Property Type:	Office
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Abraham J. Hoffman; Jacob Hoffman			Year Built/Renovated:	1974/2016
Mortgage Rate:	4.7160%			Size:	634,818 SF
Note Date:	8/5/2016			Cut-off Date Balance per SF(1):	$121
First Payment Date:	9/6/2016			Maturity Date Balance per SF(1):	$99
Maturity Date:	8/6/2026			Property Manager:	CBRE, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(5):	$8,183,427
Seasoning:	1 month			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(2):	LO(25); DEF(90); O(5)			UW NOI Debt Yield at Maturity(1):	13.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.55x
Additional Debt Type(3):	Pari Passu			Most Recent NOI(5):	$5,343,131 (5/31/2016 TTM)
Additional Debt Balance:	$34,960,275			2nd Most Recent NOI:	$5,928,817 (12/31/2015)
Future Debt Permitted (Type) (3):	Yes (Mezzanine)			3rd Most Recent NOI(6):	N/A
Reserves(4)				Most Recent Occupancy(7):	78.0% (8/3/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	67.4% (12/31/2015)
RE Tax:	$859,313	$78,120	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$163,068	$23,296	N/A	Appraised Value (as of):	$121,000,000 (6/29/2016)
Recurring Replacements:	$0	$7,935	N/A	Cut-off Date LTV Ratio(1):	63.6%
TI/LC:	$3,125,000	$52,902	$5,000,000	Maturity Date LTV Ratio(1):	51.9%
Required Repairs:	$1,708,926	$0	N/A
Other:	$1,234,949	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$77,000,000	100.0%	Loan Payoff:	$51,038,641	66.3%
			Reserves:	$7,091,256	9.2%
			Closing Costs:	$3,765,541	4.9%
			Return of Equity:	$15,104,563	19.6%
Total Sources:	$77,000,000	100.0%	Total Uses:	$77,000,000	100.0%

(1)	The Flagler Corporate Center Mortgage Loan is part of the Flagler Corporate Center Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $77,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Flagler Corporate Center Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Flagler Corporate Center promissory note to be securitized and (b) August 5, 2019.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt and “—Mezzanine Loan and Preferred Equity” below for further discussion of future permitted mezzanine debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	UW NOI is higher than Most Recent NOI primarily due to tenant Simply Healthcare Holdings, Inc. signing a lease that commenced in December 2015 for 13.3% of the net rentable area and 23.6% ($2,262,026) of underwritten base rent. Simply Healthcare Holdings, Inc. commenced paying rent in June 2016 and, as a result, the Most Recent NOI does not capture any of Simply Healthcare Holdings, Inc.’s annual base rent. Additionally, rent for the tenant Florida Power & Light, which has investment grade ratings and 3% annual rent increases, was averaged over the remaining lease term.

(6)	The loan sponsors acquired the Flagler Corporate Center Property in September 2014 and as a result, historical financial information prior to 2015 is not available.

(7)	Most Recent Occupancy includes Florida International University (13,086 SF), which has signed a lease but not yet taken occupancy or begun paying rent. At origination, the Flagler Corporate Center Borrower deposited $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University. Without Florida International University, Most Recent Occupancy at the Flagler Corporate Center Property would be 76.0%.

The Mortgage Loan. The sixth largest mortgage loan (the “Flagler Corporate Center Mortgage Loan”) is part of a whole loan (the “Flagler Corporate Center Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $77,000,000 which are secured by a first priority fee mortgage encumbering a six-story office property located in Miami, Florida (the “Flagler Corporate Center Property”). Promissory Note A-1 in the original principal amount of $42,000,000 represents the Flagler Corporate Center Mortgage Loan and will be included in the MSBAM 2016-C30 Trust. Promissory Note A-2 in the original principal amount of $35,000,000 (the “Flagler Corporate Center Serviced Pari Passu Companion Loan”) is currently held by Starwood Mortgage Capital LLC or an affiliate thereof and is expected to be contributed to a future securitization trust. The Flagler Corporate Center Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C30 Trust. See “Description of

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Flagler Corporate Center Whole Loan were primarily used to refinance existing debt on the Flagler Corporate Center Property, fund reserves, pay closing costs and return equity to the Flagler Corporate Center Borrower (as defined below).

The Borrower and the Sponsors. The borrower is Hoffman Flagler LLC (the “Flagler Corporate Center Borrower”), a single-purpose Florida limited liability company whose managing member is Hoffman Properties LLC, a Delaware limited liability company with two independent directors. The loan sponsors and non-recourse carve-out guarantors are Abraham J. Hoffman and Jacob Hoffman. Abraham J. Hoffman and Jacob Hoffman are the co-founders of Bushburg Properties, Inc. (“Bushburg”). Bushburg is a privately-held brokerage company for loft space in the Williamsburg and Bushwick neighborhoods of Brooklyn, New York. Bushburg currently holds exclusive listings on 80 new condominium properties, and its property management department oversees over 200 loft units.

The Property. The Flagler Corporate Center Property, located at 9250 West Flagler Street in Miami, Florida, consists of a six-story suburban office building totaling 634,818 SF leased to four tenants. The Flagler Corporate Center Property was constructed in 1974 and is currently undergoing renovations. The Flagler Corporate Center Property was originally constructed as the headquarters for Florida Power & Light (“FPL”) and is still a core location for the company. The Flagler Corporate Center Property is the only conventional office building in Miami with redundant dual feed electrical lines entering the building. Additionally, the Flagler Corporate Center Property has a steel reinforced concrete structure that is hurricane-resistant. The Flagler Corporate Center Property also has a rooftop helipad, cafeteria and fitness center. Operationally, the Flagler Corporate Center Property houses FPL’s corporate services division, which encompasses the majority of its back-office operations and its new hire training program. The Flagler Corporate Center Property features 1,475 parking spaces (which equates to 2.32 parking spaces per 1,000 SF of net rentable area).

The Flagler Corporate Center Property is currently 78.0% occupied as of August 3, 2016 by four tenants. The Flagler Corporate Center Property is 75.8% occupied by credit tenants, including the two largest tenants: FPL (62.5% of NRA; 72.2% of underwritten base rent) and Simply Healthcare Holdings, Inc., a division of Anthem, Inc. (13.3% of NRA; 23.6% of underwritten base rent).

Major Tenants.

FPL (396,901 SF, 62.5% of NRA, 72.2% of underwritten base rent). FPL is the third largest utility in the United States, servicing approximately 4.8 million customer accounts across Florida. A leading Florida employer with approximately 8,800 employees, FPL is a subsidiary of Juno Beach, Florida-based NextEra Energy, Inc., a clean energy company. FPL constructed the property in 1974 and participated in a sale-leaseback in 2011 with a prior owner unaffiliated with the borrower sponsors. FPL has a current lease expiration date for 352,475 SF and 44,426 SF of its leased space of April 30, 2023 and April 30, 2021, respectively. FPL has one five-year renewal option remaining.

Simply Healthcare Holdings, Inc. (84,467 SF, 13.3% of NRA, 23.6% of underwritten base rent). Simply Healthcare Holdings, Inc. is a division of Anthem, Inc., an American health insurance company. Simply Healthcare Holdings, Inc. is a managed care company for people enrolled in Medicaid and Medicare programs in Florida. Simply Healthcare Holdings, Inc. and its affiliates serve over 200,000 members in 60 counties throughout Florida. Simply Healthcare Holdings, Inc. has been in occupancy since 2015 and has a current lease expiration date of January 31, 2024. Simply Healthcare Holdings, Inc. has the option to terminate its lease effective December 2020 with 12 months’ notice. Additionally, Simply Healthcare Holdings, Inc. has the option to relinquish up to 25% of its leased space effective December 2018 with 6 months’ notice. Simply Healthcare Holdings, Inc. has two five-year renewal options remaining.

Florida International University (13,086 SF, 2.1% of NRA, 4.1% of underwritten base rent). Florida International University is Miami’s first and only public research university and offers bachelor’s, master’s and doctoral degrees. Florida International University’s lease commenced in 2016 and has a current lease expiration date of September 30, 2026. Florida International University has the option to terminate its lease effective October 2023 with 12 months’ notice. Florida International University has two five-year renewal options remaining. A portion of the space will be used as classrooms. Florida International University has not yet taken occupancy or begun paying rent. At origination, the Flagler Corporate Center Borrower deposited $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University. Without Florida International University, occupancy at the Flagler Corporate Center Property would be 76.0%. Florida International University has the right to terminate its lease if the space is not delivered by October 31, 2016.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Flagler Corporate Center

The following table presents a summary regarding major tenants at the Flagler Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
FPL	A+/NR/A-	396,901	62.5%	$6,934,744	72.2%	$17.47	(4)
Simply Healthcare Holdings, Inc.(5)	BBB/Baa2/A	84,467	13.3%	$2,262,026	23.6%	$26.78	1/31/2024
Florida International University(6)(7)	NR/NR/NR	13,086	2.1%	$392,580	4.1%	$30.00	9/30/2026
Subtotal/Wtd. Avg.		494,454	77.9%	$9,589,351	99.9%	$19.39

Other Tenants		900	0.1%	$11,213	0.1%	$12.46
Vacant Space		139,464	22.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		634,818	100.0%	$9,600,563	100.0%	$19.38

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	PSF figures exclude vacant space.

(4)	FPL has a lease for 352,475 SF of space with an expiration date of April 30, 2023. The remaining 44,426 SF of space has an expiration date of April 30, 2021.

(5)	Simply Healthcare Holdings, Inc. has the option to terminate its lease effective December 2020 with 12 months’ notice. Additionally, Simply Healthcare Holdings, Inc. has the option to relinquish up to 25% of its leased space effective December 2018 with six months’ notice.

(6)	Florida International University has signed a lease but not yet taken occupancy or begun paying rent. At origination, the Flagler Corporate Center Borrower deposited $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University. Without Florida International University, occupancy at the Flagler Corporate Center Property would be 76.0%.

(7)	Florida International University has the option to terminate its lease effective October 2023 with 12 months’ notice.

The following table presents certain information relating to the lease rollover schedule at the Flagler Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	900	$12.46	0.1%	0.1%	$11,213	0.1%	0.1%
2016	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2017	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2018	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2019	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2020	0	0	$0.00	0.0%	0.1%	$0	0.0%	0.1%
2021	2	44,426	$15.13	7.0%	7.1%	$672,103	7.0%	7.1%
2022	0	0	$0.00	0%	7.1%	$0	0.0%	7.1%
2023	1	352,475	$17.77	55.5%	62.7%	$6,262,641	65.2%	72.3%
2024	1	84,467	$26.78	13.3%	76.0%	$2,262,026	23.6%	95.9%
2025	0	0	$0.00	0.0%	76.0%	$0	0.0%	95.9%
2026	1	13,086	$30.00	2.1%	78.0%	$392,580	4.1%	100.0%
2027	0	0	$0.00	0.0%	78.0%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	78.0%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	78.0%	$0	0.0%	100.0%
Vacant	0	139,464	$0.00	22.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	634,818	$19.38	100.0%		$9,600,563	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	PSF figures exclude vacant space.

The Market. The Flagler Corporate Center Property is located in Miami, Miami-Dade County, Florida. The Flagler Corporate Center Property is situated in the Miami-Dade County office market. According to the appraisal, the market’s first quarter 2016 vacancy rate was 10.2%, while asking rent was $31.62 per SF. The Flagler Corporate Center Property is located within the Miami Airport submarket, which features approximately 18.6 million SF of office space with a vacancy rate of 7.9% as of the first quarter of 2016. The Flagler Corporate Center appraisal determined market rent for office space greater than 50,000 SF, office space less than 50,000 SF, first floor office space and for the blended FPL space to be $26.00 per SF, $26.50 per SF, $20.00 per SF and $25.74 per SF, respectively. The estimated 2015 population within a one-, three- and five-mile radius of the Flagler Corporate Center Property was 39,104, 184,653 and 413,827 people, respectively. The estimated 2015 median household income within a one-, three- and five-mile radius of the Flagler Corporate Center Property was $41,989, $41,739 and $45,603, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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The following table reflects the competitive office properties with respect to the Flagler Corporate Center Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
The Landing at MIA 7600 Corporate Ctr Drive Miami, FL	1993	95.0%	140,045	Confidential	6,987	Jul-16	5.0	$21.50	Triple Net
5805 Waterford 5805 Blue Lagoon Drive Miami, FL	1982	73.4%	58,889	Farelogix Sanson Kline Jacomino & Comp	18,568 5,255	May-15 Jul-15	3.0 4.0	$24.00 $25.50	Modified Gross Modified Gross
6101 Waterford 6101 Blue Lagoon Drive Miami, FL	1988	91.4%	83,224	Humana	60,511	Aug-15	11.0	$26.14	Modified Gross
The Landing at MIA 7300 Corporate Ctr Drive Miami, FL	1987	95.0%	241,591	Norwegian Cruise Lines	28,400	Jul-15	10.0	$28.50	Modified Gross
The Landing at MIA 7200 Corporate Ctr Drive Miami, FL	1982	95.0%	92,306	Confidential	5,281	Jun-16	5.0	$16.50	Triple Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Flagler Corporate Center Property:

Cash Flow Analysis(1)
	2015	5/31/2016 TTM	UW	UW PSF
Base Rent	$6,764,189	$7,426,794	$13,077,783	$20.60
Total Recoveries	$2,498,938	$2,069,934	$2,407,889	$3.79
Other Income(2)	$0	$0	$122,334	$0.19
Less Vacancy & Credit Loss	$0	$0	($3,477,220)	($5.48)
Effective Gross Income	$9,263,127	$9,496,728	$12,130,786	19.11
Total Operating Expenses	$3,334,310	$4,153,598	$3,947,359	$6.22
Net Operating Income(3)	$5,928,817	$5,343,131	$8,183,427	$12.89
Capital Expenditures	$0	$0	$95,223	$0.15
TI/LC	$0	$0	$634,818	$1.00
Net Cash Flow	$5,928,817	$5,343,131	$7,453,386	$11.74

Occupancy %(4)	67.4%	78.0%	77.5%
NOI DSCR(5)	1.23x	1.11x	1.70x
NCF DSCR(5)	1.23x	1.11x	1.55x
NOI Debt Yield(5)	7.7%	6.9%	10.6%
NCF Debt Yield(5)	7.7%	6.9%	9.7%

(1)	The loan sponsors acquired the Flagler Corporate Center Property in September 2014 and as a result, historical financial information prior to 2015 is not available.

(2)	Other Income includes antennae and storage income.

(3)	UW Net Operating Income is higher than 5/31/2016 TTM Net Operating Income primarily due to tenant Simply Healthcare Holdings, Inc. signing a lease that commenced in December 2015 for 13.3% of the net rentable area and 23.6% ($2,262,026) of underwritten base rent. Simply Healthcare Holdings, Inc. commenced paying rent in June 2016 and, as a result, the Most Recent NOI does not capture any of Simply Healthcare Holdings, Inc.’s annual base rent. Additionally, rent for the tenant Florida Power & Light, which has investment grade ratings and 3% annual rent increases, was averaged over the remaining lease term.

(4)	Occupancy % for 2015 represents physical occupancy as of December 31, 2015. TTM Occupancy % equates to physical occupancy as of August 3, 2016. UW Occupancy % is based on underwritten economic occupancy.

(5)	Debt service coverage ratios and debt yields are based on the Flagler Corporate Center Whole Loan

Escrows and Reserves. At origination, the Flagler Corporate Center Borrower deposited $3,125,000 for general tenant improvements and leasing commissions, $1,708,926 for required repairs and renovations, $1,234,949 for free rent, tenant improvement allowances and leasing commissions related to Florida International University, $859,313 for real estate taxes and $163,068 for insurance premiums. The Flagler Corporate Center Borrower is required to escrow monthly an amount equal to: (i) 1/12 of the estimated annual tax payments and (ii) 1/12 of the estimated annual insurance premiums. The Flagler Corporate Center Borrower is required to deposit monthly $7,935 into an escrow for replacement reserves. The Flagler Corporate Center Borrower is required to deposit monthly $52,902 into an escrow for tenant improvements and leasing commissions; provided that the Flagler Corporate Center Borrower is not required to deposit such monthly amount at any time that the funds in such escrow equal or exceed $5,000,000 (which cap shall be reduced to $3,000,000 once either (i) FPL has entered into an approved lease extension or new lease for no less than five years for (x) all of the FPL space, or (y) so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space, or (ii) one or more satisfactory replacement tenants (as approved by the lender in accordance with the loan documents) enter into leases,

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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each with an expiration date on or after April 30, 2028, for (x) all of the FPL space, or (y), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space).

Lockbox and Cash Management. The Flagler Corporate Center Whole Loan is structured with a hard lockbox. The Flagler Corporate Center Whole Loan has springing cash management (i.e. the Flagler Corporate Center Whole Loan has cash management only after the initial occurrence and during the continuance of a Sweep Event Period (as defined below)). During the continuance of a Sweep Event Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the Flagler Corporate Center Whole Loan.

A “Sweep Event Period” will:

(i)	commence upon the occurrence of an event of default under the Flagler Corporate Center Whole Loan and continue until such event of default is no longer continuing,

(ii)	commence upon the debt service coverage ratio for the Flagler Corporate Center Whole Loan, calculated based on the trailing 12 calendar months, being less than 1.15x and continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x,

(iii)	commence if FPL fails to extend the term of its lease for at least five years for at least 85% of the related space on or before the date that is 24 months prior to its lease expiration and continue until (x) FPL has entered into an approved lease extension or new lease for no less than five years for (i) all of the FPL space, or (ii), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for (i) all of the FPL space, or (ii), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space,

(iv)	commence if FPL commits any monetary default or material non-monetary default under its lease and continue (x) until FPL has cured all such defaults under its lease and no other default has occurred under the FPL Lease for 3 consecutive months following such cure or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for (i) all of the FPL space, or (ii), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space,

(v)	commence if FPL gives notice to vacate or vacates its space and continue until (x) FPL delivers written notice withdrawing its intent to vacate or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for (i) all of the FPL space, or (ii), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space,

(vi)	commence if FPL goes dark and continue until (x) FPL resumes operations in the FPL space for 3 consecutive calendar months or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for (i) all of the FPL space, or (ii), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space,

(vii)	commence if FPL subleases more than 15% of its leased space at the Flagler Corporate Center Property to a subtenant that is not an affiliate of FPL and continue until (x) there has been a termination of such sublease or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for (i) all of the FPL space, or (ii), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space, or

(viii)	commence if FPL becomes a debtor in any bankruptcy or other insolvency proceeding and continue until (x) the FPL lease has been affirmed and the bankruptcy or insolvency proceeding has terminated or (y) one or more satisfactory replacement tenants enter into leases for no less than five years for (i) all of the FPL space, or (ii), so long as the physical and economic occupancy of the Flagler Corporate Center Property is at least 85%, at least 85% of the FPL space.

Additional Secured Indebtedness (not including trade debts). The Flagler Corporate Center Property also secures the Flagler Corporate Center Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $34,960,275 and is currently held by Starwood Mortgage Capital LLC or an affiliate thereof and expected to be contributed to a future securitization trust. The Flagler Corporate Center Serviced Pari Passu Companion Loan accrues interest at the same rate as the Flagler Corporate Center Mortgage Loan. The Flagler Corporate Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Flagler Corporate Center Serviced Pari Passu Companion Loan. The holders of the Flagler Corporate Center Mortgage Loan and the Flagler Corporate Center Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Flagler Corporate Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Mezzanine debt from an acceptable mezzanine lender is permitted under the following conditions, among others: (a) minimum combined debt service coverage ratio of 1.40x, (b) aggregate maximum loan-to-value of 65.0%, (c) minimum combined debt yield of 10.0%, (d) delivery of a satisfactory intercreditor agreement and (e) rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Flagler Corporate Center Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended or replaced) in an amount equal to full replacement cost of the Flagler Corporate Center Property and business interruption insurance for 18 months.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

MSBAM 2016-C30	Hilton Cocoa Beach

Mortgage Loan No. 7 – Hilton Cocoa Beach

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

MSBAM 2016-C30	Hilton Cocoa Beach

Mortgage Loan No. 7 – Hilton Cocoa Beach

Hilton Cocoa Beach
1550 North Atlantic Avenue
Cocoa Beach, FL 32931
Atlantic Ocean
Spring Hill
ORLANDO
Orlando Intl. Airport
Kissimmee
Titusville
Cocoa Beach
Melbourne
Palm Bay
Vero Beach
Fort Pierce
Port St. Lucie
TAMPA
Clearwater
Lakeland
ST. PETERSBURG
Bradenton
Sarasota
Lake Okeechobee
West Palm Beach
Cape Coral
Fort Myers
Gulf of Mexico
Boca Raton
Naples
FORT LAUDERDALE
Hialeah
Miami Beach
MIAMI
EVERGLADES NATIONAL PARK
Homestead
Key West
FLORIDA KEYS
OCALA NATIONAL FOREST
CANAVERAL NATIONAL SEASHORE
Kings Park
Banana River
John F Kennedy Space Center
Sykes Creek Golf Course
Orlando 48 miles
Martin Andersen Beachline Expwy
Exploration Tower
Port Canaveral
Astronaut Blvd
Cape Canaveral
Ulumay Wildlife Sanctuary
N. Banana River Dr
A1A
Merritt Island
Byrd Plaza
Range Rd
Lake Dr
Cocoa
Cocoa West
W. King St
H. Humphrey Causeway
Sabal Pointe Plaza
W. Cocoa Beach Causeway
First Merritt Shopping Center
Merritt Square Mall
Merritt Island Airport
Sykes Creek
Pluckebaum Rd
Cocoa Blvd
Newfound Harbor Dr
Banana River Square
S. Tropical Trail
Rockledge Country Club
Barton Blvd
Eyster Blvd
Indian River
Cocoa Beach
N. Atlantic Ave
Atlantic Ocean
Cocoa Beach Country Club
95
S. Fiske Blvd
Murrell Rd
Jane Green Swamp
Rockledge
S. Courtenay Pkwy
Rockledge Dr
Barnes Blvd
Turtle Creek Golf Club
BREVARD COUNTY
Banana River
Barger Baseball Complex
Vierra Blvd
Murrell Rd
Indian River Colony Golf Club
The Avenue Viera
The Woods
Patrick Air Force Base
Atlantic Ave
The Shoppes at Lake Andrew
Wickham Rd
Brevard Zoo
Indian River
Tropical Trail
Suntree Country Club
Baytree National Golf Links
Centre at Suntree
Pineda Causeway
404
South Patrick Shores
A1A
Palm Shores
513
Satellite Beach
Melbourne Intl. Airport 11 miles
MELBOURNE
Tropical Island

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

MSBAM 2016-C30	Hilton Cocoa Beach

Mortgage Loan No. 7 – Hilton Cocoa Beach

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$38,000,000			Location:	Cocoa Beach, FL 32931
Cut-off Date Balance:	$37,876,950			General Property Type:	Hospitality
% of Initial Pool Balance:	4.3%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Driftwood Acquisition and Development			Year Built/Renovated:	1986/2014
	L.P.; Carlos J. Rodriguez; David			Size:	295 Rooms
	Buddemeyer			Cut-off Date Balance per Room:	$128,396
Mortgage Rate:	5.1450%			Maturity Date Balance per Room:	$106,626
Note Date:	5/26/2016			Property Manager:	Driftwood Hospitality Management,
First Payment Date:	7/6/2016				LLC (borrower-related)
Maturity Date:	6/6/2026
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(2):	$6,107,673
Seasoning:	3 months			UW NOI Debt Yield:	16.1%
Prepayment Provisions:	LO (27); DEF/YM1 (88); O (5)			UW NOI Debt Yield at Maturity:	19.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	2.18x
Additional Debt Type:	N/A			Most Recent NOI(3):	$5,989,220 (6/30/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$5,206,630 (12/31/2015)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI(3):	$3,142,977 (12/31/2014)
Reserves(2)				Most Recent Occupancy:	81.6% (6/30/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.6% (12/31/2015)
RE Tax:	$183,247	$26,178	N/A	3rd Most Recent Occupancy(4):	84.6% (12/31/2014)
Insurance:	$86,735	$19,664	N/A	Appraised Value (as of):	$57,000,000 (7/1/2016)
Recurring Replacements:	$0	$55,700	N/A	Cut-off Date LTV Ratio:	66.5%
Other:	$295,000	$0	N/A	Maturity Date LTV Ratio:	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,000,000	69.8%	Purchase Price:	$52,260,000	96.0%
Borrower Equity:	$16,442,349	30.2%	Reserves:	$564,982	1.0%
			Closing Costs:	$1,617,366	3.0%
Total Sources:	$54,442,349	100.0%	Total Uses:	$54,442,349	100.0%

(1)	See “—Mezzanine Debt and Preferred Equity” below for further discussion of permitted future mezzanine debt.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	As part of a 2014 PIP renovation, a poolside bar and restaurant, a Starbucks’ coffee shop and a food bar were added to the Hilton Cocoa Beach Property. Additionally, the PIP renovation helped drive room revenue. As such, the Hilton Cocoa Beach Property saw an increase from 3rd Most Recent NOI to UW NOI.

(4)	In 2014, the Hilton Cocoa Beach Property underwent a PIP renovation, which resulted in the loss of approximately 20,006 available room nights. The 3rd Most Recent Occupancy reflects 20,006 fewer available room nights in the denominator of the occupancy calculation which results in the higher occupancy rate.

The Mortgage Loan. The seventh largest mortgage loan (the “Hilton Cocoa Beach Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,000,000 secured by a first priority fee mortgage encumbering a full service hospitality property known as the Hilton Cocoa Beach in Cocoa Beach, Florida (the “Hilton Cocoa Beach Property”). The proceeds of the Hilton Cocoa Beach Mortgage Loan were used to acquire the Hilton Cocoa Beach Property, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is 1550 North Atlantic, LLC (the “Hilton Cocoa Beach Borrower”), a special-purpose, Delaware limited liability company with one independent director. Carlos J. Rodriguez and David Buddemeyer, along with Driftwood Acquisition and Development L.P., serve as the nonrecourse carve-out guarantors and are principals of Driftwood Hospitality Management, LLC (“Driftwood”).

Driftwood operates 40 hotels with more than 8,000 rooms throughout the United States, the Bahamas and Costa Rica. Driftwood’s portfolio includes a number of brands that range from full-service hotels and resorts to mid-size, select-service, extended stay and independent boutiques. Driftwood’s hotels include Marriott, Starwood, Hilton, Hyatt, IHG and Wyndham flagged properties. Driftwood has been managing the Hilton Cocoa Beach Property on behalf of the prior owner since October 2013 and oversaw an $8 million property improvement plan (“PIP”) in 2014.

The Property. The Hilton Cocoa Beach Property is a seven-story, 295-room, full service Hilton hotel in Cocoa Beach, Florida. While serving as property manager under the previous owner, the loan sponsors oversaw an $8 million PIP ($27,120 per key), which included full renovation of the lobby, all common areas, guestrooms, guest bathrooms and the addition of a pool bar. There are 454 parking spaces. Amenities include 10,045 SF of meeting and function space, indoor restaurant, poolside bar and restaurant, outdoor pool, fitness center and lobby Starbucks and convenience store.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

MSBAM 2016-C30	Hilton Cocoa Beach

Commercial demand in the submarket is generated by proximity to Port Canaveral. Port Canaveral is the world’s second busiest cruise port and is Florida’s fastest growing port. Port Canaveral is home to 11 cruise ships, with cruise operators Carnival, Disney, Royal Caribbean and Norwegian all operating from the port. In 2015, Port Canaveral saw approximately 4.2 million cruise passengers (up approximately 33% from 2011). In addition to Port Canaveral, Cape Canaveral is expected to see 30 rocket launches in 2016 from companies such as SpaceX and Boeing.

The ten largest corporate accounts at the Hilton Cocoa Beach Property in 2015 were SpaceX, Boeing, Lockheed Martin, ULA, GE, Northrop Grumman, Exelis, Aerospace Corporation, Raytheon and L-3 Communications. No one corporate account accounted for more than 2.0% of the available room nights at the Hilton Cocoa Beach Property.

The current franchise agreement with Hilton Franchise Holding LLC has a current expiration date of May 31, 2031.

According to the appraisal, the Hilton Cocoa Beach Property generates approximately 25% of its room nights from commercial business, 20% from meeting and group business and 55% from leisure business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Cocoa Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	79.4%	$114.99	$91.30	82.5%	$111.71	$92.12	103.9%	97.1%	100.9%
2014	80.0%	$120.36	$96.29	84.6%	$119.23	$100.88	105.8%	99.1%	104.8%
2015	81.7%	$127.91	$104.50	79.6%	$131.18	$104.43	97.4%	102.6%	99.9%
6/30/2016 TTM	82.5%	$133.47	$110.11	81.6%	$137.73	$112.33	98.9%	103.2%	102.0%

Source: Industry Report. Includes Residence Inn Cape Canaveral Cocoa Beach, Four Points by Sheraton Cocoa Beach, DoubleTree Cocoa Beach Oceanfront, Hampton Inn Cocoa Beach Cape Canaveral and Courtyard Cocoa Beach Cape Canaveral

The Market. The Hilton Cocoa Beach Property is located in Cocoa Beach, Brevard County, Florida, within the Port Canaveral market, approximately six miles from Cape Canaveral. According to the appraisal, the Palm Bay-Melbourne-Titusville Florida MSA has an estimated 2015 population of approximately 565,200 people and a 2015 estimated median household income of $49,700 per year.

Primary competitive properties to the Hilton Cocoa Beach Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Est. 2015 Occupancy	Est. 2015 ADR	Est. 2015 RevPAR
Hilton Cocoa Beach	295	1986	10,045	25%	20%	55%	80%	$131.18	$104.43
Residence Inn Cape Canaveral	150	2006	1,238	30%	10%	60%	86%	$135.00	$116.10
Doubletree Cocoa Beach	148	1987	8,275	10%	30%	60%	75%	$125.00	$93.75
Four Points by Sheraton Cocoa Beach	75	2006	497	25%	15%	60%	88%	$120.00	$105.60
Courtyard Cocoa Beach	155	2001	4,439	25%	10%	65%	82%	$132.00	$108.24
Hampton Inn Cocoa Beach	150	1999	728	10%	40%	50%	80%	$122.00	$97.60

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

MSBAM 2016-C30	Hilton Cocoa Beach

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Cocoa Beach Property.

Cash Flow Analysis
	2013(1)	2014(1)	2015	6/30/2016 TTM	UW	UW per Room
Occupancy	82.5%	84.6%	79.6%	81.6%	81.6%
ADR	$111.71	$119.23	$131.18	$137.73	$137.73
RevPAR	$92.12	$100.88	$104.43	$112.33	$112.33

Rooms Revenue	$7,546,655	$8,844,292	$11,244,994	$12,168,940	$12,094,693	$40,999
Food & Beverage(2)	$2,009,444	$2,615,332	$3,931,182	$4,266,549	$4,266,549	$14,463
Other Income(2)	$333,486	$530,348	$825,421	$910,977	$910,977	$3,088
Total Revenue	$9,889,585	$11,989,972	$16,001,597	$17,346,466	$17,272,219	$58,550
Total Expenses	$8,062,589	$8,846,995	$10,794,967	$11,357,246	$11,164,546	$37,846
Net Op. Income	$1,826,997	$3,142,977	$5,206,630	$5,989,220	$6,107,673	$20,704
FF&E	$395,583	$479,599	$640,064	$693,859	$690,889	$2,342
Net Cash Flow	$1,431,413	$2,663,378	$4,566,566	$5,295,361	$5,416,784	$18,362
NOI DSCR	0.73x	1.26x	2.09x	2.41x	2.45x
NCF DSCR	0.58x	1.07x	1.84x	2.13x	2.18x
NOI Debt Yield	4.8%	8.3%	13.7%	15.8%	16.1%
NCF Debt Yield	3.8%	7.0%	12.1%	14.0%	14.3%

(1)	In 2013, the hotel underwent a $6 million renovation to the exterior to bring the Hilton Cocoa Beach Property up to current hurricane code standards. As a result, the hotel lost approximately 25,754 available room nights, as rooms were taken offline due to the exterior work. Furthermore, in 2014, the Hilton Cocoa Beach Property underwent an $8 million PIP ($27,120 per key) that was completed in June 2014, which resulted in the loss of approximately 20,006 available room nights. The 2013 and 2014 occupancies reflect 25,754 and 20,006 fewer available room nights,respectively, in the denominator of the occupancy calculations which result in the higher occupancy rates.

(2)	As part of the 2014 PIP, a poolside bar and restaurant was added to the Hilton Cocoa Beach Property, resulting in an increase to the Food & Beverage line item. In addition, a Starbucks’ coffee shop and a food bar were opened in the lobby, which resulted in an increase in the Other Income line item.

Escrows and Reserves. The Hilton Cocoa Beach Borrower deposited $183,247 into a tax escrow at loan origination and is required to escrow monthly 1/12th of the annual estimated tax payments. The Hilton Cocoa Beach Borrower deposited $86,735 into an insurance escrow at loan origination and is required to escrow monthly 1/12th of the annual estimated insurance premiums. The Hilton Cocoa Beach Borrower is required to deposit monthly into an escrow for furniture, fixtures and equipment an amount equal to 1/12 of 4% of the annual gross revenue of the Hilton Cocoa Beach Property (which amount currently equates to $55,700, which amount may be reassessed by the related lender if the related franchisor requires the Hilton Cocoa Beach Borrower to pay an amount greater than 4% of annual gross revenue for furniture, fixtures and equipment). At origination, the Hilton Cocoa Beach Borrower also deposited $295,000 for PIP related work.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Hilton Cocoa Beach Mortgage Loan. The Hilton Cocoa Beach Mortgage Loan has springing cash management (i.e., the Hilton Cocoa Beach Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Trigger Event). During the continuance of a Trigger Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the Hilton Cocoa Beach Mortgage Loan.

A “Trigger Event” will:

(i) commence upon the occurrence of an event of default under the Hilton Cocoa Beach Mortgage Loan and continue until the cure (if applicable) of the event of default,

(ii) commence upon the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.15x and continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x,

(iii) commence upon the date that (a) the Hilton Cocoa Beach Borrower or Hilton Cocoa Beach franchisor gives notice of its intention to terminate the franchise agreement or (b) the Hilton Cocoa Beach Borrower or Hilton Cocoa Beach franchisor terminates the franchise agreement, and continue until (x) with respect to (a) above, the Hilton Cocoa Beach franchisor or the Hilton Cocoa Beach Borrower withdraws notice of its intention to terminate the franchise agreement or (y) with respect to (a) and (b) above, the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender,

(iv) commence upon the occurrence of an event of default under the Hilton Cocoa Beach franchise agreement which default permits the Hilton Cocoa Beach franchisor to cancel or terminate the franchise agreement, and continue until (a) the cure of the event of default under the franchise agreement or (b) the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender, or

(v) commence upon the expiration of the franchise agreement and continue until the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Following May 26, 2021, future mezzanine debt from an acceptable mezzanine lender is permitted under the following conditions, among others: (i) delivery of a satisfactory intercreditor agreement, (ii) minimum combined debt service coverage ratio of 1.40x, (iii) aggregate maximum loan-to-value of 75.0%, (iv) combined minimum debt yield of 10.0% and (v) rating agency confirmation.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

MSBAM 2016-C30	Hilton Cocoa Beach

Release of Property. Not permitted.

Terrorism Insurance. The Hilton Cocoa Beach Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to full replacement cost of the Hilton Cocoa Beach Property and business interruption insurance for 18 months. However, if the Terrorism Risk Insurance Reauthorization Act is not in effect, the Hilton Cocoa Beach Borrower is not required to pay annual premiums in excess of an amount equal two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy (such premium, for purposes of determining such amount, not to include terrorism or catastrophe loss perils, i.e., earthquake, windstorm and/or flood coverage) insuring only the Hilton Cocoa Beach Property on a stand-alone basis at the time that any terrorism is excluded from any applicable policy required under the Hilton Cocoa Beach Mortgage Loan documents, but the Hilton Cocoa Beach Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

MSBAM 2016-C30	Clemson Lofts Apartments

Mortgage Loan No. 8 – Clemson Lofts Apartments

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

MSBAM 2016-C30	Clemson Lofts Apartments

Mortgage Loan No. 8 – Clemson Lofts Apartments

Clemson Lofts
111 Cochran Road
Clemson, SC 29631
Lake Issaqueena
Keowee River
Clemson Experimental Forest
Maw Bridge Rd
Madden Bridge Rd
6 Mile Hwy
Johnson Rd
Southern Wesleyan University 1 mile
Central
Church St
Main St
Lawrence Bridge Rd
Pike Rd
Old Clemson Hwy
AMTRAK
PICKENS COUNTY
College Ave
Greenville 25 miles
Lake Hartwell
Keowee
Clemson Formula SAE Shop
Tiger Blvd
Clemson AMTRAK
University Square Shopping Ctr.
W. Main St
CLEMSON
Gateway Village
Calhoun Memorial Hwy
Clemson University Outdoor Recr. and Education
Pendleton Rd
Littlejohn Coliseum
Memorial Stadium (Death Valley)
Clemson Univ. Visitors Center
Old Greenville Hwy
Berkeley Dr
Issaqueena Trail
Oconee County Regional Airport
Doug Kingsmore Stadium
Clemson University
Brooks Center for the Performing Arts
Perimeter Rd
Student Organic Farm
South Carolina Botanical Garden
Calhoun Field Laboratory
OCONEE COUNTY
Seneca Creek Rd
The Walker Course
Bob Campbell Geology Museum
Shiloh Rd
The Madren Conference Center
Old Stone Church Rd
Lamaster Dairy Center
Anderson Hwy
Cherry Farm Insectary and Urban Entomology Laboratory
Pendleton
Greenville St
Clemson Little Theatre
Tri-County Technical College
S. Mechanic St
Lebanon Rd
Clemson University Equine Center
W. Queen St
T. Ed Garrison Arena
ANDERSON COUNTY
NASHVILLE
Knoxville
Murfreesboro
Jackson
TENNESSEE
NC
Asheville
CHARLOTTE
Chattanooga
Corinth
Florence
Huntsville
Spartanburg
Greenville
Clemson
SOUTH CAROLINA
Tupelo
MS
Decatur
Rome
Roswell
Athens
Columbia
BIRMINGHAM
Anniston
ATLANTA
Columbus
Tuscaloosa
Augusta
ALABAMA
LaGrange
Macon
Auburn
Dublin
Meridian
Montgomery
Vidalia
GEORGIA
Eufaula
Savannah
Troy
Albany
Ozark
Dothan
Waycross
Bainbridge
Valdosta
St. Marys
Mobile
Tallahassee
JACKSONVILLE
Pensacola
Panama City
FLORIDA
Gulf of Mexico
Gainesville
St. Augustine

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

MSBAM 2016-C30	Clemson Lofts Apartments

Mortgage Loan No. 8 – Clemson Lofts Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Clemson, SC 29631
Cut-off Date Balance:	$30,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	John T. Hoover, III; George J. Selembo, Jr.			Year Built/Renovated(2):	2014-2015/N/A
Mortgage Rate:	4.100%			Size:	232 Units (640 Beds)
Note Date:	7/8/2016			Cut-off Date Balance per Unit:	$129,310
First Payment Date:	9/1/2016			Maturity Date Balance per Unit:	$112,362
Maturity Date:	8/1/2026			Property Manager:	Clemson Lofts Manager, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,588,816
Seasoning:	1 month			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.02x (IO) 1.45x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,775,967 (5/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$1,753,228 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
				Most Recent Occupancy(2):	100.0% (6/7/2016)
Reserves(1)				2nd Most Recent Occupancy(2):	100.0% (12/31/2015)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	N/A
RE Tax:	$220,702	$27,588	N/A	Appraised Value (as of):	$43,000,000 (6/3/2016)
Insurance:	$195,147	$17,741	N/A	Cut-off Date LTV Ratio:	69.8%
Recurring Replacements:	$0	$5,800	$278,400	Maturity Date LTV Ratio:	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff:	$22,995,360	76.7%
			Reserves:	$415,849	1.4%
			Closing Costs:	$448,528	1.5%
			Return of Equity:	$6,140,264	20.5%
Total Sources:	$30,000,000	100.0%	Total Uses:	$30,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Clemson Lofts Apartments Property was developed in two phases. Phase I (116 units) was developed for the 2014/2015 school year and phase II (116 units) was developed for the 2015/2016 school year. The Clemson Lofts Apartments Property is currently 100% leased for the 2016/2017 school year.

The Mortgage Loan. The eighth largest mortgage loan (the “Clemson Lofts Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,000,000 secured by a first priority fee mortgage encumbering a garden-style student housing complex in Clemson, South Carolina known as Clemson Lofts Apartments (the “Clemson Lofts Apartments Property”). The proceeds of the Clemson Lofts Apartments Mortgage Loan were used to refinance a previous financing with an outstanding principal balance of $22,995,360, fund reserves, pay closing costs and return equity to the Clemson Lofts Apartments Borrower.

The Borrower and the Sponsors. The borrower is Clemson Lofts P1, LLC (the “Clemson Lofts Apartments Borrower”), a single-purpose Delaware limited liability company with one independent director. The Clemson Lofts Apartments Borrower is majority owned by John T. Hoover, III and Jenifer L. Hoover (63.7%), George J. Selembo, Jr. and Priscilla A. Selembo (29.0%). John T. Hoover, III and George J. Selembo, Jr. are the sponsors and non-recourse carveout guarantors of the Clemson Lofts Apartments Mortgage Loan.

John T. Hoover, III, is the president and owner of Greenfield Property Development LLC, a real estate investment, development and management company. John T. Hoover, III currently owns and has developed four student housing properties with approximately 2,100 beds in three different markets (including Clemson, South Carolina). George J. Selembo, Jr., a former principal and co-founder of Copper Beech Townhomes, was part of the senior management team which drove its growth from a small, local student housing landlord to the fourth largest owner of student housing in the nation. In addition to the Clemson Lofts Apartments Property, George J. Selembo, Jr. has ownership interests in six student housing properties located primarily near Penn State University.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

MSBAM 2016-C30	Clemson Lofts Apartments

The Property. The Clemson Lofts Apartments Property is comprised of 14 garden-style buildings with a total of 232 units and 640 beds. Units at the Clemson Lofts Apartments Property are not furnished but they feature central air conditioning, stainless steel appliances, granite countertops, washer and dryer in unit, custom maple cabinets, dishwasher and individual key lock entry for each bedroom. Utilities included in rent are water, sewer, electric, trash, internet and cable. Community amenities include a clubhouse featuring a game room with billiards, study rooms, a 24 hour fitness center, a seasonal pool/hot tub and an on-site management leasing office. There are 735 parking spaces at the property for a ratio of approximately 3.2 spaces per unit or 1.1 spaces per bed.

The Clemson Lofts Apartments Property was developed by the Clemson Lofts Apartments Mortgage Loan sponsors in 2014 and 2015 in two phases. Phase I (116 units) was developed for the 2014/2015 school year and Phase II (116 units) was developed for the 2015/2016 school year. There are no plans for additional construction at the Clemson Lofts Apartments Property. The Clemson Lofts Apartments sponsors maintain a current cost basis of approximately $31.6 million in the property after land acquisition and hard development costs.

As of June 7, 2016, the Clemson Lofts Apartments Property was 100.0% leased for the 2016/2017 school year with a 114 student waiting list. Lease terms are 12 months with parental guarantees and run from August 1st to July 15th. The Clemson Lofts Apartments Property has operated at 100% occupancy since opening for the 2014/2015 school year. 2016/2017 leasing includes a 46% renewal rate from the previous school year and included a rent increase of approximately 7.5%.

The table below shows the apartment unit mix at the Clemson Lofts Apartments Property:

Unit Mix
Type	No. of Units	No. of Beds	Avg. Size (SF)	Current Monthly Rent Per Bed(1)	Market Monthly Rent Per Bed
1BR/1BA	48	48	700	$916	$925
2BR/2BA	48	96	925	$602	$605
2BR/2BA (Townhouse)	8	16	925	$619	$625
3BR/3BA	24	72	1,675	$545	$545
3BR/3BA (Townhouse)	8	24	1,700	$590	$595
4BR/4BA	48	192	1,675	$499	$505
4BR/4BA (Penthouse)	48	192	2,095	$526	$545
Total/Wtd. Avg.	232	640	1,380	$565	$574

Source: Appraisal

(1)	Per the June 7, 2016 rent roll.

The Market. The Clemson Lofts Apartments Property is located in the Greenville-Anderson-Mauldin, South Carolina metropolitan statistical area (“Greenville MSA”) which had an estimated 2015 population of 874,000. According to the appraisal, total employment in the Greenville MSA is currently estimated at 401,200 jobs. Between year-end 2009 and year end 2015, employment rose by 47,600 jobs, equivalent to a 13.5% increase over the six year period. The estimated 2015 Greenville MSA unemployment rate was 5.5%, almost half of the 2009 unemployment rate of 10.6%. The 2015 estimated population within a one-, two- and three- mile radius was 6,310, 17,937 and 27,515, respectively. The 2015 estimated average household income within a one-, two- and three- mile radius was $38,679, $46,034 and $52,139, respectively.

The major driver for the area is Clemson University, an American public, coeducational, land-grant and sea-grant research university in Clemson, South Carolina. Founded in 1889, Clemson University consists of seven colleges and offers more than 80 majors, 75 minors and 110 graduate degree programs. As of 2015, Clemson University total enrollment was 22,384, which is a 25% increase over the past ten years. Clemson University is currently ranked as the 21st best national public university in one periodical. In addition, Clemson University was also named among the best value colleges in 2013 and No. 7 in student return on investment in 2012, respectively, in two other periodicals. Clemson University is a member of the Atlantic Coast Conference (“ACC”) and the NCAA Division I for nine women’s and eight men’s intercollegiate varsity athletic teams. A recent study determined that Clemson University has an annual $1.83 billion economic impact on the state of South Carolina.

The Clemson Lofts Apartments Property is located approximately one mile north from the Clemson University campus. Public transportation to the campus is provided by Clemson Area transit (“CATBUS”) which provides free shuttle service funded by the university and city. The Clemson Lofts Apartments Property is located on the “red route” of the CATBUS with a stop at the entrance to the Clemson Lofts Apartments Property. For the 2016/2017 school year, approximately 59% of students live off campus with only freshmen required to live on campus with guaranteed housing.

According to a third party research report, there are currently 11,983 available beds at Clemson University (6,950 on campus/ 5,033 off-campus) which compared to estimated enrollment of 23,097 students for 2016 represents a 52% ratio of beds to enrollment (11,114 bed shortage). There are 15,634 beds estimated to be available in 2019 (8,959 on campus / 6,675 off-campus) which compared to estimated 2019 enrollment of 24,040 students represents a 65% ratio of beds to enrollment (8,406 bed shortage).

According to the appraisal, there are four off-campus student housing projects under construction totaling 1,675 beds with expected delivery dates through August 2017. The Pier at Clemson, considered a rent comparable in the appraisal, was built in 2013 and has recently expanded by 33 beds. Earle Street (730 beds) and University House on College Avenue (418 beds) are expected to be completed in August 2017 and are mid-rise facilities that are only blocks from campus, but each is expected to have higher rents than the Clemson Lofts Apartments Property ($320-$330 per bed higher). GrandMarc Clemson (494 beds) is also expected to be completed in August 2017. It is being developed on the site of an old shopping center on Highway 76, and is expected to offer mid-rise construction, structure parking and 20,000 square feet of onsite commercial space. Rents at the GrandMarc Clemson are expected to be higher than at the Clemson Lofts Apartments Property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

MSBAM 2016-C30	Clemson Lofts Apartments

Comparable rental properties with respect to the Clemson Lofts Apartments Property are shown in the table below.

Competitive Property Summary
Property Name	Total Units/ Occupancy	Year Built	Distance from Campus	Unit Mix	Avg. Unit SF	Avg. Monthly Rent per Bed
Clemson Lofts Apartments Property	232/100.0%	2014-2015	1.1 miles	1BR/1BA 2BR/2BA 2BR/2BA TH 3BR/3BA 3BR/3BA TH 4BR/4BA 4BR/4BA Penthouse	700 925 925 1,675 1,700 1,675 2,095	$925 $605 $625 $545 $595 $505 $545
University Village at Clemson	400/99.0%	2002-2006	3.4 miles	3BR/3BA 4BR/4.5BA TH A 4BR/4BA TH B 4BR/4BA Flat	1,200 1,440 1,440 1,334	$450 $435 $440 $445
Campus Evolution Villages West	95/100.0%	1998	1.3 miles	3BR/3BA	945	$505
Campus Evolution Villages	480/100.0%	1999	2.0 miles	2BR/2BA 4BR/4BA	976 1,144	$584 $469
Aspen Heights Clemson	184/100.0%	2013	2.0 miles	2BR/2BA TH 2BR/2BA TH 3BR/3BA 3BR/3BA 3BR/3BA TH 4BR/4BA 4BR/4BA 5BR/5BA 5BR/5BA 5BR/5BA	1,416 1,416 1,781 1,641 1,715 2,220 2,150 2,561 2,447 2,672	$594 $642 $577 $587 $587 $627 $627 $616 $617 $617
The Pier at Clemson	458/97.5%	2013	3.0 miles	2BR/2BA TH 3BR/3BA TH 4BR/4BA Cottage 4BR/4BA Cottage 4BR/4BA Cottage 4BR/4BA Cottage 5BR/5BA Cottage 5BR/5BA Cottage 5BR/5BA Cottage 5BR/5BA Cottage 6BR/6BA Cottage	1,094 1,309 1,656 1,662 2,176 1,856 1,776 2,227 2,229 2,229 2,664	$625 $610 $625 $625 $735 $695 $585 $641 $615 $589 $610
Cottages of Clemson	172/100.0%	2008	3.4 miles	2BR/2BA Cottage 4BR/4BA Cottage	1,015 2,150	$525 $504
Total/Avg.(1)	1,789/99.1%

Source: Appraisal

(1) Total/Avg. does not include the Clemson Lofts Apartments Property

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

MSBAM 2016-C30	Clemson Lofts Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Clemson Lofts Apartments Property:

Cash Flow Analysis
	2012	2013	2014	2015(1)	5/31/2016 TTM(1)	UW	UW per Unit
Base Rent	N/A	N/A	N/A	$2,694,116	$3,697,998	$4,341,960	$18,715
Other Income(2)	N/A	N/A	N/A	$98,893	$181,601	$235,000	$1,013
Discounts or Concessions	N/A	N/A	N/A	($0)	($0)	($0)	($0)
Less Vacancy & Credit Loss	N/A	N/A	N/A	($0)	($23,514)	($217,098)	(5.0%)
Effective Gross Income	N/A	N/A	N/A	$2,793,009	$3,856,085	$4,359,862	$18,793
Total Operating Expenses	N/A	N/A	N/A	$1,039,781	$1,080,118	$1,771,046	$7,634
Net Operating Income	N/A	N/A	N/A	$1,753,228	$2,775,967	$2,588,816	$11,159
Capital Expenditures	N/A	N/A	N/A	$0	$0	$69,600	$300
Net Cash Flow	N/A	N/A	N/A	$1,753,228	$2,775,967	$2,519,216	$10,859

Occupancy %	N/A	N/A	N/A	100.0%	100.0%(3)	95.0%
NOI DSCR	N/A	N/A	N/A	1.01x	1.60x	1.49x
NCF DSCR	N/A	N/A	N/A	1.01x	1.60x	1.45x
NOI Debt Yield	N/A	N/A	N/A	5.8%	9.3%	8.6%
NCF Debt Yield	N/A	N/A	N/A	5.8%	9.3%	8.4%

(1)	2015 and 5/31/2016 TTM does not include a full year of operating history from the Phase II construction (116 units). The Clemson Lofts Apartments Property was constructed in 2014 and 2015, therefore historical operating statements prior to 2015 are not available.

(2)	Other Income includes late charges, pet fees, application fees, renewal fees, and damage fees.

(3)	Occupancy as of the June 7, 2016 rent roll. The Clemson Lofts Apartments Property is 100.0% leased for the 2016/2017 school year.

Escrows and Reserves. The Clemson Lofts Apartments Borrower deposited at loan origination $220,702 real estate taxes and $195,147 for insurance premiums and is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums (unless the Clemson Lofts Apartments Borrower maintains an acceptable blanket insurance policy). The Clemson Lofts Apartments Borrower is required to deposit monthly $5,800 into an escrow for capital expenditures.

Lockbox and Cash Management. The Clemson Lofts Apartments Mortgage Loan has a springing lockbox with springing cash management upon the commencement and during the continuance of an event of default under the Clemson Lofts Apartments Mortgage Loan or a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Clemson Lofts Apartments Borrower will be required to deposit all excess cash with respect to the Clemson Lofts Apartments Mortgage Loan into an account to be held by the lender as additional security for the Clemson Lofts Apartments Mortgage Loan.

A “Cash Sweep Period” will commence upon the first day of the calendar month following the month during which the debt service coverage ratio is less than 1.15x for any calendar quarter and will end upon the last day of the calendar month during which the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Clemson Lofts Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

MSBAM 2016-C30	Columbia Center

Mortgage Loan No. 9 – Columbia Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

MSBAM 2016-C30	Columbia Center

Mortgage Loan No. 9 – Columbia Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

MSBAM 2016-C30	Columbia Center

Mortgage Loan No. 9 – Columbia Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

MSBAM 2016-C30	Columbia Center

Mortgage Loan No. 9 – Columbia Center

Columbia Center
1 Columbia Center I Troy, MI
2 Columbia Center II Troy, MI
3 Columbia Center IV Troy, MI
Pontiac
Auburn Hills
Rochester Hills
Shelby
Troy
Sterling Heights
Bloomfield Hills
Bloomfield Township
Birmingham
Clawson
Royal Oak
Beverly Hills
OAKLAND COUNTY
Berkley
Lathrup Village
Huntington Woods
Southfield
Oak Park
DETROIT
WAYNE COUNTY
Auburn Ave
Auburn Rd
South Blvd
Square Lake Rd
Long Lake Rd
Wattles Rd
Lone Pine Rd
Big Beaver Rd
Kirts Blvd
Maple Rd
14 Mile Rd
13 Mile Rd
12 Mile Rd
11 Mile Rd
10 Mile Rd
9 Mile Rd
8 Mile Rd
Oak Park Blvd
Chrysler Frwy
Walter P. Reuther Frwy
John C. Lodge Frwy
Woodward Ave
AMTRAK
TROY AMTRAK
Lahser Rd
Adams Rd
Coolidge Hwy
Crooks Rd
Livernois Rd
Rochester Rd
John R. Rd
Dequindre Rd
Stephenson Hwy
Evergreen Rd
Southfield Rd
Greenfield Rd
Wyoming Ave
Berg Rd
Pine Trace Golf Course
Troy Farm Park
Firefighters Park
Sylvan Glen Golf Course
Hampton Village Centre
Rochester Golf and Country Club
Beaumont Hospital-Troy Campus
Joseph Delia Jr. Park
Walsh College
Raintree Park
Phillip J. Huber Park
Troy Commons Shopping Center
Somerset Collection-North
Somerset Collection-South
Midtown Square
Oakland/Troy Airport
Oakland Mall
Oakland Hills Country Club
Birmingham Golf Course
Beaumont Health System
Detroit Zoo
Civic Ctr. Park
Southfield Civic Ctr. Arena
Harley Ellis Devereaux
Yahoo
CDW
Lawrence Technological University
Oakland Comm. College-Southfield
Providence Park Hospital
Northland Center
Detroit Metro-Wayne County Airport 20 miles
75
696
24
59
150
10
39
102
Waterford
Pontiac
Auburn Hills
Rochester
Rochester Hills
Shelby
Troy
Clinton
Sterling Heights
West Bloomfield
Bloomfield Hills
Birmingham
Farmington Hills
Royal Oak
Warren
St. Clair Shores
Southfield
MICHIGAN
Livonia
DETROIT
Canton
Westland
Dearborn
WINDSOR
ONTARIO
U.S. CANADA
Lake St. Clair
MACOMB COUNTY
OAKLAND COUNTY
WAYNE COUNTY

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

MSBAM 2016-C30	Columbia Center

Mortgage Loan No. 9 – Columbia Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$28,000,000			Location:	Troy, MI 48084
Cut-off Date Balance(1):	$27,966,628			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Four O Group, L.L.C.; Three O LLC;			Year Built/Renovated:	Various / Various
	Alan M. Kiriluk			Size:	537,653 SF
Mortgage Rate:	4.5000%			Cut-off Date Balance per SF(1):	$122
Note Date:	8/1/2016			Maturity Date Balance per SF(1):	$99
First Payment Date:	9/6/2016			Property Manager:	Kirco Management Services, LLC
Maturity Date:	8/6/2026				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,651,214
Seasoning:	1 month			UW NOI Debt Yield(1):	10.2%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	12.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.53x
Additional Debt Type(3):	Pari Passu			Most Recent NOI(5):	$6,906,100 (5/31/2016 TTM)
Additional Debt Balance:	$37,455,306			2nd Most Recent NOI(5):	$7,268,292 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	$7,462,646 (12/31/2014)
Reserves(4)				Most Recent Occupancy(5)(6):	84.7% (7/15/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	78.6% (12/31/2015)
RE Tax:	$175,580	$87,790	N/A	3rd Most Recent Occupancy:	81.6% (12/31/2014)
Insurance:	$102,609	$10,261	N/A	Appraised Value (as of):	$95,500,000 (7/1/2016)
Recurring Replacements:	$0	$10,305	$618,300	Cut-off Date LTV Ratio(1):	68.5%
TI/LC:	$2,000,000	$67,207	$3,000,000	Maturity Date LTV Ratio(1):	55.6%
Deferred Maintenance:	$275,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$65,500,000	100.0%	Loan Payoff:	$46,513,878	71.0%
			Reserves:	$2,553,189	3.9%
			Closing Costs:	$1,438,697	2.2%
			Return of Equity:	$14,994,236	22.9%
Total Sources:	$65,500,000	100.0%	Total Uses:	$65,500,000	100.0%

(1)	The Columbia Center Mortgage Loan is part of the Columbia Center Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $65,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Columbia Center Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing with the closing date of the securitization of the last Columbia Center promissory note to be securitized and (b) August 1, 2019.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness(not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Columbia Center IV (31,055 SF) was recently renovated and outfitted for single tenant DSM Engineering Plastics, Inc., the lease of which commenced in January 2016. As such, Columbia Center IV is not included in the historical NOI figures above. DSM Engineering Plastics, Inc. represents 5.8% of NRA at the Columbia Center Property and is the main driver of the increase in Most Recent Occupancy from 2nd Most Recent Occupancy.

(6)	Most Recent Occupancy includes Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, Most Recent Occupancy at the Columbia Center Property would be 81.7%.

The Mortgage Loan. The ninth largest mortgage loan (the “Columbia Center Mortgage Loan”) is part of a whole loan (the “Columbia Center Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $65,500,000 which are secured by a first priority fee mortgage encumbering three Class A office properties located in Troy, Michigan (collectively, the “Columbia Center Property”). Promissory Note A-2 in the original principal amount of $28,000,000 represents the Columbia Center Mortgage Loan and will be included in the MSBAM 2016-C30 Trust. Promissory Note A-1 in the original principal amount of $37,500,000 (the “Columbia Center Pari Passu Companion Loan”) is currently held by Starwood Mortgage Capital LLC or an affiliate thereof and is expected to be contributed to a future securitization trust. The Columbia Center Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C30 Trust, and from and after the securitization of the Columbia Center Pari Passu Companion Loan will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which the Columbia Center Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Columbia Center Whole Loan were

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

MSBAM 2016-C30	Columbia Center

primarily used to refinance existing debt on the Columbia Center Property, fund reserves, pay closing costs and return equity to the Columbia Center Borrower (as defined below).

The Borrower and the Sponsors. The borrowers are CC Troy Associates I, L.L.C. and CC Troy Associates II, L.L.C. (collectively, the “Columbia Center Borrower”), each a single-purpose Delaware limited liability company with two independent directors. The loan sponsors and non-recourse carve-out guarantors are Four O Group, L.L.C., Three O LLC and Alan M. Kiriluk. Liability for the non-recourse carve-outs under such Mortgage Loan is allocated severally among the related guarantors, with Alan M. Kiriluk being responsible for payment of 15% of the amount of the applicable non-recourse carve-out liability and the other two guarantors being jointly and severally liable for payment of 85% of the amount of the applicable non-recourse liability. Four O Group, L.L.C. and Three O LLC are indirectly owned by the Orley family. Graham Orley and Joseph Orley have together developed and managed residential subdivisions, multifamily communities, office buildings and retail properties throughout Michigan. In addition, Alan M. Kiriluk is the founder and key principal of Kirco Development Corp. (“Kirco”). Kirco is an independent corporation providing a full range of real estate development services. Since its inception in the mid-1970’s, Kirco has been involved in the development of 11.0 million square feet of commercial and residential real estate properties throughout southeastern Michigan and the United States. Kirco currently owns and manages in excess of six million square feet of real estate.

The Property. The Columbia Center Property, located at 101, 201 and 203 West Big Beaver Road in Troy, Michigan, consists of two 14-story, multi-tenant suburban office buildings and one two-story, single-tenant office building, together totaling 537,653 SF. The Columbia Center Property was constructed in three phases: Columbia Center I, located at 201 West Big Beaver Road, was built in 1988, Columbia Center II, located at 101 West Big Beaver Road, was built in 2000 and Columbia Center IV, located at 203 West Big Beaver Road, was built in 1996 and extensively renovated in 2016. Amenities at Columbia Center I and II include covered parking, on-site food service, on-site management and conference room facilities. Columbia Center IV is 100% occupied by DSM Engineering Plastics, Inc. on a lease that commenced in January 2016 and runs through December 2027. Columbia Center IV serves as the firm’s new United States headquarters. The build out for Columbia Center IV includes sustainable design elements and contains both open and closed office spaces, five conference rooms that are convertible to one larger conference space and a lab space to be utilized for automotive plastics research and technology development. The Columbia Center Property features a three-story parking deck with 2,018 parking spaces (which equates to 3.75 parking spaces per 1,000 SF of net rentable area).

The Columbia Center Property is currently 84.7% occupied as of July 15, 2016 by 48 tenants. Cambridge Consulting Group LLC (16,171 SF) has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, occupancy at the Columbia Center Property would be 81.7%.

The chart below summarizes the details of the three properties comprising the Columbia Center Property:

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Address	Area (SF)	Year Built/ Renovated	Occ.(1)	Appraised Value	UW NOI
Columbia Center I	$16,950,765	60.6%	201 West Big Beaver Road	254,978	1988/N/A	89.6%	$48,000,000	$4,023,854
Columbia Center II	$9,905,737	35.4%	101 West Big Beaver Road	251,620	2000/N/A	77.8%	$41,000,000	$2,362,728
Columbia Center IV	$1,110,126	4.0%	203 West Big Beaver Road	31,055	1996/2016	100.0%	$6,500,000	$264,633
Total/Wtd. Avg.	$27,966,628	100.0%		537,653		84.7%	$95,500,000	$6,651,214

(1)	Occ. includes Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, Occ. at the Columbia Center Property would be 81.7%.

Major Tenants.

Giarmarco, Mullins & Horton (40,810 SF, 7.6% of NRA, 8.6% of underwritten base rent). Giarmarco, Mullins & Horton, a law firm, is headquartered at the Columbia Center Property. Giarmarco, Mullins & Horton was founded approximately 40 years ago and currently employs 60 attorneys. Giarmarco, Mullins & Horton ranks as the 12th largest law firm in Michigan. Practices include automotive law, banking, finance, business planning law and commercial transactions. Giarmarco, Mullins & Horton has been in occupancy since 2008 and has a current lease expiration date of December 31, 2027. Giarmarco, Mullins & Horton has the option to terminate its lease effective December 2022 with 9 months’ notice. Additionally, Giarmarco, Mullins & Horton has a continuing option to relinquish up to 7,500 SF of its leased space until December 2020 with 120 days’ notice. Giarmarco, Mullins & Horton has two five-year renewal options remaining.

DSM Engineering Plastics, Inc. (31,055 SF, 5.8% of NRA, 4.6% of underwritten base rent). DSM Engineering Plastics, Inc. leases 100.0% of Columbia Center IV. DSM Engineering Plastics, Inc. is a global supplier of high performance engineering thermoplastic solutions. DSM Engineering Plastics, Inc. is an affiliate of Royal DSM, a global science-based company active in health, nutrition and materials. DSM Engineering Plastics, Inc. has been in occupancy since January 2016 and has a current lease expiration date of December 31, 2027. DSM Engineering Plastics, Inc. has the option to terminate its lease effective December 2022 with 12 months’ notice. DSM Engineering Plastics, Inc. has two five-year renewal options remaining.

Kemp, Klein, Umphrey & Endelman (28,932 SF, 5.4% of NRA, 6.8% of underwritten base rent). Kemp, Klein, Umphrey & Endelman is a full service commercial and financial law firm dedicated to providing a comprehensive range of legal services. Kemp, Klein, Umphrey & Endelman has been in occupancy since 1989 and has a current lease expiration date of October 31, 2019. Kemp, Klein, Umphrey & Endelman has one five-year renewal option remaining.

Bodman PLC (27,926 SF, 5.2% of NRA, 6.6% of underwritten base rent). Bodman PLC is a law firm offering services for banking, public and private finance, corporate acquisitions, taxation and estate planning, intellectual property, insurance, environmental and other practices. Bodman PLC has been in occupancy since 2004 and has a current lease expiration date of August 31, 2024.

Morgan Stanley Smith Barney (26,179 SF, 4.9% of NRA, 6.7% of underwritten base rent). Morgan Stanley Smith Barney is an American multinational financial services corporation specializing in retail brokerage and wealth and asset management. Morgan Stanley Smith Barney has been in occupancy since 2008 and has a current lease expiration date of September 30, 2018. Morgan Stanley Smith Barney has a continuing option to relinquish up to 5,823 SF of its leased space with 6 months’ notice. Morgan Stanley Smith Barney has two five-year renewal options remaining.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

MSBAM 2016-C30	Columbia Center

The following table presents a summary regarding major tenants at the Columbia Center Property:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Giarmarco, Mullins & Horton(4)	Columbia Center II	NR/NR/NR	40,810	7.6%	$979,440	8.6%	$24.00	12/31/2027
DSM Engineering Plastics, Inc.(5)	Columbia Center IV	NR/NR/NR	31,055	5.8%	$523,277	4.6%	$16.85	12/31/2027
Kemp, Klein, Umphrey & Endelman	Columbia Center I	NR/NR/NR	28,932	5.4%	$781,164	6.8%	$27.00	10/31/2019
Bodman PLC	Columbia Center I	NR/NR/NR	27,926	5.2%	$754,002	6.6%	$27.00	8/31/2024
Morgan Stanley Smith Barney(6)	Columbia Center II	A/A3/BBB+	26,179	4.9%	$767,045	6.7%	$29.30	9/30/2018
Subtotal/Wtd. Avg.			154,902	28.8%	$3,804,928	33.2%	$24.56

Other Tenants(7)			300,480	55.9%	$7,644,829	66.8%	$25.44
Vacant Space			82,271	15.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			537,653	100.0%	$11,449,757	100.0%	$25.31

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	PSF figures exclude vacant, conference room and vending room space.

(4)	Giarmarco, Mullins & Horton has the option to terminate its lease effective December 2022 with 9 months’ notice. Additionally, Giarmarco, Mullins & Horton has a continuing option to relinquish up to 7,500 SF of its leased space until December 2020 with 120 days’ notice.

(5)	DSM Engineering Plastics, Inc. has the option to terminate its lease effective December 2022 with 12 months’ notice.

(6)	Morgan Stanley Smith Barney has a continuing option to relinquish up to 5,823 SF of its leased space with 6 months’ notice.

(7)	Other Tenants include Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016.

The following table presents certain information relating to the lease rollover schedule at the Columbia Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	5	14,207	$15.93	2.6%	2.6%	$178,731	1.6%	1.6%
2016(5)	6	38,766	$26.71	7.2%	9.9%	$1,035,384	9.0%	10.6%
2017	6	21,848	$25.68	4.1%	13.9%	$560,951	4.9%	15.5%
2018	5	37,188	$28.31	6.9%	20.8%	$1,052,668	9.2%	24.7%
2019	6	63,487	$26.22	11.8%	32.6%	$1,664,605	14.5%	39.2%
2020	4	31,946	$25.84	5.9%	38.6%	$825,642	7.2%	46.4%
2021	3	33,683	$26.93	6.3%	44.8%	$906,952	7.9%	54.4%
2022	1	16,660	$23.50	3.1%	47.9%	$391,510	3.4%	57.8%
2023	2	11,277	$25.54	2.1%	50.0%	$288,018	2.5%	60.3%
2024	5	40,455	$26.90	7.5%	57.6%	$1,088,083	9.5%	69.8%
2025	1	20,009	$23.39	3.7%	61.3%	$468,069	4.1%	73.9%
2026	4	40,532	$28.37	7.5%	68.8%	$1,149,952	10.0%	83.9%
2027	2	71,865	$20.91	13.4%	82.2%	$1,502,717	13.1%	97.1%
2028	1	13,459	$25.00	2.5%	84.7%	$336,475	2.9%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	84.7%	$0	0.0%	100.0%
Vacant	0	82,271	$0.00	15.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	51	537,653	$25.31	100.0%		$11,449,757	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	PSF figures exclude vacant, conference room and vending room space.

(4)	Includes conference room space (2,808 SF) and vending room space (180 SF).

(5)	Includes Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Without Cambridge Consulting Group LLC, the Columbia Center Property would be 81.7% occupied.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

MSBAM 2016-C30	Columbia Center

The Market. The Columbia Center Property is located in Troy, Oakland County, Michigan. The Columbia Center Property is situated in the Detroit office market. According to the appraisal, the market’s first quarter 2016 vacancy rate was 14.0%, while average rent was $18.81 per SF. The Columbia Center Property is located within the Troy South submarket, which features approximately 12.9 million SF of office space with a vacancy rate of 26.0% as of the first quarter of 2016. A number of vacant distressed properties are included in the appraisal’s 26.0% vacancy. One of which is the former K-Mart headquarters which totals nearly 1.1 million SF and is 100.0% vacant. According to the appraisal, the buildings over 50.0% vacant are considered to have some sort of obsolescence (whether it is physical, functional or a combination of both). Vacancy at comparable or competitive properties identified in the appraisal ranged from 0.0% to 21.0%, with an average of 8.6%. According to the appraisal, there is no known new supply coming to market in the immediate area that would compete with the Columbia Center Property. The Columbia Center Property appraisals determined market rent for the office space at Columbia Center I, Columbia Center II and Columbia Center IV to be $26.00 per SF. The estimated 2016 population within a one-, three- and five-mile radius of the Columbia Center Property was 8,613, 85,312 and 262,561 people, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the Columbia Center Property was $71,659, $73,375 and $73,104, respectively.

The following table reflects the competitive office properties with respect to the Columbia Center Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Type	Lease Term (Yrs.)	Rent PSF	Lease Type
Somerset Place Tower I 2301 West Big Beaver Road Troy, MI	1986	92.7%	215,000	Asking Rent	3.0-5.0	$20.00-$26.00	Gross + Electric
Somerset Place Tower II 2401 West Big Beaver Road Troy, MI	1973	79.0%	165,000	Asking Rent	3.0-5.0	$20.00-$26.00	Gross + Electric
The Balmoral 34901-34953 Woodland Ave Troy, MI	2016	84.9%	95,000	Asking Rent	5.0-15.0	$32.00-$37.50	Net & Gross
260 East Brown Street 260 East Brown Street Troy, MI	1986	100.0%	87,890	Asking Rent	3.0-5.0	$28.00-$30.00	Gross + Electric
37000-37100 Woodward Ave 37000-37100 Woodward Ave Troy, MI	2012	100.0%	74,332	Asking Rent	5.0-10.0	$26.74-$36.94	Net & Gross
39533 Woodward Ave 39533 Woodward Ave Troy, MI	1989	89.6%	137,356	Asking Rent	3.0-10.0	$25.00-$27.50	Gross + Electric
Bloomwood Centre 39577 Woodward Ave Troy, MI	1985	100.0%	139,414	Asking Rent	3.0-10.0	$23.00-$28.00	Gross + Electric

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

MSBAM 2016-C30	Columbia Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Columbia Center Property:

Cash Flow Analysis(1)

	2013	2014	2015	5/31/2016 TTM	UW	UW PSF
Base Rent	$11,430,146	$11,660,590	$11,404,099	$11,004,198	$13,574,997	$25.25
Total Recoveries	$250,811	$150,877	$202,903	$245,388	$273,755	$0.51
Tenant Electric	$494,898	$428,343	$398,901	$394,812	$441,455	$0.82
Other Income(2)	$625,150	$627,400	$786,240	$794,832	$690,582	$1.28
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,540,124)	($4.72)
Effective Gross Income	$12,801,005	$12,867,210	$12,792,143	$12,439,230	$12,440,665	$23.14
Total Operating Expenses	$5,485,036	$5,404,564	$5,523,851	$5,533,130	$5,789,451	$10.77
Net Operating Income	$7,315,969	$7,462,646	$7,268,292	$6,906,100	$6,651,214	$12.37
Capital Expenditures	$0	$0	$0	$0	$123,660	$0.23
TI/LC	$0	$0	$0	$0	$441,375	$0.82
Net Cash Flow	$7,315,969	$7,462,646	$7,268,292	$6,906,100	$6,086,179	$11.32

Occupancy %(3)	81.6%	81.6%	78.6%	84.7%	81.7%
NOI DSCR(4)	1.84x	1.87x	1.83x	1.73x	1.67x
NCF DSCR(4)	1.84x	1.87x	1.83x	1.73x	1.53x
NOI Debt Yield(4)	11.2%	11.4%	11.1%	10.6%	10.2%
NCF Debt Yield(4)	11.2%	11.4%	11.1%	10.6%	9.3%

(1)	Columbia Center IV (31,055 SF) was recently renovated and outfitted for single tenant DSM Engineering Plastics, Inc., which lease commenced in January 2016. As such, Columbia Center IV is not included in the historical NOI figures above.

(2)	Other Income includes storage income, parking rental, conference room rental, tenant services and electric profit.

(3)	Occupancy % for 2013, 2014 and 2015 represents physical occupancy as of December 31 of each respective year. TTM Occupancy % equates to physical occupancy as of July 15, 2016. UW Occupancy % is based on underwritten economic occupancy. UW Occupancy % does not include Cambridge Consulting Group LLC (16,171 SF), which has given notice of its intention to vacate at the end of 2016. Cambridge Consulting LLC was not included in the underwriting.

(4)	Debt service coverage ratios and debt yields are based on the Columbia Center Whole Loan.

Escrows and Reserves. At origination, the Columbia Center Borrower deposited $2,000,000 for general tenant improvements and leasing commissions, $275,000 for deferred maintenance, $175,580 for real estate taxes and $102,609 for insurance premiums. The Columbia Center Borrower is required to escrow monthly an amount equal to: (i) 1/12 of the estimated annual tax payments and (ii) 1/12 of the estimated annual insurance premiums. The Columbia Center Borrower is required to deposit monthly $10,305 into an escrow for replacement reserves; provided that the Columbia Center Borrower is not required to deposit such monthly amount at any time that the funds in such escrow equal or exceed $618,300. The Columbia Center Borrower is required to deposit monthly $67,207 into an escrow for tenant improvements and leasing commissions; provided that the Columbia Center Borrower is not required to deposit such monthly amount at any time that the funds in such escrow equal or exceed $3,000,000.

Lockbox and Cash Management. The Columbia Center Whole Loan is structured with a hard lockbox. The Columbia Center Whole Loan has springing cash management (i.e, the Columbia Center Whole Loan has cash management only after initial occurrence and during the continuance of a Sweep Event). During the continuance of a Sweep Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the Columbia Center Whole Loan.

A “Sweep Event” will:

(i)	commence upon the occurrence of an event of default under the Columbia Center Whole Loan and continue until such event of default is no longer continuing,

(ii)	commence upon the debt service coverage ratio for the Columbia Center Whole Loan, calculated based on the trailing 12 calendar months, being less than 1.20x and continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x,

Additional Secured Indebtedness (not including trade debts). The Columbia Center Property also secures the Columbia Center Pari Passu Companion Loan, which has a Cut-off Date principal balance of $37,455,306 and is currently held by Starwood Mortgage Capital LLC or an affiliate thereof and expected to be contributed to a future securitization trust. The Columbia Center Pari Passu Companion Loan accrues interest at the same rate as the Columbia Center Mortgage Loan. The Columbia Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Columbia Center Pari Passu Companion Loan. The holders of the Columbia Center Mortgage Loan and the Columbia Center Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Columbia Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine and Preferred Equity. Not permitted.

Condominium. The Columbia Center Property was developed as a commercial and office condominium under the Michigan Condominium Act. The condominium project is known as the Columbia Center and the project is zoned Office Service Commercial District. The condominium is comprised of three condominium units, all of which are owned by the Columbia Center Borrower. Also, the Columbia Center Borrower may create a new condominium unit from a portion of the mortgaged property that was given no value for underwriting purposes and such unit may be released without principal payment. See “– Release of Property” below.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

MSBAM 2016-C30	Columbia Center

Release of Property. Provided no event of default or Sweep Event exists under the Columbia Center Whole Loan, at any time after the earlier to occur of (a) the end of the two-year period commencing with the closing date of the securitization of the last Columbia Center promissory note to be securitized and (b) August 1, 2019, the Columbia Center Borrower may obtain a release of any of the individual properties comprising the Columbia Center Property, provided, among other conditions, (a) the Columbia Center Borrower defeases the Columbia Center Whole Loan with U.S. government securities in an amount equal to the greatest of (i) with respect to Columbia Center I and Columbia Center II, 120% of the allocated loan amount for the applicable individual property, and with respect to Columbia Center IV, 110% of the allocated loan amount, (ii) an amount that results, with respect to the individual property or properties remaining after the release, in the loan-to-value ratio being not greater than 70.0%, (iii) an amount that results, with respect to the individual property or properties remaining after the release, in the debt service coverage ratio being not less than 1.50x and (iv) an amount that results, with respect to the individual property or properties remaining after the release, in the debt yield being not less than 9.5%, and (b) the Columbia Center Borrower delivers a rating agency confirmation and a REMIC opinion with respect to such individual property release.

Additionally, provided no Sweep Event exists under the Columbia Center Whole Loan, the Columbia Center Borrower may amend the condominium declaration to create a new condominium unit from a portion of the Columbia Center Property’s common area/parking lot and obtain a release of such unimproved parcel (the “Release Parcel”), provided, among other conditions, (a) title to the Release Parcel is transferred to an affiliate of the Columbia Center Borrower, (b) delivery of evidence reasonably acceptable to the related lender that, if required, zoning and subdivision approvals have been granted so that the portion of the Columbia Center Property remaining after the release constitutes a separate legal lot and tax parcel, (c) the Columbia Center Borrower provides the lender a rating agency confirmation and a satisfactory REMIC opinion and (d) the amendment to the condominium declaration is satisfactory to the lender and includes such protections for the lender as the lender may require (including, without limitation, requiring that control of the condominium association remain with the Columbia Center Borrower (which requirement will be deemed satisfied so long as the Columbia Center Borrower has the right to appoint a number of members to the condominium association to maintain control thereof), satisfactory provisions governing the ground leasing (if applicable), development and operation of the Release Parcel, restrictions on the use of the Release Parcel to a restaurant use or any other use to be approved by the lender in writing, requirements that no activity on the Release Parcel disrupt the use or operation of the remainder of the Columbia Center Property and that any construction on the Release Parcel be performed in a lien free manner in accordance with all applicable zoning regulations). No value was attributed to the Release Parcel in the appraisal and no release price is required to release the Release Parcel.

Terrorism Insurance. The Columbia Center Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to full replacement cost of the Columbia Center Property and business interruption insurance for 18 months.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

MSBAM 2016-C30	Hamister Hospitality Portfolio

Mortgage Loan No. 10 – Hamister Hospitality Portfolio

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

MSBAM 2016-C30	Hamister Hospitality Portfolio

Mortgage Loan No. 10 – Hamister Hospitality Portfolio

Hamister Hospitality Portfolio
1 Hampton Inn Hazleton Hazleton, PA
2 Residence Inn Hazleton Hazleton, PA
3 Fairfield Inn & Suites Hazleton Hazleton, PA
NESCOPECK MOUNTAIN
CONYNGHAM VALLEY
Sugarloaf Township
Conyngham
Valley Country Club
Penn State Hazleton
Laurel Mall
Evergreen Raceway Park
Hazleton Regional Airport
Milnesville
Lattimer
Harleigh
Tomhicken
West Hazleton
Hazleton High School
LUZERNE COUNTY
Hazleton
SCHUYLKILL COUNTY
CARBON COUNTY
Tresckow
St. Johns Rd
W. Butler Dr
S. Main St
Walnut Ave
Airport Beltway
Susquehanna Blvd
Tomhicken Rd
W. 23rd St
W. 22nd St
W. 15th St
E. 17th St
Grant St
Church St
Arthur St
Broad St
Muir Ave
Poplar St
424 Beltway
Main St
Chestnut St
Philadelphia 96 miles
81
80
93
309
940
924
Elmira
Binghamton
Towanda
Carbondale
Scranton
Wilkes-Barre
Monticello
Poughkeepsie
NEW YORK
Newburgh
PENNSYLVANIA
Hazleton
Tannersville
East Stroudsburg
Paterson
Yonkers
White Plains
Newark
NEW YORK
Jersey City
Pottsville
Allentown
Easton
Bethlehem
New Brunswick
Harrisburg
Reading
Pottstown
Trenton
Long Branch
Norristown
PHILADELPHIA
NEW JERSEY
York
Lancaster
West Chester
Camden
Atlantic Ocean
Wilmington
Toms River
MARYLAND

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

MSBAM 2016-C30	Hamister Hospitality Portfolio

Mortgage Loan No. 10 – Hamister Hospitality Portfolio

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$27,720,000			Location:	Hazleton, PA 18202
Cut-off Date Balance:	$27,720,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Hamister Group			Year Built/Renovated:	Various/Various
Mortgage Rate(1):	4.6000%			Size:	314 Rooms
Note Date:	8/23/2016			Cut-off Date Balance per Room:	$88,280
First Payment Date:	10/1/2016			Maturity Date Balance per Room:	$71,775
Maturity Date:	9/1/2026			Property Manager:	Hamister Group, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	0 Months			UW NOI:	$3,192,231
Seasoning:	0 months			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	14.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.68x
Additional Debt Type:	N/A			Most Recent NOI:	$2,962,342 (7/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,176,542 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,101,497 (12/31/2014)
Reserves(1)				Occupancy Rate:	68.3% (7/31/2016 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	70.6% (12/31/2015)
RE Tax:	$83,188	$20,797	N/A	3rd Most Recent Occupancy:	71.8% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$39,600,000 (6/16/2016)
Recurring Replacements:	$0	$26,922	N/A	Cut-off Date LTV Ratio:	70.0%
Other:	$5,903,142	Springing	N/A	Maturity Date LTV Ratio:	56.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,720,000	69.7%	Net Purchase Price:	$32,324,350	81.3%
Borrower Cash:	$9,531,948	24.0%	Reserves:	$5,986,330	15.1%
Seller Preferred Equity:	$2,500,000	6.3%	Closing Costs:	$1,441,268	3.6%
Total Sources:	$39,751,948	100.0%	Total Uses:	$39,751,948	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of the three hospitality properties that comprise the Hamister Hospitality Portfolio Property.

The Mortgage Loan. The tenth largest mortgage loan (the “Hamister Hospitality Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,720,000, secured by first priority fee mortgages encumbering three hospitality properties located in Hazleton, Pennsylvania (collectively, the “Hamister Hospitality Portfolio Property”) under the Hampton Inn by Hilton, Residence Inn by Marriott and Fairfield Inn & Suites by Marriott flags. The proceeds of the Hamister Hospitality Portfolio Mortgage Loan together with $9,531,948 of borrower equity and $2,500,000 of seller preferred equity were used to acquire the Hamister Hospitality Portfolio Property for a net purchase price of approximately $32,324,350, fund upfront reserves and pay for closing costs.

The Borrower and the Sponsor. The borrowers are HH FF1 Hazleton, LLC, HH H1 Hazleton, LLC and HH R1 Hazleton, LLC (collectively, the “Hamister Hospitality Portfolio Borrowers” and individually each a “Hamister Hospitality Portfolio Borrower”), each a single-purpose Delaware limited liability company with one independent director. The Hamister Hospitality Portfolio Borrowers are each 83.2% owned by Hamister Hospitality Fund, L.P., which is 68.5% owned by Hospitality Fund Investors, LLC and 30.5% by limited partners. The remaining 16.8% of each borrowing entity is owned by preferred equity entities related to the seller of the Hamister Hospitality Portfolio Property. Under the Hamister Hospitality Portfolio Borrowers’ operating agreement, the preferred equity is payable only from excess cash flow after payment of amounts due under the Hamister Hospitality Portfolio Mortgage Loan. The carve-out guarantor, Mark E. Hamister, and his affiliates own an approximately 16.4% interest in the Hamister Hospitality Portfolio Borrower.

Mark E. Hamister, founder and CEO of Hamister Group (the “Hamister Hospitality Portfolio Sponsor”), founded his first senior housing company in 1977. Since its founding, Hamister Group has acquired or developed 12 hotels throughout the United States. Currently, Hamister Group’s portfolio consists of five hotel properties (489 rooms), four senior housing facilities (554 rooms) and a home health care agency. The company is based in Buffalo, NY where it owns and operates a recently developed Hilton Garden Inn.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

MSBAM 2016-C30	Hamister Hospitality Portfolio

The Properties.

The following table presents each property comprising the Hamister Hospitality Portfolio Property by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property	Location	No. of Rooms	Property Sub-type	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value	Cut-off Date LTV(1)	UW NCF DSCR(1)
Hampton Inn Hazleton	Hazleton, PA	122	Select Service	$10,150,000	36.6%	1993/2012	$14,500,000	70.0%	1.68x
Residence Inn Hazelton	Hazleton, PA	92	Extended Stay	$9,660,000	34.8%	2008/N/A	$13,800,000	70.0%	1.68x
Fairfield Inn & Suites Hazleton	Hazleton, PA	100	Select Service	$7,910,000	28.5%	2002/2009	$11,300,000	70.0%	1.68x
Total/Wtd. Avg.		314		$27,720,000			$39,600,000

(1)	Cut-off Date LTV and UW NCF DSCR for each individual property are based on the Hamister Hospitality Portfolio Mortgage Loan.

The Hampton Inn Hazleton, opened in 1993, is a three-story select service hotel consisting of 122 keys. The hotel operates under a franchise agreement with Hilton Franchise Holding, LLC as a Hampton Inn expiring in August 2031. The hotel underwent significant renovations in 2005, with lobby renovations during 2012 and exterior renovations during 2015. Capital upgrades over the last three years totaled $753,500. The planned property improvement plan (“PIP”) by ownership, which is required by the related franchisor, is estimated to total approximately $2.69 million, or approximately $22,000 per key, and is expected to focus primarily on complete renovations to the guestrooms, including complete replacement of all FF&E and complete bathroom renovations. Additionally, minor improvements are planned for the outdoor pool and some common areas. The anticipated timing of the PIP completion is during 2016 to 2017. Amenities at the Hampton Inn Hazleton include a business center, exercise facility, and outdoor swimming pool. The hotel does not offer meeting space, but does have access to an adjacent full service restaurant known as Top of the 80’s which serves lunch and dinner.

The Residence Inn Hazelton, opened in 2008, is a three-story extended stay hotel consisting of 92 keys. The hotel operates under a franchise agreement with Marriott International, Inc. as a Residence Inn expiring in August 2031. Capital upgrades over the last three years totaled over $72,000. The planned PIP, which is required by the related franchisor, is estimated to total approximately $1.26 million, or approximately $13,700/key, and is expected to cover minor renovations such as carpeting replacement and select FF&E replacement. The anticipated timing of the PIP completion is during 2017 to 2018. The property offers amenities typical of an extended stay hotel including a breakfast buffet and BBQ/picnic area with sports courts. Standard transient amenities include an indoor swimming pool, exercise room, and business center. In addition, the hotel offers approximately 264 square feet of meeting space.

The Fairfield Inn & Suites Hazleton, opened in 2002, is a three-story select service hotel consisting of 100 keys. The hotel operates under a franchise agreement with Marriott International, Inc. as a Fairfield Inn & Suites expiring in August 2031. Since opening the hotel has undergone periodic renovations, specifically a lobby and rooms renovation during 2008 to 2009. Capital upgrades over the last three years total over $99,000. The planned PIP by ownership, which is required by the related franchisor, is estimated to total approximately $1.95 million, or approximately $19,500/key and is expected to focus primarily on complete renovations to the guestrooms, as well as minor renovations to most public space and lobby areas. The anticipated timing of the PIP completion is during 2017 to 2018. Amenities at the hotel include an indoor swimming pool, business center and exercise facility. The property also offers complimentary continental breakfast. Meeting space at the hotel totals approximately 240 square feet.

Hampton Inn Hazleton Market Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Hampton Inn Hazleton(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	62.0%	$86.56	$53.66	70.4%	$100.54	$70.76	113.5%	116.1%	131.9%
2015	59.6%	$88.04	$52.47	67.2%	$101.58	$68.29	112.8%	115.4%	130.2%
6/30/2016 TTM	58.8%	$87.51	$51.42	68.0%	$98.26	$66.79	115.7%	112.3%	129.9%

(1)	Based on industry reports. Hampton Inn Hazleton’s competitive set includes: Comfort Inn West Hazleton, Fairfield Inn & Suites Hazleton (which also secures the Hamister Hospitality Portfolio Mortgage Loan), Holiday Inn Express & Suites Drums Hazelton I 80, Candlewood Suites Hazleton, and Residence Inn Hazleton (which also secures the Hamister Hospitality Portfolio Mortgage Loan).

(2)	Based on historical cash flows except for 6/30/2016 TTM which was based on a June 2016 industry report.

Residence Inn Hazelton Market Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Residence Inn Hazelton(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	61.8%	$85.35	$52.76	74.1%	$108.58	$80.42	119.8%	127.2%	152.4%
2015	60.0%	$85.33	$51.23	67.8%	$117.43	$79.64	113.0%	137.6%	155.5%
6/30/2016 TTM	59.8%	$84.16	$50.30	65.0%	$120.62	$78.46	108.8%	143.3%	156.0%

(1)	Based on industry reports. Residence Inn Hazelton’s competitive set includes Comfort Inn West Hazleton, Hampton Inn Hazleton (which also secures the Hamister Hospitality Portfolio Mortgage Loan), Fairfield Inn & Suites Hazleton (which also secures the Hamister Hospitality Portfolio Mortgage Loan), Holiday Inn Express & Suites Drums Hazelton I 80, and Candlewood Suites Hazleton.

(2)	Based on historical cash flows except for 6/30/2016 TTM which was based on a June 2016 industry report.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

MSBAM 2016-C30	Hamister Hospitality Portfolio

Fairfield Inn & Suites Hazleton Market Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(1)			Fairfield Inn & Suites Hazleton(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	62.3%	$87.94	$54.81	71.4%	$93.16	$66.54	114.6%	105.9%	121.4%
2015	59.4%	$90.39	$53.71	71.6%	$89.38	$63.95	120.4%	98.9%	119.1%
6/30/2016 TTM	58.9%	$89.13	$52.52	69.1%	$93.04	$64.32	117.3%	104.4%	122.4%

(1)	Based on respective industry reports. Fairfield Inn & Suites Hazleton’s competitive set includes Comfort Inn West Hazleton, Hampton Inn Hazleton (which also secures the Hamister Hospitality Portfolio Mortgage Loan), Holiday Inn Express & Suites Drums Hazelton I 80, Candlewood Suites Hazleton, and Residence Inn Hazleton (which also secures the Hamister Hospitality Portfolio Mortgage Loan).

(2)	Based on historical cash flows except for 6/30/2016 TTM, which was based on a June 2016 industry report.

The Market. The Hamister Hospitality Portfolio Property consists of three hotels that are located directly off I-81, within four miles of I-80. Hampton Inn Hazleton is located at the intersection of Interstate 81 and State Route 93 in Sugarloaf Township, Luzerne County, Pennsylvania, within the Hazleton lodging market in the greater Scranton--Wilkes-Barre--Hazleton, PA metropolitan statistical area (“MSA”). The Residence Inn Hazleton is located at the northeast intersection of Station Circle Drive and Commerce Drive, just south of Route 924 in Hazleton Township, Luzerne County, Pennsylvania, in the greater Scranton--Wilkes-Barre--Hazleton, PA MSA. The Fairfield Inn & Suites Hazleton has access just off I-81 located at the terminus of Woodbine Street, proximate to its intersection with Route 93, adjacent to Damon’s restaurant, in Sugarloaf Township, Luzerne County, Pennsylvania, in the Hazleton lodging market within the greater Scranton--Wilkes-Barre--Hazleton, PA MSA. The area around the intersection of I-80 and I-81 has seen the development of several million square feet of industrial buildings over the past five or more years, and the location provides access to New York and Philadelphia in three hours or less. There are several industrial parks in the area, namely the Valmont Industrial Park, the McAdoo Industrial Park, and the Humboldt Industrial Park, within close proximity of the hotels. Companies that operate within these industrial parks include Amazon.com, AutoZone, Tootsie Roll Industries, Inc. and American Eagle Outfitters.

Competitive properties to the Hamister Hospitality Portfolio Property are shown in the tables below:

Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)
Property	Rooms	Year Opened	2014 Occ.	2014 Average ADR	2014 RevPAR	2015 Occ.	2015 Average ADR	2015 RevPAR	% Change Occ.	% Change Average ADR	% Change RevPAR
Hampton Inn Hazleton	122	1993	70%	$100.54	$70.76	67%	$101.58	$68.29	-4.5%	1.0%	-3.5%
Residence Inn Hazleton	92	2008	74%	$108.58	$80.42	68%	$117.43	$79.64	-8.4%	8.2%	-1.0%
Fairfield Inn & Suites Hazleton	100	2002	71%	$93.16	$66.54	72%	$89.38	$63.95	0.3%	-4.1%	-3.9%
Candlewood Suites Hazleton	124	2009	58%	$72.00	$41.76	55%	$71.00	$39.05	-5.2%	-1.4%	-6.5%
Comfort Inn West Hazleton	117	1988	52%	$70.00	$36.40	50%	$64.00	$32.00	-3.8%	-8.6%	-12.1%
Holiday Inn Express & Suites Drums Hazelton I 80	80	2006	62%	$94.00	$58.28	60%	$92.00	$55.20	-3.2%	-2.1%	-5.3%
Hampton Inn Lehighton Jim Thorpe	78	2004	65%	$100.00	$65.00	68%	$106.00	$72.08	4.6%	6.0%	10.9%

Source: Appraisal. The individual hotels within the Hamister Hospitality Portfolio Property compete with each other.

Competitive Hotel Supply – Demand Segments
Property Name	Commercial %	Meeting & Group %	Leisure %
Hampton Inn Hazleton	60%	5%	35%
Residence Inn Hazleton	75%	5%	20%
Fairfield Inn & Suites Hazleton	60%	5%	35%
Candlewood Suites Hazleton	50%	5%	45%
Comfort Inn West Hazleton	55%	5%	40%
Holiday Inn Express & Suites Drums Hazelton I 80	60%	5%	35%
Hampton Inn Lehighton Jim Thorpe	55%	5%	40%

Source: Appraisal. The individual hotels within the Hamister Hospitality Portfolio Property compete with each other.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

MSBAM 2016-C30	Hamister Hospitality Portfolio

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the individual and combined historical operating performance and the Underwritten Net Cash Flow at the Hamister Hospitality Portfolio Property.

Hampton Inn Hazleton

	2012	2013	2014	2015	7/31/2016 TTM	UW
Occupancy	62.9%	60.9%	70.4%	67.2%	68.0%	68.0%
ADR	$105.73	$105.50	$100.54	$101.58	$98.05	$98.05
RevPAR	$66.50	$64.20	$70.76	$68.29	$66.72	$66.72

Residence Inn Hazelton

	2012	2013	2014	2015	7/31/2016 TTM	UW
Occupancy	71.7%	57.5%	74.1%	67.8%	65.5%	65.5%
ADR	$107.00	$114.02	$108.58	$117.43	$119.48	$119.48
RevPAR	$76.76	$65.56	$80.42	$79.64	$78.29	$78.28

Fairfield Inn & Suites Hazleton

	2012	2013	2014	2015	7/31/2016 TTM	UW
Occupancy	65.1%	60.3%	71.4%	71.6%	71.0%	71.0%
ADR	$100.99	$98.40	$93.16	$89.38	$90.25	$90.25
RevPAR	$65.76	$59.34	$66.54	$63.95	$64.11	$64.11

Cash Flow Analysis

	2012	2013(1)	2014	2015	7/31/2016 TTM	UW	UW per Room
Rooms Revenue	$7,978,636	$7,249,741	$8,286,918	$8,049,820	$7,904,834	$7,904,834	$25,174.63
Food & Beverage	$0	$0	$0	$0	$0	$0	$0
Other Income	$125,960	$96,046	$127,799	$174,112	$166,611	$166,611	$530.61
Total Revenue	$8,104,596	$7,345,787	$8,414,717	$8,223,932	$8,071,445	$8,071,445	$25,705.24
Total Expenses	$4,789,597	$4,664,052	$5,313,220	$5,047,390	$5,109,103	$4,879,214	$15,538.90
Net Op. Income	$3,314,999	$2,681,735	$3,101,497	$3,176,542	$2,962,342	$3,192,231	$10,166.34
FF&E	$324,184	$293,832	$336,589	$328,958	$322,858	$322,858	$1,028.21
Net Cash Flow	$2,990,815	$2,387,903	$2,764,908	$2,847,584	$2,639,484	$2,869,373	$9,138.13

NOI DSCR	1.94x	1.57x	1.82x	1.86x	1.74x	1.87x
NCF DSCR	1.75x	1.40x	1.62x	1.67x	1.55x	1.68x
NOI Debt Yield	12.0%	9.7%	11.2%	11.5%	10.7%	11.5%
NCF Debt Yield	10.8%	8.6%	10.0%	10.3%	9.5%	10.4%

(1)	A decrease in NOI in 2013 for Hamister Hospitality Portfolio Property was due to new supply introduced into the market after a nearby casino resort added a hotel component.

Escrows and Reserves. The Hamister Hospitality Portfolio Mortgage Loan documents provide for upfront reserves in the amount of $83,133 for real estate taxes, $5,896,892 for property improvement plans required by the related franchisors, and $6,250 for radon mitigation and testing at the Hampton Inn Hazleton included in the Hamister Hospitality Portfolio Property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Hamister Hospitality Portfolio Mortgage Loan. The Hamister Hospitality Portfolio Mortgage Loan has springing cash management (i.e., the Hamister Hospitality Portfolio Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Event Period (as defined below)). So long as no Cash Sweep Event Period has occurred and is continuing, funds in the lockbox account are required to be swept on a periodic basis to an account designated by the Hamister Hospitality Portfolio Borrowers. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the Hamister Hospitality Portfolio Borrowers are required to cooperate with the lender to establish a cash management account, and funds in the lockbox account (less any minimum balance required under the Hamister Hospitality Portfolio Mortgage Loan documents) are required to be swept into the cash management account on each business day and applied to pay debt service on the Hamister Hospitality Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, during the continuance of a Cash Sweep Event Period caused solely by a DSCR Event (as defined below), the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, and to disburse the remainder, provided no event of default is continuing under the Hamister Hospitality Portfolio Mortgage Loan, (i) during the continuance of a Cash Sweep Event Period caused solely by a Franchise Expiration Event (as defined below), into the FF&E escrow, and (ii) after any deposit pursuant to the preceding clause (i), (A) if any Cash Sweep Event Period is continuing, into an account to be held by the lender as additional security for the Hamister Hospitality Portfolio Mortgage Loan during the continuance of such Cash Sweep Event Period or (B) otherwise, to the Hamister Hospitality Portfolio Borrowers.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Hamister Hospitality Portfolio Mortgage Loan and ending if no event of default exists, or

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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MSBAM 2016-C30	Hamister Hospitality Portfolio

(ii) commencing if the debt service coverage ratio on the Hamister Hospitality Portfolio Mortgage Loan is less than 1.20 to 1.00 for twelve consecutive calendar months (a “DSCR Event”), and ending on the date the debt service coverage ratio on the Hamister Hospitality Portfolio Mortgage Loan has been at least 1.20 to 1.00 for twelve consecutive calendar months, or

(iii) commencing if any franchisor provides notice that there has occurred an uncured default by any individual Hamister Hospitality Portfolio Borrower under any franchise agreement or that any individual Hamister Hospitality Portfolio Property is not being operated and maintained in accordance with the related franchisor’s standards, resulting in the related Hamister Hospitality Portfolio Borrower no longer being in good standing with such franchisor and such default is not cured within 30 days, and ending if such default has been remedied to the satisfaction of the applicable franchisor as evidenced by an estoppel certificate delivered to lender, and no additional default by the Hamister Hospitality Portfolio Borrower occurs under the applicable franchise agreement for 60 consecutive days, or

(iv) commencing upon either (x) the date that is one year prior to the expiration date of any franchise agreement if (1) such franchise agreement has not been renewed and/or extended on terms reasonably acceptable to the lender and (2) the amount then on deposit in the FF&E escrow equals less than the product of $10,000 and the number of rooms at the related individual Hamister Hospitality Portfolio Property (a “Franchise Expiration Event”) or (y) the termination of any franchise agreement, and ending upon the related Hamister Hospitality Portfolio Borrower having entered into (x) in the case of a Franchise Expiration Event, a renewal or extension of the existing franchise agreement or (y) in the case of either a Franchise Expiration Event or a franchise termination, a replacement franchise agreement, substantially the same in form and substance as the original franchise agreement or otherwise reasonably acceptable to the lender (which may be conditioned upon rating agency confirmation) with a hotel operator acceptable to lender (in its sole discretion and the hotel has been operating for 60 consecutive days without occurrence of any default).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Approximately 16.8% of the equity interest in each individual Hamister Hospitality Portfolio Borrower consists of a preferred equity interest owned by an affiliate of the seller of the Hamister Hospitality Portfolio Property. Under the Hamister Hospitality Portfolio Borrowers’ operating agreements, the preferred equity is payable only from excess cash flow after payment of amounts due under the Hamister Hospitality Portfolio Mortgage Loan.

Release of Property. Not permitted.

Terrorism Insurance. The Hamister Hospitality Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Hamister Hospitality Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Hamister Hospitality Portfolio Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

MSBAM 2016-C30	Club Quarters – Washington, D.C.

Mortgage Loan No. 11 – Club Quarters – Washington, D.C.

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,625,000			Location:	Washington, DC 20006
Cut-off Date Balance:	$26,591,122			General Property Type:	Hospitality
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Alamana Trust			Year Built/Renovated:	1925/1996; 2013-2015
Mortgage Rate:	4.204%			Size:	161 Rooms
Note Date:	7/19/2016			Cut-off Date Balance per Room:	$165,162
First Payment Date:	9/1/2016			Maturity Date Balance per Room:	$132,647
Maturity Date:	8/1/2026			Property Manager:	Club Quarters Management Company, L.L.C.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,867,243
Seasoning:	1 month			UW NOI Debt Yield:	14.5%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	18.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.24x
Additional Debt Type:	N/A			Most Recent NOI:	$4,032,766 (6/30/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,133,614 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,178,584 (12/31/2014)
Reserves				Most Recent Occupancy:	90.6% (6/30/2016 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.9% (12/31/2015)
RE Tax:	$298,442	$52,266	N/A	3rd Most Recent Occupancy:	85.4% (12/31/2014)
Insurance:	$12,154	$12,154	N/A	Appraised Value (as of):	$54,000,000 (6/8/2016)
Recurring Replacements:	$0	$30,903	N/A	Cut-off Date LTV Ratio:	49.2%
				Maturity Date LTV Ratio:	39.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,625,000	49.5%	Purchase Price:	$53,250,000	99.0%
Borrower Equity	$27,167,986	50.5%	Reserves:	$310,596	0.6%
			Closing Costs:	$232,390	0.4%
Total Sources:	$53,792,986	100.0%	Total Uses:	$53,792,986	100.0%

The Mortgage Loan. The eleventh largest mortgage loan (the “Club Quarters – Washington, D.C. Mortgage Loan”) is secured by a first mortgage encumbering a full service hospitality property known as Club Quarters – Washington, D.C. in Washington, District of Columbia (the “Club Quarters – Washington, D.C. Property”). The proceeds of the Club Quarters – Washington, D.C. Mortgage Loan, together with $27,167,986 cash equity from the Club Quarters – Washington, D.C. Borrower (as defined below), were used to acquire the Club Quarters – Washington, D.C. Property, fund upfront reserves and pay closing costs. The Club Quarters – Washington, D.C. Mortgage Loan was previously securitized in the LBUBS 2006-C1 transaction.

The Borrower and the Sponsor. The borrower is CQ DC Acquisition LLC (the “Club Quarters – Washington, D.C. Borrower”), a special-purpose Delaware limited liability company, with one independent director. The Club Quarters – Washington, D.C. Borrower is majority owned and controlled by Alamana Trust, the sponsor of the Club Quarters – Washington, D.C. Mortgage Loan. The beneficiaries of the Alamana Trust are Rashid Nasser R. S. Al-Kaabi, Nasser Rashid S. Al-Kaabi, and Sraiya Nasser R.S. Al-Kaabi, principals of Al Sraiya Holding Group. Established in 1975, Al Sraiya Holding Group is a diversified group of companies based in Qatar. Al Sraiya Holding Group is involved in joint ventures with multinational companies in the fields of consultancy, oil and gas, food processing, landscaping and water management.

The Club Quarters – Washington, D.C. Mortgage Loan will be recourse solely to the Club Quarters – Washington, D.C. Borrower pursuant to standard non-recourse carve-outs. There is no separate guarantor and no environmental indemnitor separate from the Club Quarters – Washington, D.C. Borrower.

The Property. The Club Quarters – Washington, D.C. Property is an 11-story, 161-room full service hotel, located on the corner of 17th and I Street, in Washington, D.C., two blocks from the White House, four blocks from George Washington University and approximately two miles from the United States Capitol building. The guestroom configuration consists of 105 standard queen rooms that are each 203 SF, 36 king bed rooms that are each 200 SF, 10 superior rooms with kitchens that are each 275 SF and 10 king suites that are each 350 SF. All guestrooms feature LCD flat-panel televisions, desks, lounge chairs, and complimentary high-speed wireless internet access. The Club Quarters – Washington, D.C. Property features a leased full service restaurant serving three meals daily, approximately 640 SF of meeting space on the second floor, a fully-equipped fitness center and access to the private club living room, a lounge featuring complimentary refreshments.

The Club Quarters – Washington, D.C. Property was built in 1925 and was converted from an office building to a Club Quarters branded hotel in 1996. From 2013 to 2015, the previous owner completed renovations at an estimated cost of approximately $1,219,684 ($7,576/room) including upgraded Wi-Fi, replacement of heat pumps for guestrooms, guestroom wall vinyl, LCD televisions and roof membrane replacement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

MSBAM 2016-C30	Club Quarters – Washington, D.C.

The Club Quarters – Washington, D.C. Property is currently subject to a management and license agreement with Club Quarters Management Company, L.L.C. and is operating under the Club Quarters brand. The management and license agreement is currently set to expire on October 27, 2030 with one, ten-year extension option. The Club Quarters brand has existed since 1995, and currently operates 17 hotels comprising 4,526 rooms located in major metropolitan markets in the United States and United Kingdom.

Club Quarters hotels are available on a private basis for the exclusive use of guests and employees of member companies. Member companies enter into annual contractual commitments for a guaranteed minimum number of room nights. In exchange for their volume commitments, members receive room rates that represent a discount to traditional transient rates. Remaining available rooms that are not reserved by member companies may be marketed and sold through third party websites.

The Club Quarters – Washington, D.C. Property generates approximately 85% of its room nights from commercial demand, 10% from government demand and 5% from leisure demand.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Club Quarters – Washington, D.C.			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	78.7%	$181.85	$143.19	78.4%	$155.96	$122.32	99.6%	85.8%	85.4%
2011	79.7%	$185.95	$148.18	78.0%	$161.54	$125.92	97.8%	86.9%	85.0%
2012	79.2%	$183.97	$145.65	78.4%	$164.21	$128.81	99.1%	89.3%	88.4%
2013	77.5%	$193.42	$149.83	79.1%	$170.49	$134.89	102.1%	88.1%	90.0%
2014	78.8%	$192.11	$151.32	85.4%	$171.86	$146.68	108.4%	89.5%	96.9%
2015	82.2%	$199.70	$164.11	89.9%	$172.35	$154.93	109.4%	86.3%	94.4%
3/31/2016 TTM	82.1%	$197.61	$165.36	91.5%	$166.38	$152.20	111.4%	84.2%	92.0%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Hilton Garden Inn Washington DC Downtown, Doubletree Washington, Independent Twelve & K Hotel (closed November 2014), The Beacon Hotel and The Melrose Washington DC.

The Market. The Club Quarters – Washington, D.C. Property is located in Washington, D.C. According to the appraisal, the population of Washington, D.C. is approximately 6.1 million and has grown at a compounded annual growth rate of 1.5% from 2005 to 2015. Commercial and government demand in the Club Quarters – Washington, D.C. Property market area is generated by a diverse base of corporate and government tenants in the surrounding area, including the World Bank, National Public Radio, Department of Justice, International Monetary Fund and the American Red Cross. In addition, leisure demand is generated from a number of tourist attractions such as the White House, the Capitol Building, the Library of Congress, the Smithsonian Museum and the Lincoln Memorial.

Access to the Washington, D.C. area is provided by the Washington Dulles International Airport and the Ronald Reagan Washington National Airport. The Washington Metro, the second busiest metrorail in the nation, which is comprised of six transit lines with 91 stations supporting the Washington, D.C. area and has two stops within one block of the Club Quarters – Washington D.C. Property. In addition, there are numerous arterials that serve the local market area, including Pennsylvania Avenue, K and M Streets, New Hampshire Avenue and Rock Creek Parkway.

Estimated 2015 population within a one-, three-, and five-mile radius of the Club Quarters – Washington, D.C. Property was 58,112, 360,152, and 776,955 respectively. Estimated 2015 average household income within a one-, three-, and five-mile radius of the Club Quarters – Washington, D.C. Property was $132,150, $123,529 and $119,348, respectively.

According to the appraisal, the Washington D.C. MSA includes a total supply of 107,433 hotel rooms. From 1997 to 2015 there was an average annual increase in supply of 2.1% and an average annual increase in demand of 2.0%. In addition, there has been an overall 2.4% average annual increase in ADR annually from 1997 to 2015. A total of 3,881 rooms were added from 2010 to 2015 in the broader Washington D.C. metropolitan area market. 30% of the total rooms constructed were represented by the Marriott Marquis convention center hotel. The appraisal noted 3,339 rooms currently under construction in the broader Washington D.C. metropolitan area market.

Competitive properties to the Club Quarters – Washington, D.C. Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Government Demand	2015 Occ.	2015 ADR	2015 RevPAR
Club Quarters – Washington, D.C.	1996(1)	161	85%	0%	5%	10%	90%	$172	$155
Hilton Garden Inn Washington, D.C.	2000	300	65%	5%	15%	15%	89%	$225	$200
Doubletree Washington	1972	220	60%	10%	20%	10%	75%	$190	$143
The Beacon	1964	197	60%	15%	15%	10%	78%	$184	$144
The Melrose	1979	240	55%	20%	15%	10%	78%	$188	$147
Total/Weighted Average		1,118					82%	$195	$161

Source: Appraisal

(1)	The Club Quarters – Washington, D.C. Property was constructed in 1925 and became a hotel in 1996.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

MSBAM 2016-C30	Club Quarters – Washington, D.C.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Club Quarters – Washington, D.C. Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	2015	6/30/2016 TTM	UW	UW per Room
Occupancy	78.4%	78.0%	78.4%	79.1%	85.4%	89.9%	90.6%	90.6%
ADR	$155.96	$161.54	$164.21	$170.49	$171.86	$172.35	$169.31	$169.31
RevPAR	$122.32	$125.92	$128.81	$134.89	$146.68	$154.93	$153.39	$153.39

Rooms Revenue	$7,187,898	$7,399,558	$7,589,690	$7,927,225	$8,619,351	$9,103,933	$9,039,714	$9,015,015	$55,994
Food & Beverage	0	0	0	0	0	0	0	0	0
Other Income(1)	231,186	323,061	227,203	217,275	229,333	217,276	201,757	201,758	1,253
Total Revenue	$7,419,084	$7,722,619	$7,816,893	$8,144,500	$8,848,684	$9,321,209	$9,241,471	$9,216,773	$57,247
Total Expenses	4,184,668	4,119,721	4,156,092	4,388,697	4,670,100	5,187,595	5,208,705	5,349,530	33,227
Net Op. Income	$3,234,416	$3,602,898	$3,660,801	$3,755,803	$4,178,584	$4,133,614	$4,032,766	$3,867,243	$24,020
FF&E	218,411	226,546	230,637	240,186	261,590	275,125	278,989	368,671	2,290
Net Cash Flow	$3,016,005	$3,376,352	$3,430,164	$3,515,617	$3,916,994	$3,858,489	$3,753,777	$3,498,572	$21,730

NOI DSCR	2.07x	2.30x	2.34x	2.40x	2.67x	2.64x	2.58x	2.47x
NCF DSCR	1.93x	2.16x	2.19x	2.25x	2.51x	2.47x	2.40x	2.24x
NOI Debt Yield	12.2%	13.5%	13.8%	14.1%	15.7%	15.5%	15.2%	14.5%
NCF Debt Yield	11.3%	12.7%	12.9%	13.2%	14.7%	14.5%	14.1%	13.2%

(1)	Other Income includes lease rental income, attrition and cancellation penalties, commissions, package breakage fees, and other miscellaneous income.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
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This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

MSBAM 2016-C30	Simon Premium Outlets

Mortgage Loan No. 12 – Simon Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$25,000,000			Location:	Various
Cut-off Date Balance(1):	$24,900,559			General Property Type:	Retail
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	Various
Mortgage Rate:	4.1680%			Size:	782,765 SF
Note Date:	6/1/2016			Cut-off Date Balance per SF(1):	$134
First Payment Date:	7/1/2016			Maturity Date Balance per SF(1):	$107
Maturity Date:	6/1/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$17,081,104
Seasoning:	3 months			UW NOI Debt Yield(1):	16.3%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	20.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.55x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$18,741,076 (7/31/2016 TTM)
Additional Debt Balance(3):	$79,681,789			2nd Most Recent NOI:	$17,863,226 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,379,729 (12/31/2014)
Reserves				Most Recent Occupancy:	93.7% (5/19/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.1% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.4% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$223,700,000 (4/1/2016 – 4/14/2016)
Recurring Replacements:	$0	Springing	$391,383	Cut-off Date LTV Ratio(1):	46.8%
TI/LC:	$0	Springing	$3,522,443	Maturity Date LTV Ratio(1):	37.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$105,000,000	100.0%	Loan Payoff:	$102,360,551	97.5%
			Closing Costs:	$592,456	0.6%
			Return of Equity:	$2,046,993	1.9%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The Simon Premium Outlets Mortgage Loan is part of the Simon Premium Outlets Whole Loan (defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $105,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Simon Premium Outlets Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Simon Premium Outlets Whole Loan promissory note to be securitized and (b) December 1, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

The Mortgage Loan. The twelfth largest mortgage loan (the “Simon Premium Outlets Mortgage Loan”) is part of a whole loan (the “Simon Premium Outlets Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $105,000,000, all of which are secured by a first priority fee mortgage encumbering three outlet centers known as Lee Premium Outlets located in Lee, Massachusetts (the “Lee Premium Outlets Property”), Gaffney Premium Outlets located in Gaffney, South Carolina (the “Gaffney Premium Outlets Property”) and Calhoun Premium Outlets located in Calhoun, Georgia (the “Calhoun Premium Outlets Property”) (collectively, the “Simon Premium Outlets Properties”). Promissory Note A-2 in the original principal amount of $25,000,000 represents the Simon Premium Outlets Mortgage Loan. Promissory Note A-1 in the original principal amount of $37,500,000 is currently held by the WFCM 2016-BNK1 securitization trust, and Promissory Note A-3 in the original principal amount of $42,500,000 is currently held by Bank of America, National Association or an affiliate thereof and is expected to be contributed to one or more future securitization trusts (collectively, the “Simon Premium Outlets Non-Serviced Pari Passu Companion Loan”). The Simon Premium Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2016-BNK1 transaction. See “Description of the Mortgage Pool—The Whole Loans — The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Simon Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Simon Premium Outlets Properties in an amount of approximately $102.4 million, to pay closing costs, and to return equity to the Simon Premium Outlets Borrowers (as defined below). The previous mortgage loan secured by the Simon Premium Outlets Properties was included in the JPMCC 2006-CB16 securitization trust.

The Borrowers and the Sponsor. The borrowers are Calhoun Outlets LLC, Gaffney Outlets LLC and Lee Outlets LLC (the “Simon Premium Outlets Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Simon Premium Outlets Borrowers is Simon Property Group, L.P. Simon Property Group, L.P., is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

MSBAM 2016-C30	Simon Premium Outlets

on retail property ownership and management. Simon is one of the largest publicly traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon owned or had an interest in 209 properties consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and twelve other retail properties in 37 states and Puerto Rico containing an aggregate of approximately 184 million square feet of gross leasable area. Simon’s Premium Outlets generally contain a wide variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 to 870,000 square feet and are generally located within close proximity to major metropolitan areas and/or tourist destinations.

The Simon Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carve-outs, however, the guaranty and the environmental indemnity agreement provides that for so long as Simon Property Group, L.P. is the guarantor under the guaranty and the indemnitor under the environmental indemnity agreement, the guarantor’s liability thereunder may not exceed $21.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

Simon Property Group, L.P. is also a sponsor of each of the borrowers under the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Briarwood Mall, Coconut Point and The Shops at Crystals.

The Properties. The Simon Premium Outlets Properties are secured by the fee interest in three outlet properties totaling 782,765 square feet located in Lee, Massachusetts, Gaffney, South Carolina and Calhoun, Georgia. The Simon Premium Outlets Properties were 93.7% leased as of May 19, 2016 and generated total sales of approximately $215.9 million for the trailing-twelve month period ended March 2016, which was an approximate $1.1 million increase over 2015 sales.

The Lee Premium Outlets Property contains 224,825 square feet and is situated on a 104.8-acre parcel. The center was constructed in 1997 and consists of ten one-story buildings and one two-story building flanking a central village “Main Street” and includes a central food court. There are 1,098 surface parking spaces. The top three tenants by size at the Lee Premium Outlets Property are Gap Outlet (12,113 square feet), Nike Factory Store (9,966 square feet) and Banana Republic Factory Store (8,756 square feet). No other tenant comprises more than 3.5% of the net rentable area. The Lee Premium Outlets Property is 97.8% occupied and had inline sales of $401 per square foot for the trailing twelve months ended March 31, 2016, resulting in an occupancy cost of 11.9%. Net operating income for the trailing twelve months ended July 2016 was $8,144,930, resulting in an operating margin of 73.6%.

The Gaffney Premium Outlets Property contains 303,877 square feet and is situated on a 46.7-acre parcel. The center was constructed in 1996 and consists of five buildings, a food court and playground. There are 1,522 surface parking spaces. The top three tenants by size at the Gaffney Premium Outlets Property are Pottery Barn Furniture Outlet (18,286 square feet), Nike Factory Store (11,620 square feet) and Gap Outlet (8,970 square feet) with no other tenant comprising more than 2.8% of the net rentable area. The Gaffney Premium Outlets Property is also shadow anchored by a first-run movie theater known as The Big E. The Gaffney Premium Outlets Property is 90.5% occupied and had inline sales of $282 per square foot for the trailing twelve months ended March 31, 2016, resulting in an occupancy cost of 10.6%. Net operating income for the trailing twelve months ended July 2016 was $6,490,864, resulting in an operating margin of 70.7%.

The Calhoun Premium Outlets Property contains 254,063 square feet and is situated on a 27.7-acre parcel. The center was constructed in 1992 and consists of five buildings. There are 1,380 surface parking spaces. The top three tenants by size at the Calhoun Premium Outlets Property are V.F. Factory Outlet (26,000 square feet), Old Navy (12,000 square feet) and LOFT Outlet (12,000 square feet), with no other tenant comprising more than 4.6% of the net rentable area. The Calhoun Premium Outlets Property is 93.9% occupied and had inline sales of $233 per square foot for the trailing twelve months ended March 31, 2016, resulting in an occupancy cost of 9.1%. Net operating income for the trailing twelve months ended July 2016 was $4,105,282, resulting in an operating margin of 76.3%.

The following table presents certain information relating to the Simon Premium Outlets Properties:

Property Summary
Property Name & Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(2)	Appraised Value	Allocated LTV
Lee Premium Outlets Property Lee, MA	$53,785,207	51.4%	97.8%	1997/NAP	224,825	$115,000,000	46.8%
Gaffney Premium Outlets Property Gaffney, SC	$31,374,704	30.0%	90.5%	1996/NAP	303,877	$67,200,000	46.7%
Calhoun Premium Outlets Property Calhoun, GA	$19,422,436	18.6%	93.9%	1992/NAP	254,063	$41,500,000	46.8%
Total/Weighted Average	$104,582,348	100.0%	93.7%		782,765	$223,700,000	46.8%

(1)	Information obtained from the May 19, 2016 rent roll.

(2)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

MSBAM 2016-C30	Simon Premium Outlets

The following table presents certain information relating to the leases at the Simon Premium Outlets Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual UW Base Rent PSF	Annual UW Base Rent	% of Total Annual UW Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Lee Premium Outlets Property
Major Tenants
Eddie Bauer Outlet	NR/NR/NR	6,127	2.7%	$53.04	$325,007	4.7%	$411	17.3%	1/31/2025
Dress Barn(4)	NR/NR/NR	7,781	3.5%	$40.29	$313,467	4.5%	$197	22.4%	MTM
Gap Outlet	BB+/Baa2/BB+	12,113	5.4%	$23.90	$289,523	4.2%	$363	11.3%	6/30/2017
Brooks Brothers Factory Store	NR/NR/NR	4,960	2.2%	$49.42	$245,107	3.5%	$492	14.2%	3/31/2025
J. Crew Factory Store	NR/B2/B-	6,988	3.1%	$35.00	$244,580	3.5%	$456	11.8%	1/31/2018
Total Major Tenants		37,969	16.9%	$37.34	$1,417,684	20.5%
Non-Major Tenants		174,719	77.7%	$31.51	$5,505,582	79.5%	$401	11.9%
Occupied Collateral Total		212,688	94.6%	$32.55	$6,923,266	100.0%
Vacant Space		12,137	5.4%
Collateral Total		224,825	100.0%
Gaffney Premium Outlets Property
Major Tenants
Pottery Barn Furniture Outlet	NR/NR/NR	18,286	6.0%	$13.00	$237,718	4.2%	$406	7.8%	1/31/2020
Gap Outlet	BB+/Baa2/BB+	8,970	3.0%	$25.06	$224,746	4.0%	$272	15.1%	7/31/2019
Tommy Hilfiger(5)	NR/NR/NR	6,225	2.0%	$32.64	$203,184	3.6%	$259	12.7%	MTM
Banana Republic Factory Store	BB+/Baa2/BB+	8,584	2.8%	$22.80	$195,690	3.5%	$245	10.5%	5/31/2019
The Children’s Place	NR/NR/NR	6,547	2.2%	$29.22	$191,303	3.4%	$250	15.5%	1/31/2017
Total Major Tenants		48,612	16.0%	$21.65	$1,052,641	18.6%
Non-Major Tenants		226,494	74.5%	$20.39	$4,617,711	81.4%	$282	10.6%
Occupied Collateral Total		275,106	90.5%	$20.61	$5,670,352	100.0%
Vacant Space		28,771	9.5%
Collateral Total		303,877	100.0%
Calhoun Premium Outlets Property
Major Tenants
V.F. Factory Outlet	NR/A3/A	26,000	10.2%	$16.53	$429,780	10.4%	$142	12.0%	9/30/2020
Old Navy(6)	BB+/Baa2/BB+	12,000	4.7%	$20.00	$239,976	5.8%	$373	5.4%	MTM
Gap Outlet	BB+/Baa2/BB+	7,890	3.1%	$25.59	$201,867	4.9%	$208	17.2%	4/30/2020
Loft Outlet	NR/NR/NR	12,000	4.7%	$16.31	$195,720	4.7%	$111	20.3%	10/31/2017
American Eagle Outfitters	NR/NR/NR	6,000	2.4%	$26.53	$159,181	3.9%	NAV	NAV	4/30/2024
Total Major Tenants		63,890	25.1%	$19.20	$1,226,524	29.7%
Non-Major Tenants		169,722	66.8%	$17.11	$2,903,291	70.3%	$233	9.1%
Occupied Collateral Total		233,612	92.0%	$17.68	$4,129,815	100.0%
Vacant Space		20,451	8.0%
Collateral Total		254,063	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending March 31, 2016, as provided by the sponsor and only include tenants reporting comparable sales. Non-Major Tenant Sales PSF and Occupancy Cost as shown represent the respective in-line sales and resulting occupancy cost, which may include Major Tenants listed above.

(4)	Dress Barn (which is included in underwritten rent) currently has a lease out for signature with renewal terms of 5 years at an annual rent of $50.00 per square foot. There can be no assurance any such renewal lease will be entered into.

(5)	Tommy Hilfiger (which is included in underwritten rent) is expected to renew its lease for 5 years at an annual rent of $33.37 per square foot. There can be no assurance any such renewal lease will be entered into.

(6)	Old Navy (which is included in underwritten rent) currently has a lease out for signature with renewal terms of 5 years at an annual rent of $47.36 per square foot. There can be no assurance any such renewal lease will be entered into.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

MSBAM 2016-C30	Simon Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Simon Premium Outlets Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
Simon Premium Outlets Properties
MTM	13	63,892	8.2%	8.2%	$1,307,320	$20.46	7.8%	7.8%
2016	15	57,953	7.4%	15.6%	785,843	13.56	4.7%	12.5%
2017	33	135,086	17.3%	32.8%	3,020,835	22.36	18.1%	30.6%
2018	29	109,195	13.9%	46.8%	2,814,286	25.77	16.8%	47.4%
2019	19	84,680	10.8%	57.6%	2,139,436	25.26	12.8%	60.2%
2020	11	79,190	10.1%	67.7%	1,649,171	20.83	9.9%	70.1%
2021	13	59,656	7.6%	75.3%	1,049,800	17.60	6.3%	76.3%
2022	12	42,961	5.5%	80.8%	1,226,086	28.54	7.3%	83.7%
2023	7	24,969	3.2%	84.0%	700,791	28.07	4.2%	87.9%
2024	6	23,509	3.0%	87.0%	602,843	25.64	3.6%	91.5%
2025	8	31,874	4.1%	91.1%	1,207,321	37.88	7.2%	98.7%
2026	3	8,441	1.1%	92.2%	219,701	26.03	1.3%	100.0%
2027 and Beyond	0	0	0.0%	92.2%	0	0.00	0.0%	100.0%
Vacant	0	61,359	7.8%	100.0%	0	0.00	0.0%	100.0%
Total/Wtd. Avg.	169	782,765	100.0%		$16,723,432	$23.18	100.0%
Lee Premium Outlets Property
MTM	1	7,781	3.5%	3.5%	$313,467	$40.29	4.5%	4.5%
2016	2	1,737	0.8%	4.2%	42,000	24.18	0.6%	5.1%
2017	11	51,633	23.0%	27.2%	1,453,874	28.16	21.0%	26.1%
2018	11	36,633	16.3%	43.5%	1,284,740	35.07	18.6%	44.7%
2019	11	46,107	20.5%	64.0%	1,208,963	26.22	17.5%	62.2%
2020	2	4,563	2.0%	66.0%	161,716	35.44	2.3%	64.5%
2021	2	6,202	2.8%	68.8%	175,574	28.31	2.5%	67.0%
2022	5	16,188	7.2%	76.0%	564,508	34.87	8.2%	75.2%
2023	4	13,102	5.8%	81.8%	486,640	37.14	7.0%	82.2%
2024	1	1,742	0.8%	82.6%	64,701	37.14	0.9%	83.1%
2025	6	26,373	11.7%	94.3%	1,124,446	42.64	16.2%	99.4%
2026	1	627	0.3%	94.6%	42,636	68.00	0.6%	100.0%
2027 and Beyond	0	0	0.0%	94.6%	0	0.00	0.0%	100.0%
Vacant	0	12,137	5.4%	100.0%	0	0.00	0.0%	100.0%
Total/Wtd. Avg.	57	224,825	100.0%		$6,923,266	$32.55	100.0%
Gaffney Premium Outlets Property
MTM	6	25,801	8.5%	8.5%	$464,912	$18.02	8.2%	8.2%
2016	7	32,356	10.6%	19.1%	503,477	15.56	8.9%	17.1%
2017	16	48,353	15.9%	35.1%	1,008,281	20.85	17.8%	34.9%
2018	7	34,632	11.4%	46.4%	782,547	22.60	13.8%	48.7%
2019	5	27,373	9.0%	55.5%	671,252	24.52	11.8%	60.5%
2020	4	32,728	10.8%	66.2%	575,160	17.57	10.1%	70.6%
2021	7	24,202	8.0%	74.2%	513,908	21.23	9.1%	79.7%
2022	6	23,013	7.6%	81.8%	585,403	25.44	10.3%	90.0%
2023	3	11,867	3.9%	85.7%	214,151	18.05	3.8%	93.8%
2024	3	10,567	3.5%	89.1%	255,772	24.20	4.5%	98.3%
2025	0	0	0.0%	89.1%	0	0.00	0.0%	98.3%
2026	1	4,214	1.4%	90.5%	95,489	22.66	1.7%	100.0%
2027 and Beyond	0	0	0.0%	90.5%	0	0.00	0.0%	100.0%
Vacant	0	28,771	9.5%	100.0%	0	0.00	0.0%	100.0%
Total/Wtd. Avg.	65	303,877	100.0%		$5,670,352	$20.61	100.0%
Calhoun Premium Outlets Property
MTM	6	30,310	11.9%	11.9%	$528,942	$17.45	12.8%	12.8%
2016	6	23,860	9.4%	21.3%	240,366	10.07	5.8%	18.6%
2017	6	35,100	13.8%	35.1%	558,680	15.92	13.5%	32.2%
2018	11	37,930	14.9%	50.1%	746,999	19.69	18.1%	50.2%
2019	3	11,200	4.4%	54.5%	259,221	23.14	6.3%	56.5%
2020	5	41,899	16.5%	71.0%	912,295	21.77	22.1%	78.6%
2021	4	29,252	11.5%	82.5%	360,317	12.32	8.7%	87.3%
2022	1	3,760	1.5%	84.0%	76,174	20.26	1.8%	89.2%
2023	0	0	0.0%	84.0%	0	0.00	0.0%	89.2%
2024	2	11,200	4.4%	88.4%	282,369	25.21	6.8%	96.0%
2025	2	5,501	2.2%	90.5%	82,875	15.07	2.0%	98.0%
2026	1	3,600	1.4%	92.0%	81,576	22.66	2.0%	100.0%
2027 and Beyond	0	0	0.0%	92.0%	0	0.00	0.0%	100.0%
Vacant	0	20,451	8.0%	100.0%	0	0.00	0.0%	100.0%
Total/Wtd. Avg.	47	254,063	100.0%		$4,129,815	$17.68	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

MSBAM 2016-C30	Simon Premium Outlets

The Market. The Simon Premium Outlets Properties are located in Lee, Massachusetts, Gaffney, South Carolina and Calhoun, Georgia. Each property is located along major thoroughfares in expansive trade areas near multiple metropolitan markets.

Lee, Massachusetts

The Lee Premium Outlets Property is located at 50 Water Street in Lee, Massachusetts, along US Route 20, just south of its intersection with Interstate 90 (Massachusetts Turnpike) and approximately 30 miles west of Interstate 91. The traffic count passing the Lee Premium Outlets Property on Interstate 90 is estimated at 55,000 vehicles daily. Albany, New York is approximately 30 miles west and Springfield, Massachusetts and Hartford, Connecticut are within approximately an hour’s drive of the Lee Premium Outlets Property.

Lee is located in the central portion of the Pittsfield, Massachusetts core-based statistical area at the foot of the Berkshire Hills and the Taconic Mountain Range in the Berkshires of Massachusetts. The Berkshires are a year-round tourist destination for hiking, camping and skiing. The area is home to the Norman Rockwell Museum, the Canyon Ranch Resort and Tanglewood Music Center. According to the appraisal, direct visitor spending in Berkshire County totaled $425.8 million in 2014. Pittsfield’s economy is driven by education and healthcare (25.1% of employment), leisure and hospitality (14.8% of employment) and retail (13.4% of employment). According to the appraisal, the 2015 population within a 15-, 30- and 45-mile radius of the Lee Premium Outlets Property was 91,815, 351,951 and 1,866,842, respectively, and the 2015 average household income within a 15-, 30- and 45-mile radius was $76,485, $80,025 and $80,828, respectively.

The nearest competitive outlet center is Manchester Designer Outlets in Manchester, Vermont (71 miles north). According to the appraisal, no new outlet centers are planned in the immediate area.

Gaffney, South Carolina

The Gaffney Premium Outlets Property is located at 1 Factory Shops Boulevard in Gaffney, South Carolina, at the intersection of Interstate 85 (at Exit 90) and SC-105 (Hyatt Street) and approximately 18 miles east of Interstate 26. The traffic count passing the Gaffney Premium Outlets Property on Interstate 85 is estimated at 55,000 vehicles daily. Gaffney’s central business district is approximately 3.5 miles east of the Gaffney Premium Outlets Property. Spartanburg and Greenville are southwest approximately 20 miles and 50 miles, respectively, and Charlotte, North Carolina is approximately 55 miles east of the Gaffney Premium Outlets Property.

Gaffney is the primary city in Cherokee County and the county seat, and is located in the Greenville-Spartanburg-Anderson combined statistical area. The adjacent Spartanburg metropolitan statistical area exerts a strong economic influence on the area. Spartanburg’s economy is driven by manufacturing (20.5% of employment), with the corporate presence of BMW, Michelin and Adidas, health services and education (18.1% of employment) with the Spartanburg Regional Healthcare System, Mary Black Health System, University of South Carolina – Upstate and seven other institutions of higher learning, and retail (12.6% of employment). According to the appraisal, the 2015 population within a 15-, 30- and 45-mile radius of the Gaffney Premium Outlets Property was 153,876, 608,584 and 1,794,169, respectively, and the 2015 average household income within a 15-, 30- and 45-mile radius was $52,198, $55,069 and $62,898, respectively.

The nearest competitive outlet centers are Charlotte Premium Outlets in Charlotte, North Carolina (45 miles east) and Concord Mills, in Concord, North Carolina (60 miles northeast), both owned and operated by the sponsor, and Asheville Outlets in Asheville, North Carolina (60 miles northeast). According to the appraiser, no new outlet centers are planned in the immediate area.

Calhoun, Georgia

The Calhoun Premium Outlets Property is located at 455 Belwood Road in Calhoun, Georgia, just south of the interchange of Highway 53 and Interstate 75 (running parallel to U.S. Highway 41). The traffic count passing the Calhoun Premium Outlets Property on Interstate 75 is estimated at 61,000 vehicles daily. Calhoun’s central business district is approximately 2.5 miles north of the Calhoun Premium Outlets Property. Chattanooga, Tennessee is approximately 45 miles northwest and Atlanta, Georgia is approximately 55 miles southeast of the Calhoun Premium Outlets Property.

Calhoun is located in Gordon County and is the county seat. The Gordon County area economy is driven by manufacturing (24.0% of employment), retail (13.3% of employment) and health services and education (11.8% of employment). The major employers in the Gordon County area include Engineered Floors, LLC, Floyd Healthcare Management, Inc. and Mohawk Carpet Distribution LP. According to the appraisal, the 2015 population within a 15-, 30- and 45-mile radius of the Calhoun Premium Outlets Property was 91,304, 564,725 and 1,958,101, respectively, and the 2015 average household income within a 15-, 30- and 45-mile radius was $54,536, $60,508 and $79,190, respectively.

The nearest competitive outlet centers are The Outlet Shoppes Atlanta in Woodstock, Georgia (33 miles southeast) and North Georgia Premium Outlets in Dawsonville, Georgia (50 miles east), which is also owned and operated by the sponsor. According to the appraisal, no new outlet centers are planned in the immediate area.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

MSBAM 2016-C30	Simon Premium Outlets

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Simon Premium Outlets Properties:

Cash Flow Analysis
	2012	2013	2014	2015	7/31/2016 TTM	UW	UW PSF
Base Rent	$15,354,367	$15,844,111	$16,164,930	$16,373,361	$17,139,587	$18,889,686(1)	$24.13
Percentage Rent	$367,032	$473,692	$559,467	$462,372	$499,250	$503,811	$0.64
Total Recoveries	$6,310,260	$6,906,907	$7,419,714	$7,615,381	$7,700,525	$7,512,165	$9.60
Other Income(2)	$468,139	$380,979	$399,321	$395,684	$414,905	$406,347	$0.52
Less Vacancy	($20,079)	$18,560	($15,784)	($7,003)	($122,343)	($2,814,709)	(11.5%)
Effective Gross Income	$22,479,719	$23,624,249	$24,527,648	$24,839,795	$25,631,924	$24,497,300	$31.30
Total Operating Expenses	$6,946,469	$7,094,274	$7,147,919	$6,976,569	$6,890,848	$7,416,196	$9.47
Net Operating Income	$15,533,250	$16,529,975	$17,379,729	$17,863,226	$18,741,076	$17,081,104	$21.82
Capital Expenditures	$0	$0	$0	$0	$0	$1,194,140	$1.53
TI/LC	$0	$0	$0	$0	$0	$211,429	$0.27
Net Cash Flow	$15,533,250	$16,529,975	$17,379,729	$17,863,226	$18,741,076	$15,675,535	$20.03

Occupancy %	94.7%	95.4%	96.4%	95.1%	93.7%(3)	89.5%
NOI DSCR(4)	2.53x	2.69x	2.83x	2.91x	3.05x	2.78x
NCF DSCR(4)	2.53x	2.69x	2.83x	2.91x	3.05x	2.55x
NOI Debt Yield(4)	14.9%	15.8%	16.6%	17.1%	17.9%	16.3%
NCF Debt Yield(4)	14.9%	15.8%	16.6%	17.1%	17.9%	15.0%

(1)	Base Rent is underwritten based on signed leases and the in-place rent as of July 31, 2016 (including MTM tenants) with contractual rent steps taken through June 2017.

(2)	Other income includes rental income from temporary tenants, sponsorships and media, beverage case rent, ATM rent and other miscellaneous income.

(3)	Occupancy as of May 19, 2016.

(4)	Debt service coverage ratios and debt yields are based on the Simon Premium Outlets Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

MSBAM 2016-C30	The Shops at Crystals

Mortgage Loan No. 13 – The Shops at Crystals

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$20,000,000			Location:	Las Vegas, NV 89109
Cut-off Date Balance(1):	$20,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Anchored
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsors:	Simon Property Group, L.P.; Invesco Advisers Inc.			Year Built/Renovated:	2009/N/A
Mortgage Rate:	3.7440%			Size:	262,327 SF
Note Date:	6/9/2016			Cut-off Date Balance per SF(1):	$1,459
First Payment Date:	8/1/2016			Maturity Date Balance per SF(1):	$1,459
Maturity Date:	7/1/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$49,467,869
Seasoning:	2 months			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.28x
Additional Debt Type(3):	Pari Passu/Subordinate Debt			Most Recent NOI:	$46,376,811 (12/31/2015)
Additional Debt Balance(3):	$362,700,000/$167,300,000			2nd Most Recent NOI:	$43,642,314 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$40,054,352 (12/31/2013)
Reserves				Most Recent Occupancy:	87.6% (4/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.0% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	93.8% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$1,100,000,000 (4/26/2016)
Recurring Replacements:	$0	Springing	$104,931	Cut-off Date LTV Ratio(1):	34.8%
TI/LC:	$0	Springing	$4,440,000	Maturity Date LTV Ratio(1):	34.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$550,000,000	100.0%	Closing Costs:	$1,952,902	0.4%
			Return of Equity:	$548,047,098	99.6%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Shops at Crystals Mortgage Loan is part of The Shops at Crystals Whole Loan, which is comprised of two tranches of senior loans, each comprised of12 pari passu notes, and three subordinate loans, each comprised of three notes, with an aggregate original principal balance of $550,000,000. The Shops at Crystals 24 senior notes have a combined original principal balance of $382,700,000 and the nine subordinate notes have a combined principal balance of $167,300,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 24 senior notes totaling $382,700,000 without regard to the nine subordinate notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate principal balance of The Shops at Crystals Whole Loan (including the nine subordinate notes) are $2,097, $2,097, 2.28x, 9.0% 9.0%, 50.0% and 50.0%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last The Shops at Crystals Whole Loan promissory note to be securitized and (b) August 1, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

The Mortgage Loan. The thirteenth largest mortgage loan (“The Shops at Crystals Mortgage Loan”) is part of a whole loan (“The Shops at Crystals Whole Loan”) evidenced by (i) two tranches of senior loans, each comprised of twelve pari passu notes (“The Shops at Crystals Senior Notes”), and (ii) three subordinate loans, each comprised of three notes that are subordinate to The Shops at Crystals Senior Notes (“The Shops at Crystals Non-Serviced Subordinate Companion Loans”), secured by the fee interest in a luxury shopping center located in Las Vegas, Nevada (“The Shops at Crystals Property”) (The Shops at Crystals Senior Notes, other than the notes evidencing The Shops at Crystals Mortgage Loan, collectively, the “The Shops at Crystals Non-Serviced Pari Passu Companion Loans”). Promissory Note A-2-B-1-1 and Promissory Note B-2-B-1-1 in the combined original principal balance of $20,000,000 represent The Shops at Crystals Mortgage Loan. Six of The Shops at Crystals Senior Notes (three from each of the two tranches of The Shops at Crystals Senior Notes) and The Shops at Crystals Subordinate Companion Loans, which had a combined original principal balance of $300,000,000, were contributed to the SHOPS 2016-CSTL Trust. Eight of The Shops at Crystals Senior Notes (Notes A-2-B-2, A-2-B-3, A-3-B-2, A-3-B-3, B-2-B-2, B-2-B-3, B-3-B-2 and B-3-B-3), which had a combined original principal balance of $80,000,000, were contributed to the WFCM 2016-BNK1 Trust. Two of The Shops at Crystals Senior Notes (Notes A-1-B-1 and B-1-B-1), which had a combined original principal balance of $50,000,000, were contributed to the JPMCC 2016-JP2 Trust. Two of The Shops at Crystals Senior Notes (Notes A-1-B-2 and B-1-B-2), which had a combined original principal balance of $50,000,000, were contributed to the DBJPM 2016-C3 Trust. Two of The Shops at Crystals Senior Notes (Notes A-3-B-1 and B-3-B-1), which had a combined original principal balance of $35,000,000, are currently held by Wells Fargo Bank, National Association and are expected to be contributed to the WFCM 2016-LC24 Trust. The remaining two of The Shops at Crystals Senior Notes, which had a combined original principal balance of $15,000,000, are currently held by Bank of America, N.A. or an affiliate thereof and are expected to be contributed to a future securitization trust. The Shops at Crystals Whole Loan is being serviced pursuant to the pooling and servicing agreement for the SHOPS 2016-CSTL transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu–AB Whole Loans–The Shops at Crystals

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

MSBAM 2016-C30	The Shops at Crystals

Whole Loan” and “Pooling and Servicing Agreement–Servicing of the Non-Serviced Mortgage Loans–Servicing of The Shops at Crystals Whole Loan” in the Preliminary Prospectus.

The proceeds of The Shops at Crystals Whole Loan were used to return equity to The Shops at Crystals Borrower in an amount of approximately $548 million and pay closing costs of approximately $2 million.

The Borrower and the Sponsors. The borrower is The Crystals Las Vegas, LLC, a Delaware limited liability company and single purpose entity with two independent directors (“The Shops at Crystals Borrower”). The sponsors and guarantors of The Shops at Crystals Whole Loan are Simon Property Group, L.P. and Invesco Advisers Inc. (“Invesco”). Simon Property Group, L.P., is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon owned or had an interest in 209 properties consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and twelve other retail properties in 37 states and Puerto Rico containing an aggregate of approximately 184 million square feet of gross leasable area. Invesco, a Maryland real estate investment trust, is an affiliate of Invesco, Ltd., a publicly traded independent global investment management firm.

Simon Property Group, L.P. is also a sponsor of each of the borrowers under the mortgage loans identified on Annex A-1 to the Preliminary Prospectus as Briarwood Mall, Coconut Point and Simon Premium Outlets.

The Shops at Crystals Whole Loan will be recourse to The Shops at Crystals guarantor pursuant to standard nonrecourse carve-outs, however, the guaranty and the environmental indemnity agreement provide that The Shops at Crystals guarantor’s liability may not exceed $110 million, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Property. The Shops at Crystals Property consists of the fee interest in an approximately 262,327 square foot, luxury shopping center located in the CityCenter development in the heart of the Las Vegas strip (the “Strip”). Developed in 2009, The Shops at Crystals Property is visible and easily accessible with 374 feet of frontage along the Strip. The Shops at Crystals Property is attached to the Aria Resort & Casino, accessible via the ARIA Express Tram from the Bellagio Resort & Casino and the Monte Carlo, and adjacent to the Mandarin Oriental, The Cosmopolitan and the Vdara Hotel & Spa. The Shops at Crystals Property also forms the base of the twin, 37-story, 674-unit Veer Towers luxury condominium. CityCenter is an approximately 18 million square foot development. The development is situated on the west side of Las Vegas Boulevard and was developed by MGM Resorts International and Dubai World.

The Shops at Crystals Property features a collection of luxury brands. Tenants occupying 10,000 or more square feet include Louis Vuitton, Gucci, Prada and Tiffany & Co., which collectively comprise approximately 22.6% of The Shops at Crystals Property’s net rentable area. The Shops at Crystals Property also serves, or will serve (in the case of the Hermès expansion), as the Las Vegas flagship location for nine of the tenants (Louis Vuitton, Gucci, Tom Ford, Prada, Roberto Cavalli, Ermenegildo Zegna, Dolce & Gabbana, Tourbillon and Hermès). Approximately 41.7% of 2015 sales and 33.6% of net rentable area comes from investment grade tenants including LVMH (parent company of Bulgari, Celine, Christian Dior, Emilio Pucci, Fendi, Loro Piana, Louis Vuitton and TAG Heuer), Kering (parent company of Yves Saint Laurent, Bottega Veneta, Balenciaga, Gucci and Stella McCartney), JAB Holdings (parent company of Bally and Jimmy Choo), Tiffany & Co. and Luxottica (parent company of Ilori).

As of April 21, 2016, The Shops at Crystals Property was approximately 87.6% leased by 50 tenants (excluding the Hermès expansion space). Hermès has executed a new lease to relocate from its 4,582 square foot space on the first floor to 13,507 square feet of space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, The Shops at Crystals Property was 88.2% leased as of April 21, 2016. The Shops at Crystals Property reported 2015 aggregate sales of approximately $317.8 million ($1,330 per square foot). Based on underwritten gross rent and 2015 total sales, the 2015 occupancy cost was 19.2%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

MSBAM 2016-C30	The Shops at Crystals

The following table presents certain information relating to the leases at The Shops at Crystals Property.

Tenant Summary Table
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent PSF	Annual UW Rent (2)	Approximate % of UW Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date
Major Tenants
Louis Vuitton	NR/NR/A+	22,745	8.7%	$192.57	$4,380,010(5)	9.5%	$2,140	9.0%	12/31/2019
Prada	NR/NR/NR	15,525	5.9%	$243.45	$3,779,524	8.2%	$729	33.4%	12/31/2019
Ermenegildo Zegna	NR/NR/NR	9,926	3.8%	$277.46	$2,754,064	6.0%	$685	40.5%	12/31/2020
Tiffany & Co.	BBB+/Baa2/BBB+	10,000	3.8%	$220.00	$2,200,000	4.8%	$1,450	15.2%	1/31/2024(6)
Tom Ford	NR/NR/NR	7,693	2.9%	$275.55	$2,119,775	4.6%	$1,654	16.7%	12/31/2019
Gucci	NR/NR/BBB	10,952	4.2%	$166.45	$1,822,983	4.0%	$1,380	12.1%	12/31/2025
Total Major Tenants		76,841	29.3%	$221.97	$17,056,356	37.0%
Non-Major Tenants		153,068	58.4%	$190.04	$29,089,390	63.0%
Occupied Collateral Total		229,909	87.6%	$200.71	$46,145,746	100.0%

Vacant Space		32,418	12.4%
Collateral Total		262,327	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual UW Rent includes contractual rent increases through May 2017 totaling $939,332.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2015.

(4)	Occupancy Cost is calculated based on Annual UW Rent divided by tenant sales.

(5)	Represents percentage rent in lieu of base rent, based on 2015 sales.

(6)	Tiffany & Co. has the right to terminate its lease if annual gross sales for 2016 are less than $30.0 million. Tiffany & Co. reported gross sales of approximately $14.5 million for the trailing 12-month period ending December 31, 2015.

The following table presents certain information relating to the lease rollover schedule at The Shops at Crystals Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2016	1	1,949	0.7%	0.7%	$104,775	$53.76	0.2%	0.2%
2017	0	0	0.0%	0.7%	$0	$0.00	0.0%	0.2%
2018	5	12,359	4.7%	5.5%	$2,899,100	$234.57	6.3%	6.5%
2019	9	69,021	26.3%	31.8%	$15,221,420	$220.53	33.0%	39.5%
2020	11	45,909	17.5%	49.3%	$10,280,922	$223.94	22.3%	61.8%
2021	4	18,448	7.0%	56.3%	$2,017,846	$109.38	4.4%	66.1%
2022	3	6,560	2.5%	58.8%	$1,709,609	$260.61	3.7%	69.9%
2023	3	9,061	3.5%	62.3%	$2,617,389	$288.86	5.7%	75.5%
2024	10	47,908	18.3%	80.5%	$7,488,292	$156.31	16.2%	91.8%
2025	1	10,952	4.2%	84.7%	$1,822,983	$166.45	4.0%	95.7%
2026	2	3,160	1.2%	85.9%	$800,000	$253.16	1.7%	97.4%
2027 and Beyond	1	4,582	1.7%	87.6%	$1,183,409	$258.27	2.6%	100.0%
Vacant	0	32,418	12.4%	100.0%	$0	$0.00	0.0%	100.0%
Total/Weighted Average	50	262,327	100.0%		$46,145,746	$200.71	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Weighted Average UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

MSBAM 2016-C30	The Shops at Crystals

The Market. The Shops at Crystals Property is situated in the CityCenter development in the heart of the Strip. According to the appraisal, the Las Vegas market has rebounded since the financial crisis and retail spending continues to increase as visitor spending becomes more diversified from its historical gaming focus. According to a third party research report, non-gaming revenues have increased from 42.1% of Las Vegas revenues in 1990 to 63.1% in 2015. According to the appraisal, retail spending also reached an all-time high of approximately $42.7 billion in 2015. Retail spending was the third largest non-gaming expenditure after accommodations and food and beverage, at an average of approximately $123 per person for the year. Additionally, Las Vegas experienced a record volume of approximately 42.3 million visitors in 2015, and total 2016 visitations through February 2016 increased from the record level during the same period in 2015 by approximately 3.8%.

The following table presents certain information relating to competitive retail properties to The Shops at Crystals Property:

Competitive Property Summary(1)
Property	Year Built/ Renovated	Total GLA (SF)	Est. Sales PSF	Occupancy	Distance	Major/Anchor Tenants
The Shops at Crystals	2009/NAP	262,327	$1,279	88%	--	Louis Vuitton, Prada, Ermenegildo Zegna, Tom Ford, Gucci
Fashion Show Mall	1981/2003	1,890,000	$900-$1,000	93%	1.3 miles	Macy’s, Dillard’s, Saks Fifth Avenue, Neiman Marcus, Macy’s
Grand Canal Shoppes	1999/2007	806,000	$900,$1,100	95%	1.1 miles	Barneys New York, Burberry, Canali, Dooney & Bourke, Armani
Forum Shops at Caesars	1992/2004	650,000	$1,500-$1,700	100%	0.8 miles	Apple, Marc Jacobs, Christian Louboutin, Montblanc, Hugo Boss
Miracle Mile Shops	2000/2016	500,000	$825-$875	94%	Adjacent	H&M, Guess, bebe, BCBG MAXAZRIA, LOFT
Bellagio Shops	1998/NAP	NAV	NAV	100%	0.3 miles	Bottega Veneta, Fendi, Gucci, Chanel, Valentino, Prada

(1)	Information obtained from the appraisal and underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shops at Crystals Property:

Cash Flow Analysis
	2012(1)	2013(1)	2014	2015	UW(2)	UW PSF
Base Rent	$34,796,623	$40,421,000	$44,060,423	$46,579,251	$51,724,446	$197.18
Total Recoveries	$17,200,255	$16,849,275	$17,624,637	$17,570,608	$17,100,944	$65.19
Other Income	$1,013,823	$925,597	$1,148,318	$1,530,859	$1,559,047	$5.94
Less Vacancy & Credit Loss	$39,611	($95,577)	($187,033)	($477,517)	($5,578,700)	(8.6%)
Effective Gross Income	$53,050,312	$58,100,295	$62,646,345	$65,203,201	$64,805,737	$247.04
Total Operating Expenses	$18,698,698	$18,045,943	$19,004,031	$18,826,390	$15,337,868	$58.47
Net Operating Income	$34,351,614	$40,054,352	$43,642,314	$46,376,811	$49,467,869	$188.57
Capital Expenditures	$0	$0	$0	$0	$1,815,657	$6.92
TI/LC	$0	$0	$0	$0	$41,972	$0.16
Net Cash Flow	$34,351,614	$40,054,352	$43,642,314	$46,376,811	$47,610,240	$181.49

Occupancy %	90.5%	95.7%	93.8%	91.0%	91.9%
NOI DSCR(3)	2.36x	2.76x	3.00x	3.19x	3.41x
NCF DSCR(3)	2.36x	2.76x	3.00x	3.19x	3.28x
NOI Debt Yield(3)	9.0%	10.5%	11.4%	12.1%	12.9%
NCF Debt Yield(3)	9.0%	10.5%	11.4%	12.1%	12.4%

(1)	The increase in Net Operating Income from 2012 to 2013 was due to an increase in occupancy and contractual rent steps.

(2)	UW Total Operating Expenses include UW Management Fees that are capped at $1.0 million. Historical management fees ranged from approximately $3.0 million to $3.3 million.

(3)	Debt service coverage ratios and debt yields are based on The Shops at Crystals Senior Notes totaling $382,700,000 and without regard to The Shops at Crystals Non-Serviced Subordinate Companion Loans.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

MSBAM 2016-C30	International Square

Mortgage Loan No. 14 – International Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$20,000,000			Location:	Washington, D.C. 20006
Cut-off Date Balance(1):	$20,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	D.C. Area Portfolio Upper Tier JV, L.P.			Year Built/Renovated:	1978-1982/2005
Mortgage Rate:	3.615%			Size:	1,158,732 SF
Note Date:	7/11/2016			Cut-off Date Balance per SF(1):	$213
First Payment Date:	9/10/2016			Maturity Date Balance per SF(1):	$213
Maturity Date:	8/10/2026			Property Manager:	Tishman Speyer Properties, L.P. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$42,883,351
Seasoning:	1 month			UW NOI Debt Yield(1):	17.4%
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	17.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.31x
Additional Debt Type(3):	Pari Passu/Subordinate Debt			Most Recent NOI:	$35,502,374 (3/31/2016 TTM)
Additional Debt Balance(3):	$226,700,000/$203,300,000			2nd Most Recent NOI:	$37,214,975 (12/31/2015)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$40,025,487 (12/31/2014)
Reserves				Most Recent Occupancy:	94.2% (7/18/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.0% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$757,000,000 (6/13/2016)
Recurring Replacements:	$0	Springing	$573,356	Cut-off Date LTV Ratio(1):	32.6%
TI/LC:	$0	Springing	$7,531,758	Maturity Date LTV Ratio(1):	32.6%
Other(4):	$28,442,141	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$450,000,000	100.0%	Loan Payoff:	$375,380,461	83.4%
			Reserves:	$28,442,141	6.3%
			Closing Costs:	$4,863,763	1.1%
			Return of Equity:	$41,313,634	9.2%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The International Square Mortgage Loan (as defined below) is part of the International Square Whole Loan (as defined below), which is comprised of three pari passu senior notes and one subordinate note with an aggregate original principal balance of $450,000,000. The three International Square pari passu senior notes have a combined original principal balance of $246,700,000 and the subordinate note has an original principal balance of $203,300,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the three senior notes totaling $246,700,000 without regard to the subordinate note. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the International Square Whole Loan (including the subordinate note) are $388, $388, 2.36x, 9.5% 9.5%, 59.4% and 59.4%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last International Square Whole Loan promissory note to be securitized and (b) September 10, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

(4)	The International Square Borrower funded $23,925,354 into a lender-controlled reserve account at closing, from which disbursements will be made to pay or reimburse the amount of outstanding landlord obligations and certain qualified leasing expenses (including but not limited to tenant improvement and leasing commission costs) under certain leases, as well as to simulate the payment of rent during any free or abated rent periods under such leases. The International Square Borrower funded $4,516,787 into a lender controlled reserve account at closing, from which disbursements will be made, subject to certain conditions, to pay the International Square Borrower during a tenant’s downtime period rents that would have been paid if not for such downtime period.

The Mortgage Loan. The fourteenth largest mortgage loan (the “International Square Mortgage Loan”) is part of a non-serviced pari passu-AB whole loan (the “International Square Whole Loan”) evidenced by (i) three pari passu senior notes in the aggregate original principal amount of $246,700,000 and (ii) one subordinate note in the original principal amount of $203,300,000, all of which are secured by a first priority fee mortgage encumbering a three-building, approximately 1.16 million square foot Class “A” office complex known as International Square in Washington, D.C. (the “International Square Property”). The International Square Mortgage Loan is evidenced by one of the pari passu notes (Note A-3) with an outstanding principal balance as of the Cut-off Date of $20,000,000. Note A-1 in the original principal amount of $166,700,000 and Note A-2 in the original principal amount of $60,000,000 represent non-serviced pari passu companion loans (the “International Square Non-Serviced Pari Passu Companion Loans”), and are pari passu with the International Square Mortgage Loan. Note B in the original principal amount of $203,300,000 (the “International Square Non-Serviced Subordinate Companion Loan”) is generally subordinate to the International Square Mortgage Loan and the International Square Non-Serviced Pari Passu Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Pari Passu-AB Whole Loans—International

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

MSBAM 2016-C30	International Square

Square Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the International Square Mortgage Loan” in the Preliminary Prospectus.

The International Square Mortgage Loan will be included in the MSBAM 2016-C30 securitization trust. The International Square Non-Serviced Pari Passu Companion Loan represented by Note A-1 and the International Square Non-Serviced Subordinate Companion Loan were contributed to the BAMLL 2016-ISQR securitization trust. The International Square Non-Serviced Pari Passu Companion Loan represented by Note A-2 is currently held by Bank of America, N.A. or an affiliate thereof and is expected to be contributed to a future securitization trust. The International Square Whole Loan is being serviced pursuant to the terms of the BAMLL 2016-ISQR trust and servicing agreement.

The proceeds of the International Square Whole Loan were used to refinance a previous mortgage loan and mezzanine loans totaling approximately $375,380,461 secured by the International Square Property, pay closing costs, fund reserves and return equity to the International Square Borrower (as defined below). The previous mortgage loan secured by the International Square Property was securitized in the LBUBS 2007-C1 transaction.

The Borrower and the Sponsor. The borrower is International Square, L.P. (the “International Square Borrower”), a newly formed single-purpose Delaware limited partnership with two independent directors. The International Square Borrower is owned indirectly by D.C. Area Portfolio Upper Tier JV, L.P. (the “International Square Sponsor”), which is a joint venture controlled by Tishman Speyer Properties, L.P. (“Tishman Speyer”) and majority owned by one or more affiliates of Tishman Speyer and direct and indirect subsidiaries of Abu Dhabi Investment Authority (“ADIA”). Since its founding in 1978, Tishman Speyer has acquired, developed and operated over 276 investments involving 380 properties encompassing over 140.1 million square feet located in major metropolitan markets of the United States, Europe, Latin America and Asia. As of September 30, 2015 Tishman Speyer has 80 investments (118 properties) globally. ADIA is a public institution established by the Government of the Emirate of Abu Dhabi in 1976 as an independent investment institution.

The International Square Whole Loan will be recourse solely to the International Square Borrower pursuant to standard carve-outs. There is no separate guarantor and no environmental indemnitor separate from the International Square Borrower.

The Property. The International Square Property is a 1.16 million square foot, Class “A” office complex comprised of three interconnected 12-story office buildings that occupy nearly a full city block in Washington, D.C. The three, 12-story buildings offer a panoramic rooftop terrace and two levels of below-grade parking. The International Square Property offers tenants numerous building amenities including a fitness center, rooftop terrace, ground floor retail, a lower level casual dining concourse, child care (for tenants only) and banking facilities.

As of July 11, 2016, the International Square Property was 94.2% leased to 45 tenants with the largest tenant concentrations being the U.S. Government (33.7% of total NRA), law firms (24.4% of total NRA) and professional services (15.8% of total NRA). Approximately 30.2% of the International Square Property’s square footage is occupied by tenants with lease expiration dates beyond 2025 and the weighted average remaining lease term is 7.1 years. The International Square Property has a nine year historical occupancy average of 96.3%.

The following table presents certain information relating to the leases at the International Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Federal Reserve Board(4)	AAA/Aaa/AA+	390,233	33.7%	$22,415,924	36.2%	$57.44	Various(5)
Blank Rome LLP	NR/NR/NR	167,863	14.5%	$9,940,483	16.0%	$59.22	7/31/2029
World Bank(6)	AAA/Aaa/AAA	99,447	8.6%	$5,335,304	8.6%	$53.65	Various(7)
Daniel J. Edelman, Inc.	NR/NR/NR	63,314	5.5%	$4,071,869	6.6%	$64.31	7/31/2019
Milbank, Tweed, Hadley & McCloy	NR/NR/NR	54,299	4.7%	$3,129,706	5.0%	$57.64	6/30/2023
Other Tenants		316,825	27.3%	$17,098,323	27.6%	$53.97
Vacant		66,751	5.8%	$0	0%	$0.00
Total/Wtd. Avg.		1,158,732	100.0%	$61,991,609	100%	$56.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company or government whether or not the parent or government guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	The Federal Reserve Board has various termination options with respect to portions of such leases. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

(5)	The Federal Reserve Board leases multiple spaces under several leases with different expiration dates. The expiration date with respect to 266,023 square feet of their space (23.0% of net rentable area) is in 2022, the expiration date with respect to 98,589 square feet of their space (8.5% of net rentable area) is in 2028 and the expiration date with respect to the 25,621 square feet of their space (2.2% of net rentable area) is in 2026.

(6)	The World Bank has various termination options with respect to portions of such leases. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

(7)	The World Bank leases 67,167 square feet expiring in September 2019, 21,236 square feet expiring in July 2021 and 11,044 square feet expiring in December 2020.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

MSBAM 2016-C30	International Square

The following table presents certain information relating to the lease rollover schedule at the International Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	3	9,834	$30.51	0.8%	0.8%	$300,012	0.5%	0.5%
2017	7	8,852	$57.28	0.8%	1.6%	$507,018	0.8%	1.3%
2018	8	46,872	$57.72	4.0%	5.7%	$2,705,394	4.4%	5.7%
2019	14	146,035	$59.20	12.6%	18.3%	$8,644,748	13.9%	19.6%
2020	4	49,078	$58.04	4.2%	22.5%	$2,848,400	4.6%	24.2%
2021	11	98,633	$46.18	8.5%	31.0%	$4,554,877	7.3%	31.6%
2022	9	318,857	$59.04	27.5%	58.5%	$18,825,470	30.4%	61.9%
2023	4	62,265	$56.82	5.4%	63.9%	$3,537,964	5.7%	67.6%
2024	1	1,850	$125.09	0.2%	64.1%	$231,410	0.4%	68.0%
2025	0	0	$0.00	0.0%	64.1%	$0	0.0%	68.0%
2026	4	50,508	$50.89	4.4%	68.4%	$2,570,469	4.1%	72.1%
2027 and Beyond	4	299,197	$57.71	25.8%	94.2%	$17,265,846	27.9%	100.0%
Vacant	0	66,751	$0.00	5.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	69	1,158,732	$56.77	100.0%		$61,991,609	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Equipment room space, cleaning storage space and fitness center space totaling 5,457 square feet is included in SF Rolling.

The Market. The International Square Property is situated in the heart of the Washington, D.C. central business district (“CBD”), and is bounded by Dupont Circle to the north, the White House to the south and east and Washington Circle to the west. The International Square Property is located above Washington, D.C.’s second busiest metro station, Farragut West, and two blocks away from Washington, D.C.’s busiest metro station, Farragut North. The immediate neighborhood is comprised of nearly 33.1 million square feet of office space, over 3,500 apartment units, more than 250,000 square feet of urban retail space and 14 hotels.

According to the appraisal, rents at the International Square Property are 0.46% percent below market. Specifically with respect to office tenants, the comparable leases range in size from 2,234 to 117,000 square feet and have terms ranging from two to 15 years. The comparables exhibit a range in rents from $50.50 to $65.00 per square foot, with an average of $56.25 per square foot.

The following table presents competitive office buildings to the International Square Property:

Competitive Building Summary
Property Name/Location	Year Built/ Renovated	Stories	Net Rentable Area (SF)	Primary Tenants	Percent Leased	Average Asking Rent (Low)	Average Asking Rent (High)
2020 K, 2020 K Street NW	1974/1995	11	398,286	Gensler, AECOM, Huron Consulting	95.9%	$50.00	$59.00
Washington Square, 1050 Connecticut Ave NW	1982/2010	12	708,753	Baker & Hostetler, Regus, Mercer, American Bar Assoc.	96.8%	$56.00	$58.00
1800 M, 1800 M Street NW	1978/2013	10	585,545	Zuckerman Speader LLP, Berkeley Research Group, Civilian Appeals Board	82.4%	$53.00	$61.00
1615 L, 1615 L Street NW	1984/2004	13	417,852	Pew Research Group, Fleishman-Hilliard, Int’l Community of Bankers	99.7%	$43.00	$56.00
Franklin Center, 1099 14th Street NW	1992/Various	11	458,998	CACI, Holly Hunt, Millennium Challenge Corporation	72.0%	$50.00	$64.00
Washington Center West, 1001 G Street NW	1989/Various	12	326,000	Keller & Heckman LLP, Podesta Group, Optoro, Quik Park	75.0%	$59.00	$62.00

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

MSBAM 2016-C30	International Square

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the International Square Property:

Cash Flow Analysis
	2013	2014	2015	TTM 3/31/2016	UW	UW PSF
Base Rent	$55,013,802	$56,990,549	$55,306,107	$54,277,000	$65,219,350(1)	$56.29
Total Recoveries	$3,058,988	$4,361,855	$4,765,170	$4,131,206	$3,048,127	$2.63
Parking Income	$1,867,284	$1,630,029	$1,760,360	$1,707,163	$1,707,163	$1.47
Other Income(2)	$388,482	$355,499	$292,372	$268,131	$268,131	$0.23
Less Vacancy & Credit Loss	($130,229)	($285,297)	($145,329)	($99,022)	($3,413,374)	(5.1%)
Effective Gross Income	$60,198,327	$63,052,635	$61,978,680	$60,284,478	$66,829,397	$57.67
Total Operating Expenses	$21,309,086	$23,027,148	$24,763,705	$24,782,104	$23,946,047	$20.67
Net Operating Income	$38,889,241	$40,025,487	$37,214,975	$35,502,374	$42,883,351	$37.01
Capital Expenditures	$0	$0	$0	$0	$289,784	$0.25
TI/LC	$0	$0	$0	$0	$3,626,417	$3.13
Net Cash Flow	$38,889,241	$40,025,487	$37,214,975	$35,502,374	$38,967,149	$33.63

Occupancy %	98.0%	98.0%	93.0%	94.2%(3)	95.0%
NOI DSCR(4)	4.30x	4.43x	4.12x	3.93x	4.74x
NCF DSCR(4)	4.30x	4.43x	4.12x	3.93x	4.31x
NOI Debt Yield(4)	15.8%	16.2%	15.1%	14.4%	17.4%
NCF Debt Yield(4)	15.8%	16.2%	15.1%	14.4%	15.8%

(1)	UW Base Rent includes gross up of vacant space, rent steps through August 2017 as well as leases for the Federal Reserve Board expansion (103,196 SF).

(2)	Other Income includes work order income, overtime HVAC, sub-metered electric revenue, tenant condenser water, tenant water, license fees and other miscellaneous income.

(3)	Occupancy as of July 18, 2016.

(4)	Debt service coverage ratios and debt yields are based on the International Square Mortgage Loan and International Square Non-Serviced Pari Passu Companion Loans, and exclude the International Square Non-Serviced Subordinate Companion Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

MSBAM 2016-C30	Village at Main Street

Mortgage Loan No. 15 – Village at Main Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,800,000			Location:	Wilsonville, OR 97070
Cut-off Date Balance:	$19,800,000			General Property Type:	Retail
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Unanchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Robert G. Johnson			Year Built/Renovated:	1998/N/A
Mortgage Rate:	5.0500%			Size:	82,899 SF
Note Date:	12/17/2015			Cut-off Date Balance per SF:	$239
First Payment Date:	2/6/2016			Maturity Date Balance per SF:	$207
Maturity Date:	1/6/2026			Property Manager:	Marathon Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,652,072
Seasoning:	8 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	LO (32); DEF (81); O (7)			UW NOI Debt Yield at Maturity:	9.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.52x (IO) 1.20x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,613,989 (6/30/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,361,516 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,397,068 (12/31/2014)
Reserves				Most Recent Occupancy:	90.7% (7/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.7% (12/31/2015)
RE Tax:	$52,626	$26,313	N/A	3rd Most Recent Occupancy:	82.7% (12/31/2014)
Insurance:	$7,314	$1,784	N/A	Appraised Value (as of):	$26,400,000 (10/12/2015)
Recurring Replacements:	$0	$1,382	N/A	Cut-off Date LTV Ratio:	75.0%
TI/LC:	$200,000	$3,454	N/A	Maturity Date LTV Ratio:	65.1%
Other(1):	$749,116	$0	N/A

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,800,000	69.3%	Loan Payoff(2):	$27,446,304	96.1%
Borrower Equity:	$8,764,834	30.7%	Reserves:	$1,009,056	3.5%
			Closing Costs:	$109,474	0.4%
Total Sources:	$28,564,834	100.0%	Total Uses:	$28,564,834	100.0%

(1)	Other reserves represent a $594,287 rent reserve related to The Salon Professional Academy and a $154,829 outstanding tenant improvement and leasing commission reserve.

(2)	The prior mortgage loan secured by the Village at Main Street Property (and by certain real property adjacent to the Village at Main Street Property), which was included in the GECMC 2005-C3 securitization transaction, entered maturity default in June 2015 and was transferred to special servicing prior to the origination of the Village at Main Street Mortgage Loan in December 2015.

The Mortgage Loan. The 15th largest mortgage loan (the “Village at Main Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,800,000 and is secured by a first priority fee mortgage encumbering an unanchored retail property located in Wilsonville, Oregon (the “Village at Main Street Property”). The proceeds of the Village at Main Street Mortgage Loan were primarily used to refinance existing debt on the Village at Main Street Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Village Commercial, LLC (the “Village at Main Street Borrower”), a single-purpose Oregon limited liability company with one independent director. The loan sponsor and non-recourse carve-out guarantor is Robert G. Johnson. Robert G. Johnson is the founder and president of Marathon Acquisition & Development, Inc. (“Marathon”), the Village at Main Street Property’s original developer. Robert G. Johnson has overseen the development, construction and lease-up of approximately 5,000 apartment units and 150,000 SF of commercial space.

The Property. The Village at Main Street Property, located at 30050 Southwest Town Center Loop West in Wilsonville, Oregon, consists of 14 buildings totaling 82,899 SF leased to 22 tenants. The Village at Main Street Property was built in 1998 as the retail portion of a larger mixed-use development. The entire development consists of a multifamily component totaling 464 units (which is not collateral for the Village at Main Street Mortgage Loan) and a commercial component of 15 buildings, one building of which is not collateral for the Village at Main Street Mortgage Loan. The Village at Main Street Property is situated approximately 0.5 miles from an Interstate-5 entry and exit ramp along Wilsonville Road. Primary access to the Village at Main Street Property is provided by SW Wilsonville Road, a six-lane, east/west retail corridor through Wilsonville. The Village at Main Street Property has 379 parking spaces (which equates to 4.57 parking spaces per 1,000 SF of net rentable area). As of July 1, 2016, the Village at Main Street was 90.7% leased by a mix of national and local retailers including the YMCA, Red Robin, The Salon Professional Academy and Wells Fargo.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

MSBAM 2016-C30	Village at Main Street

The following table presents a summary regarding major tenants at the Village at Main Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
YMCA	NR/NR/NR	8,202	9.9%	$114,828	6.6%	$14.00	9/30/2017
Red Robin	NR/NR/NR	7,902	9.5%	$284,472	16.3%	$36.00	8/30/2018
The Salon Professional Academy(4)	NR/NR/NR	5,400	6.5%	$75,600	4.3%	$14.00	10/31/2020
Wells Fargo	AA-/A2/A	4,512	5.4%	$138,609	7.9%	$30.72	11/30/2019
Critter Cabana	NR/NR/NR	4,432	5.3%	$68,474	3.9%	$15.45	8/31/2018
Subtotal/Wtd. Avg.		30,448	36.7%	$681,983	39.0%	$22.40

Other Tenants		44,728	54.0%	$1,068,096	61.0%	$23.88
Vacant Space		7,723	9.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		82,899	100.0%	$1,750,079	100.0%	$23.28

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF figures exclude vacant space.

(4)	The Salon Professional Academy received an allowance of $16.65 per SF plus 36 months of abated rent (through October 2018). At origination, the Village at Main Street Borrower deposited $99,829 for outstanding landlord obligations and $594,287 for The Salon Professional Academy’s total estimated base rent and reimbursements during its entire initial base term.

The following table presents certain information relating to the lease rollover schedule at the Village at Main Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	1	3,600	$27.00	4.3%	4.3%	$97,200	5.6%	5.6%
2017	4	16,540	$22.58	20.0%	24.3%	$373,543	21.3%	26.9%
2018	6	23,620	$26.55	28.5%	52.8%	$627,035	35.8%	62.7%
2019	5	14,517	$21.01	17.5%	70.3%	$305,009	17.4%	80.2%
2020	5	15,784	$20.31	19.0%	89.3%	$320,530	18.3%	98.5%
2021	0	0	$0.00	0.0%	89.3%	$0	0.0%	98.5%
2022	1	1,115	$24.00	1.3%	90.7%	$26,761	1.5%	100.0%
2023	0	0	$0.00	0.0%	90.7%	$0	0.0%	100.0%
2024	0	0	$0.00	0.0%	90.7%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	90.7%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	90.7%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	90.7%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	90.7%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	90.7%	$0	0.0%	100.0%
Vacant	0	7,723	$0.00	9.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	22	82,899	$23.28	100.0%		$1,750,079	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	PSF figures exclude vacant space.

The Market. The Village at Main Street Property is located in Wilsonville, Clackamas County, Oregon. The Village at Main Street Property is situated in the Portland retail market. According to the appraisal, the market’s second quarter 2015 vacancy rate was 7.7%, while average asking rent was $20.86 per SF. The Village at Main Street Property is located within the Beaverton/I-5/217 Corridor submarket, which features approximately 7.7 million SF of retail space with a vacancy rate of 6.0% as of the second quarter of 2015. The Village at Main Street appraisal determined market rent for in-line pad space, building 2 space, buildings 3, 7 and 13 space, buildings 14 and 15 space, restaurant pads and bank pads to be $25.50 per SF, $21.00 per SF, $23.00 per SF, $15.00 per SF, $35.00 per SF and $30.00 per SF, respectively. The 2014 population within a one-, three- and five-mile radius of the Village at Main Street Property was 8,776, 21,781 and 60,916 people, respectively. The 2014 average household income within a one-, three- and five-mile radius of the Village at Main Street Property was $81,018, $91,385 and $94,329, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

MSBAM 2016-C30	Village at Main Street

The following table reflects the competitive retail properties with respect to the Village at Main Street Property as identified in the appraisal:

Competitive Property Summary

Property Name/Location	Year Built	Occ.	Size (SF)	Type	Rent PSF	Lease Type
Shenandoah Square 8750 SW Citizens Drive Wilsonville, OR	1990	83%	12,030	Asking Rent – In-Line	$18.00	Triple Net
Town Center Mercantile 29898 SW Town Center Loop W Wilsonville, OR	1984	96%	51,705	Asking Rent	$14.00-$22.00	Triple Net
Wilsonville Town Center 8235 SW Wilsonville Road Wilsonville, OR	1990	96%	169,429	Asking Rent – In-Line	$20.00	Triple Net
Old Town Square 30020 SW Boones Ferry Road Wilsonville, OR	2011	96%	292,946	Asking Rent – In-Line	$35.00	Triple Net
Lowrie’s Marketplace 9500 SW Wilsonville Road Wilsonville, OR	2003	100%	78,997	N/A	N/A	Triple Net
Old Town Village 30625 SW Boones Ferry Road Wilsonville, OR	1999	96%	38,211	Asking Rent	$15.00-$16.95	Triple Net
Marketplace at Town Center 19020 SW Town Center Loop E Wilsonville, OR	1986	100%	44,100	N/A	N/A	Triple Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Village at Main Street Property:

Cash Flow Analysis

	2013	2014	2015	6/30/2016 TTM	UW	UW Per SF
Base Rent	$1,477,789	$1,550,843	$1,607,196	$1,714,042	$1,897,116	$22.88
Total Recoveries	$492,504	$441,604	$444,300	$536,005	$557,065	$6.72
Other Income	$8,994	$5,146	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($147,037)	($1.77)
Effective Gross Income	$1,979,288	$1,997,592	$2,051,496	$2,250,047	$2,307,143	$27.83
Total Operating Expenses	$560,152	$600,525	$689,980	$636,058	$655,072	$7.90
Net Operating Income	$1,419,136	$1,397,068	$1,361,516	$1,613,989	$1,652,072	$19.93
Capital Expenditures	$0	$0	$0	$0	$16,580	$0.20
TI/LC	$0	$0	$0	$0	$90,860	$1.10
Net Cash Flow	$1,419,136	$1,397,068	$1,361,516	$1,613,989	$1,544,632	$18.63

Occupancy %(1)	78.5%	82.7%	94.7%	90.7%	94.0%
NOI DSCR	1.11x	1.09x	1.06x	1.26x	1.29x
NOI DSCR (IO)	1.40x	1.38x	1.34x	1.59x	1.63x
NCF DSCR	1.11x	1.09x	1.06x	1.26x	1.20x
NCF DSCR (IO)	1.40x	1.38x	1.34x	1.59x	1.52x
NOI Debt Yield	7.2%	7.1%	6.9%	8.2%	8.3%
NCF Debt Yield	7.2%	7.1%	6.9%	8.2%	7.8%

(1)	Occupancy % for 2013, 2014 and 2015 represents physical occupancy as of December 31 of each respective year. TTM Occupancy % equates to physical occupancy as of July 1, 2016. UW Occupancy % is based on economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

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